UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
(RULE 14a-101)
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Proxy Statement
National Instruments Corporation | 2022 Annual Meeting of Stockholders

Letter to our Stockholders from
our Board Chair and our Chief Executive Officer and President
March 28, 2022
Dear Fellow Stockholders,
On behalf of our Board of Directors (the “Board”) and management team of National Instruments Corporation (the “Company” or “NI”), we are pleased to invite you to attend our virtual 2022 Annual Meeting of Stockholders (the “Annual Meeting”) on May 10, 2022, at 9:00 a.m., Central Daylight Time. A notice of the meeting and our 2022 Proxy Statement containing important information about the matters to be voted upon and instructions on how you can vote your shares follow this letter.
This year we are offering a virtual stockholder meeting through which you can view the Annual Meeting, submit questions and vote online. We will also provide a live webcast of the Annual Meeting at www.virtualshareholdermeeting.com/NATI2022. A webcast, slides, and audio of the entire Annual Meeting will be available on the Investor Relations page of our Company website within a few days of the meeting and will remain available for one year from the date of the meeting. We hope this will enable those who cannot attend the virtual meeting in real-time to hear NI’s executives discuss our plans. In addition, we make available at our Investor Relations website a variety of information for investors. Our goal is to maintain the Company Investor Relations page as a portal through which investors can easily find or navigate to pertinent information about us.
Your vote is important to us. Whether or not you attend the Annual Meeting, it is important that your shares be represented and voted at the meeting. Therefore, we urge you to promptly vote and submit your proxy via the internet, by phone, or by signing, dating, and returning the enclosed proxy card in the enclosed envelope. If you attend the Annual Meeting, you can vote at the meeting (electronically), even if you have previously submitted your proxy.
On behalf of the Board, we would like to express our appreciation for your continued investment in NI. We look forward to greeting as many of you as possible.
Sincerely,

Michael E. McGrath Board Chair	Eric H. Starkloff CEO and President

Notice of 2022 Annual

Meeting of Stockholders
Meeting Information Date & Time Tuesday, May 10, 2022 9:00 a.m., CDT Location Via live webcast by visiting the following website: www.virtualshareholdermeeting.com/NATI2022 Record Date March 14, 2022
How to Vote
Your vote is important! Please vote your shares at the meeting (electronically) or in one of the following ways:
By Internet	By Phone	By Mail	By Mobile Device
Visit the website listed in your notice of internet availability of proxy materials or your proxy or voting instruction form	Call the toll-free voting number in your voting materials	Mail your completed and signed proxy or voting instruction form	Scan the QR Barcode on your voting materials
Items of Business
1	Elect the director nominees named in our proxy statement for a term of three years.
2	Increase the number of shares reserved under the National Instruments Corporation 1994 Employee Stock Purchase Plan by 3,000,000 shares.
3	Approve the National Instruments Corporation 2022 Equity Incentive Plan.
4	Approve, on an advisory (non-binding) basis, National Instruments Corporation's executive compensation program.
5	Ratify the appointment of Ernst & Young LLP as the National Instruments Corporation’s independent registered public accounting firm for 2022.
6	Consider any other business properly brought before the meeting.
By Order of our Board of Directors,

R. Eddie Dixon, Jr.
Chief Legal Officer, Senior Vice President & Secretary
March 28, 2022

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Stockholders to be Held on May 10, 2022: National Instruments Corporation’s 2022 Proxy Statement and Annual Report to Stockholders for the year ended December 31, 2021 are available at:
www.virtualshareholdermeeting.com/NATI2022

This Notice and the accompanying Proxy Statement, 2021 Annual Report, and Proxy Card or voting instruction form were first made available to stockholders beginning on March 28, 2022. You may vote if you owned shares of our common stock at the close of business on March 14, 2022, the record date for notice of and voting at our Annual Meeting.

INTRODUCTION
This Proxy Statement contains the information that a stockholder should know before voting on the proposals described in the Notice. This introduction highlights certain information contained in this Proxy Statement as well as other relevant information. You should read the entire Proxy Statement carefully before voting.
Our Business
NI started over 40 years ago on an idea of connecting engineers through software. Our founders created technology to connect instruments to computers in order to accelerate the testing and measurement of innovative technology, and this was the seed of a philosophy of accelerating innovation that continues to be a driving force of our culture, our business, and our operations today. We strive to enable customers around the world to do their most ambitious work while meeting fast-moving market demands. We provide the integration of modular hardware and open, flexible software systems, to consistently support organizations’ evolving test and measurement needs. Our hope is that in 100 years’ time, future generations will continue to benefit from the results of the innovation we make possible today.
We are continuing to experience strong demand from our customers across the geographic regions and end markets that we serve, with the value of total orders during 2021 increasing by approximately 24% compared to the same period in 2020. Although the strength and duration of the recent trends will vary by region and offering, we remain optimistic about opportunities for additional revenue growth expected in 2022. We expect our customers will continue to make investments in emerging technologies related to 5G/mmWave, vehicle electrification, ADAS and new space innovation. While we expect to continue to experience some challenges related to supply chain constraints as the global supply chain continues to adjust to the significant increases in demand, we are optimistic about our ability to maintain competitive lead times while continuing to maintain higher backlog levels as part of our strategic focus on application-specific system offerings through 2022 and beyond.
Our Strategy
Our overarching goal, which we call our core strategic vision, is to be the leader in software-connected automated test and automated measurement systems. This vision provides a framework to help us achieve our financial goals of accelerated growth and enhanced profitability by:
•	Delivering value that gives our customers a competitive advantage;
•	Providing a differentiated software-defined platform for automated test and automated measurement systems;
•	Focusing on industry-specific applications that benefit from our platform's disruptive capabilities;
•	Enhancing our system-level offerings to more fully meet customers' enterprise-wide challenges; and
•	Aligning resources to the critical needs of our growth strategy to drive efficiency in our cost structure.
In pursuing our vision, we have empowered our team to be deliberate about the market opportunities we pursue to accelerate growth by targeting the applications where we believe our systems can provide significant value to our customers. We believe our long-term track record for innovation and our differentiation in the market helps support the success of our customers, employees, community, and stockholders.
Our philosophy of putting the needs of our customers first and elevating the impact of their creativity and innovation is at the heart of how we do business. We utilize our expertise to partner with talented engineers and enterprises around the world to push the limits of innovation. We believe it is a combination of our people, technology and data that make a difference in helping our customers reach speed, scale and efficiency across the product development cycle.
Business Evolution
Our business has undergone a transformation to improve performance, enhance customers engagements, and align investments to high growth opportunities. To achieve this level of change requires clear focus and strong leadership. We will remain focused on accelerating our strategy for sustainable long-term growth, executing on our business goals, winning in our markets, and delivering increased value to all stakeholders.
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Company Culture: Core Values and Corporate Identity
2021 represented an inflection point of performance for NI. We continued to deliver on our commitment to accelerate growth and improve profitability. Our strong financial performance is a direct result of strategic changes made over the last several years. Our executive and management teams have endeavored to provide our employees with a clear understanding of why changes are being implemented and how they align to our corporate strategy. We believe the transparency of our strategy has enabled our employees to better understand how their role can make an impact toward achievement of our long-term financial targets.
We place a high degree of emphasis on employee engagement globally and believe that job satisfaction, clear career paths, and the difference our employees can make to our customers and society through engineering ambitiously will lead to a high performing global workforce. Our employee engagement scores have increased over the last three years while organizational change was at its highest. Successful retention of our talent is a key measure of our sustainability as an organization and thus a strategic focus for our executive leadership team.
In connection with the organizational changes we have made, we also redefined our purpose and our core values:
•	Be Bold
•	Be Kind
•	Be Connectors
Bold in our decisions and to challenge the status quo; Kind and candid in our interactions while promoting belonging, inclusion and constant respect for all people; and Connectors of people, ideas and technology.
We believe these values represent the strong culture of NI and how we want to be seen both internally at NI and externally with all our stakeholders. These are the values that we assess in both recruiting and retainment.
Value for all our Stakeholders
We are focused on creating long-term value for all of our stakeholders. Our ability to accelerate growth and generate profit delivers value to our customers, employees, stockholders, and community. Customers benefit from our continued investment in our technology and the expertise to support their success and technology needs. Employees benefit through the creation of opportunities for personal career growth and development. Stockholders benefit from receiving a solid return on the investment they make in us. Our success benefits our community of developers that build on our technology as well as the communities where we live, work, and give back.

# Long-Term Commitment for All Our Stakeholders

Customers
Employees
Stockholders
Community

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Corporate Impact
We believe businesses of all kinds should be a leading force for good. At NI, that means driving change through our people, our technology, and our actions. This is the right thing to do and is vital to our long-term stability. We are part of diverse, interconnected systems — our company, our communities and our planet — that must work together to survive and thrive. Keeping these systems healthy is critical to fulfilling the promise of NI’s 100-year plan: to deliver consistent, lasting value for all our stakeholders across time.
To this end, we spent 2020 interviewing our stakeholders — including NI stockholders, leaders, employees, suppliers, partners, and customers — to inform the development of our 2030 Corporate Impact Strategy (launched in February 2021). Equipped with these insights and a better understanding of the most material issues we face, we created a strategic framework that outlines our goals and commitments for making a measurable difference over the next decade. It builds on our deep-rooted culture of giving back and focuses on three core ideas: changing the face of engineering, building a more equitable and thriving society, and engineering a healthier planet. Details of our Corporate Impact Strategy can be found on our website at www.ni.com/en-us/about-ni/corporate-impact.html. For the steps that we have taken with respect to governance, please see “Corporate Governance” section in this introduction below.
The oversight, management, and implementation of Environment, Social and Governance (“ESG”) programs and initiatives are structured to ensure these efforts are truly cross-functional and collaborative. The Board oversees ESG matters through its governance, audit and compensation committees. The executive leadership team (“ELT”) generally implements these programs through the Diversity Equity and Inclusion and Belonging (“DEIB”) Executive Council, Executive Impact Council, and the management leaders and related working groups noted below.

INVESTOR ENGAGEMENT PROGRAM
In recent years we have actively solicited the perspectives of many of our stockholders to help identify focus areas and priorities for the coming year. For example, outreach efforts in the fourth quarter of 2021 included requesting calls with our top 20 institutional stockholders. The discussions held with those who accepted our invitation were directed primarily toward the resiliency of our business, importance of our culture and executive compensation. Topics of discussion included, among others: (i) clarity of our growth strategy with focus on software and fast-growing megatrends like 5G, autonomous and electric vehicles, and new technology for space innovation; (ii) elevation and progress of diversity initiatives since 2020; (iii) launch of our first Corporate Impact metrics report and (iv) our continued focus on environmental initiatives.
Each year the constructive and candid feedback we receive during these investor meetings helps inform our priorities, assess our progress, and enhance our corporate governance practices and disclosures.
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CORPORATE GOVERNANCE
In prior years, we have taken action to enhance our governance practices in response to stockholder feedback. The following are some of the steps that we have taken in order to address issues our stockholders and other members of the investment community have identified as priorities.

We will continue to consider other actions we should take in response to our stockholder feedback and will continue to enhance our stockholder engagement program in order to consistently engage with, listen to, and learn from our stockholders.
Qualifications and Experience of Directors
In considering each of our directors, the Board and the Nomination & Governance Committee has evaluated a potential director’s background, qualifications, attributes and relevant skills. The Board and the Nomination & Governance Committee have considered those nomination criteria described below, as well as the value of the relationships directors have formed while working together on the Board and the deep knowledge of NI they have developed as a result of such service. The Board and the Nomination & Governance Committee also evaluated each of the director’s contributions to the Board and role in the operation of the Board as a whole.
We believe our director nominees bring a well-rounded variety of experiences, qualifications, attributes and relevant skills, and represent a balance of experience with NI and a fresh perspective. The table below summarizes some of the experience, qualifications, attributes and skills of our directors. This high-level summary is not intended to be an exhaustive list of our directors’ skills or contributions to the Board, but an identification of special expertise or prominence that a particular director may bring to the Board as a whole. Further information on each director, including his or her specific experience, qualifications, attributes and skills, is set forth in the biographies on pages 5 to 9 of this Proxy Statement.
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Our Directors’ Skills and Diverse Qualifications

SKILL	TOTAL OF 8 DIRECTORS
Board Leadership Current or prior service on other public company boards	7
Environmental & Social Experience with corporate environmental or social issues	5
Executive Leadership Experience and oversight in corporate executive leadership	8
Finance Experience overseeing or assessing the performance of companies or public accountants with respect to the preparation, auditing or evaluation of financial statements	6
Industry Knowledge Experience in test and measurement industry and/or the industries served by NI	8
Innovation & Technology Managing technological change and driving technological innovation	8
Operations Experience in overseeing complex business operations such as product development, sales management or marketing	8
Strategy Business experience setting long-term corporate vision or direction, developing desirable products or customer segments, assessing geographies in which to operate, or evaluating competitive positioning	8

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In addition, the Nomination & Governance Committee and the Board consider diversity in the characteristics of director candidates, including each candidate’s unique background, with the goal of enhancing the Board’s ability to effectively perform its oversight function.
Board Diversity Matrix (as of March 14, 2022)

Our Board is divided into three classes, with the terms of the Class I directors expiring this year. The Board and the Nomination & Governance Committee has nominated Mr. James E. Cashman, III, Mr. Liam K. Griffin, and Mr. Eric H. Starkloff for election at the Annual Meeting to serve for a term of three years.
James E. Cashman, III Independent	Liam K. Griffin Independent	Eric H. Starkloff President and CEO
Former Board Chairman of ANSYS, Inc; Former President and Chief Executive Officer of ANSYS, Inc.	President, Chief Executive Officer and Chairman of the board of directors of Skyworks Solutions, Inc.

Age: 68 Director Since: 2019 Committees: Audit, Nomination & Governance (Chair) Other Public Boards: 1	Age: 55 Director Since: 2019 Committees: Compensation, Nomination & Governance Other Public Boards: 1	Age: 47 Director Since: 2020 Committees: None Other Public Boards: 0
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PROXY STATEMENT

NATIONAL INSTRUMENTS CORPORATION
PROXY STATEMENT
INFORMATION CONCERNING SOLICITATION AND VOTING
General
The Board of Directors (the “Board”) of National Instruments Corporation, a Delaware corporation (“NI” or the “Company”), has made proxy materials available to you on the internet or, upon your request, has delivered printed versions of proxy materials to you by mail, in connection with the Board’s solicitation of proxies for use at NI’s 2022 Annual Meeting of Stockholders (the “Annual Meeting”) to be held on May 10, 2022, at 9:00 AM, Central Daylight Time, or at any adjournments or postponements thereof, for the purposes set forth in this Proxy Statement and in the accompanying Notice of Annual Meeting of Stockholders. The Annual Meeting will be held virtually via live webcast at www.virtualshareholdermeeting.com/NATI2022.
Under rules adopted by the U.S. Securities and Exchange Commission (the “SEC”), NI is furnishing proxy materials to NI’s stockholders on the internet, rather than mailing printed copies of those materials to each stockholder. If you received a Notice of Internet Availability of Proxy Materials by mail, you will not receive a printed copy of the proxy materials unless you request one. Instead, the Notice of Internet Availability of Proxy Materials will instruct you as to how you may access and review the proxy materials on the internet. If you received a Notice of Internet Availability of Proxy Materials by mail and would like to receive a printed copy of our proxy materials, please follow the instructions included in the Notice of Internet Availability of Proxy Materials. We anticipate that the Notice of Internet Availability of Proxy Materials will be mailed to stockholders on or about March 28, 2022.
NI's corporate offices are located at 11500 North Mopac Expressway, Austin, Texas 78759. NI’s general corporate telephone number is (512) 683-0100.
Householding of Annual Meeting Materials
Some brokers and other nominee record holders may be participating in the practice of “householding” notices of internet availability of proxy materials, proxy statements and annual reports. This means that, unless NI has received instructions to the contrary, only one copy of the Notice of Internet Availability of Proxy Materials may have been sent to multiple stockholders living in the same household. We will promptly deliver a separate copy of the Notice of Internet Availability of Proxy Materials and, as applicable, any additional proxy materials to any stockholder who contacts our investor relations department at 11500 North Mopac Expressway, Austin, Texas 78759, (512) 683-5215, requesting such copies. If stockholders living in the same household are receiving multiple copies of the Notice of Internet Availability of Proxy Materials or the printed versions of such other proxy materials and would like to receive a single copy of these documents in the future, the stockholders should contact their broker, other nominee record holder, or our investor relations department to request mailing of a single copy of any of these documents.
Record Date; Outstanding Shares
Stockholders of record at the close of business on March 14, 2022 (the “Record Date”) are entitled to receive notice of and vote at the Annual Meeting. On the Record Date, 132,038,488 shares of NI’s common stock, $0.01 par value, were issued and outstanding.
Voting and Solicitation
Every stockholder of record on the Record Date is entitled, for each share held, to one vote on each proposal that comes before the Annual Meeting. In the election of directors in Proposal One, each stockholder will be entitled to vote for three nominees and the three nominees with the greatest number of votes will be elected. However, pursuant to the terms of our Corporate Governance Guidelines, any nominee for director in an uncontested election who receives a greater number of “withhold” votes than votes “for” such election shall promptly tender his or her resignation following certification of the stockholder vote. See “Proposal One: Election of Directors—Vote Required; Recommendation of the Board of Directors” for additional information on these guidelines.
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The affirmative vote of the holders of a majority of the shares of common stock of the Company issued and outstanding and entitled to vote as of the Record Date will be required to approve Proposal Two. The affirmative vote of a majority of the shares of NI common stock that are present at the meeting (electronically) or by proxy, and entitled to vote, will be required to approve Proposals Three, Four and Five.
Whether you hold shares directly as the stockholder of record or beneficially in street name, you may vote on the internet, by telephone or, if you received a paper copy of the proxy materials, by completing, signing and mailing the proxy card enclosed therewith in the postage-prepaid envelope provided for that purpose. Voting over the internet, by telephone or by written proxy will ensure your representation at the Annual Meeting, if you do not attend and vote via live webcast. For specific instructions on how to vote your shares, please review the instructions on the Notice of Internet Availability of Proxy Materials you received in the mail or the proxy card if you received a paper copy of the proxy materials.
The cost of this solicitation will be borne by NI. NI may reimburse expenses incurred by brokerage firms and other persons representing beneficial owners of shares in forwarding solicitation materials to beneficial owners. Proxies may be solicited by certain of NI’s directors, officers and other employees, without additional compensation, personally, by telephone or by email.
Treatment of Abstentions and Broker Non-Votes
Abstentions
Abstentions will be counted for purposes of determining (i) the presence or absence of a quorum for the transaction of business and (ii) for purposes of determining the number of outstanding shares entitled to vote and voted, at the meeting (electronically) or by proxy. Thus, abstentions will have the same effect as a vote against Proposals Two, Three, Four and Five. There is no voting option to abstain with respect to Proposal One.
Broker Non-Votes
A broker will vote your shares only if the proposal is a matter on which your broker has discretion to vote (such as the ratification of our independent registered public accounting firm in Proposal Five), or if you provide instructions on how to vote by following the instructions provided to you by your broker.
So long as a broker has discretion to vote on at least one item presented at the meeting, broker non-votes will be counted for purposes of determining the presence or absence of a quorum for the transaction of business. On other proposals for which the broker has expressly not voted, broker non-votes will not be counted: (i) as votes cast with respect to Proposal One, or (ii) for purposes of determining the number of outstanding shares entitled to vote, that are present at the meeting (electronically) or by proxy, with respect to Proposal Two, Three or Four. Accordingly, broker nonvotes will have no effect on the outcome of the voting on Proposal One, Two, Three or Four. There will be no broker non-votes with respect to Proposal Five.
Tabulation and Reporting of Voting Results
Final voting results will be tallied by the inspector of election after the taking of the vote at the Annual Meeting. NI will publish the final voting results in a Current Report on Form 8-K filed with the SEC within four business days following the Annual Meeting.
Revocability of Proxies
Proxies given pursuant to this solicitation may be revoked at any time before they have been used. You may change or revoke your proxy by entering a new vote by internet or by telephone or by delivering a written notice of revocation to the Secretary of NI or by completing a new proxy card bearing a later date (which automatically revokes the earlier proxy instructions). Attendance at the Annual Meeting will not cause your previously granted proxy to be revoked unless you vote at the Annual Meeting.
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DEADLINE FOR RECEIPT OF STOCKHOLDER PROPOSALS
Stockholders of NI may submit proper proposals for inclusion in our proxy statement and for consideration at the annual meeting of stockholders to be held in 2023 by submitting their proposals in writing to the Secretary of NI in a timely manner. In order to be considered for inclusion in NI’s proxy materials for the annual meeting of stockholders to be held in 2023, stockholder proposals must be received by the Secretary of NI no later than November 28, 2022 and must otherwise comply with the requirements of Rule 14a-8 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).
Under NI’s amended bylaws (the “Bylaws”), a stockholder (or a group of not more than 20 stockholders) that has held at least 3% of NI’s outstanding common stock continuously for at least three years, may nominate and include in our proxy materials for our 2023 annual meeting, director nominees constituting up to the greater of (i) 20% of the number of directors serving on the Board as of November 28, 2022 and (ii) two directors, provided that such nominees do not exceed half of the directors to be elected at an annual meeting and that the requirements set forth in the Bylaws are satisfied. To utilize such “proxy access” nomination process, among other things, the electing stockholder(s) and proposed nominee(s) must comply with the detailed requirements set forth in the Bylaws, including the provision of the proposing stockholder information, various other required information, representations, undertakings, agreements and other requirements as set forth in the Bylaws and as required by law. One such requirement is that the nomination(s) must be received in a timely manner between 120 days and 150 days prior to the first anniversary of the date our proxy statement was first sent to stockholders in connection with the last annual meeting, which for our proxy materials for the 2023 annual meeting would be no earlier than October 29, 2022 and no later than November 28, 2022.
The Bylaws establish an advance notice procedure with regard to business to be brought before an annual meeting, including stockholder proposals not included in NI’s proxy statement. Except as provided above, for director nominations or other business to be properly brought before NI’s 2023 annual meeting by a stockholder, such stockholder must deliver written notice to the Secretary of NI at NI’s principal executive office no later than January 27, 2023 and no earlier than December 28, 2022. If the date of NI’s 2023 annual meeting is advanced or delayed by more than 30 calendar days from the first anniversary date of this Annual Meeting, a stockholder’s notice of a proposal will be timely if it is received by NI by the close of business on the later of (i) the 90th day prior to the 2023 annual meeting and (ii) the 10th day following the day NI first publicly announces the date of the 2023 annual meeting.
The proxy grants the proxy holders discretionary authority to vote on any matter raised at an annual meeting of stockholders. If a stockholder fails to comply with the foregoing notice provisions, proxy holders will be allowed to use their discretionary voting authority on such matter should the stockholder proposal come before the 2023 annual meeting.
The description of certain provisions of the Bylaws above is intended as a summary and is qualified in its entirety by reference to the relevant Bylaw provisions regarding the requirements for making stockholder proposals and nominating director candidates. A copy of the full text of the Bylaw provisions governing the notice requirements set forth above may be obtained by writing to the Secretary of NI. All notices of proposals and director nominations by stockholders should be sent to National Instruments Corporation, 11500 North Mopac Expressway, Building C, Austin, Texas 78759, Attention: Secretary.
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PROPOSAL ONE: ELECTION OF DIRECTORS
General
NI’s Board is divided into three classes, with the term of the office of one class expiring each year. The authorized number of directors which constitutes the entire Board is currently eight, with three directors in Class I, two directors in Class II, and three directors in Class III. The authorized number of directors on our Board was reduced from nine members to eight members during 2021, after Mr. Charles J. Roesslein’s retirement.
The terms of office of our Class I directors will expire at the Annual Meeting and include Mr. James E. Cashman, III, Mr. Liam K. Griffin, and Mr. Eric H. Starkloff. Our Board has nominated Mr. James E. Cashman, III, Mr. Liam K. Griffin, and Mr. Eric H. Starkloff for election at the Annual Meeting as Class I directors to serve for a term of three years.
The terms of office of Class II directors Mr. Michael E. McGrath and Mr. Alexander M. Davern will expire at the 2023 annual meeting and the terms of office of Class III directors Ms. Gayla J. Delly, Dr. Gerhard P. Fettweis, and Ms. Duy-Loan T. Le will expire at the 2024 annual meeting.
Under the listing requirements of the Nasdaq Stock Market (“Nasdaq”), a majority of the Board must be comprised of independent directors. The Board has determined that each of Mr. Cashman, Ms. Delly, Dr. Fettweis, Mr. Griffin, Ms. Le, and Mr. McGrath is (and, prior to his retirement in May 2021, Mr. Roesslein was) independent under applicable Nasdaq listing standards and Rule 10A-3 of the Exchange Act.
Vote Required; Recommendation of the Board of Directors
Directors shall be elected by a plurality of the votes. Each stockholder will be entitled to vote for three nominees and the three nominees receiving the greatest number of affirmative votes of the shares present at the meeting (electronically) or represented by proxy at the Annual Meeting, and entitled to vote in the election of directors, shall be elected to the Board. Votes withheld from any director are counted for purposes of determining the presence or absence of a quorum. Cumulative voting is not permitted by NI’s Certificate of Incorporation.
Pursuant to NI’s Corporate Governance Guidelines, any nominee for director in an uncontested election (i.e., an election where the only nominees are those recommended by the Board) who receives a greater number of “withhold” votes from his or her election than votes “for” such election, shall promptly tender his or her resignation following certification of the stockholder vote. In such event, the Nomination & Governance Committee will promptly consider the tendered resignation and will recommend to the Board whether to accept the tendered resignation or to take some other action, such as rejecting the tendered resignation and addressing the apparent underlying causes of the “withhold” votes. In making this recommendation, the Nomination & Governance Committee will consider all factors deemed relevant by its members including, without limitation, the underlying reasons why stockholders withheld votes for election from such director (if ascertainable), the length of service and qualifications of the director whose resignation has been tendered, the director’s contributions to NI, whether by accepting such resignation NI will no longer be in compliance with any applicable law, rule, regulation or governing document, and whether or not accepting the resignation is in the best interests of NI and its stockholders.
The Board will act on the Nomination & Governance Committee’s recommendation no later than 90 days following its receipt of such recommendation. In considering the Nomination & Governance Committee’s recommendation, the Board will consider the factors considered by the Nomination & Governance Committee and such additional information and factors the Board believes to be relevant.
Unless otherwise instructed, the proxy holders will vote the proxies received by them for NI’s nominees named below. If any nominee of NI is unable or declines to serve as a director at the time of the Annual Meeting, the proxies will be voted for any nominee who is designated by the present Board to fill the vacancy. It is not currently expected that any nominee will be unable or will decline to serve as a director.
The Board of Directors unanimously recommends a vote “FOR” the nominees listed below.
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Nominees for Election at the Annual Meeting
The Nomination & Governance Committee, consisting solely of independent directors as determined under applicable Nasdaq listing standards, recommended the three individuals set forth in the table below for nomination by our full Board. Based on such recommendation, our Board nominated such directors for election at the Annual Meeting. The Board has determined that Mr. James E. Cashman, III and Mr. Liam K. Griffin are each independent under applicable Nasdaq listing standards and Rule 10A-3 of the Exchange Act. The following sets forth information concerning the nominees for election as directors at the Annual Meeting, including information as to each nominee’s age as of the Record Date, current principal occupation and business experience.
James E. Cashman, III, 68 - Director since March 2019; Former Board Chairman of ANSYS, Inc; Former President and Chief Executive Officer of ANSYS, Inc.

Business Experience: Mr. Cashman was Chairman from January 2017 through April 2019 of ANSYS Inc., an engineering simulation software company. Prior to becoming Chairman of ANSYS, Mr. Cashman was the Chief Executive Officer and a director of ANSYS from February 2000 through December 2016. Prior to his general management role with ANSYS, Mr. Cashman served as Senior Vice President of Operations of ANSYS from September 1997 to April 1999. He also served from 1995 to 1997, as Vice President of Marketing and International Operations at PAR Technology Corporation, a computer software and hardware company, and from 1992 to 1994, he was Vice President of Product Development and Marketing at Metaphase Technology, Inc., a product data management company, which was a joint venture of Structural Dynamics Research Corporation and Control Data Systems. From 1976 to 1992, he worked in various sales and technical positions at Structural Dynamics Research Corporation, a computer-aided design company. Mr. Cashman holds a bachelor’s degree in Mechanical Engineering and a master’s degree in Business Administration, both from the University of Cincinnati. Mr. Cashman is the Chairman of the board of directors of Certara, Inc., a publicly traded company, and is a member of its Compensation and Nominating and Corporate Governance Committees.

The Board concluded that Mr. Cashman should serve as a director because he brings a wealth of experience in the areas of technical, financial, operations and sales management and has been key to the success of numerous computer-aided design, product data management, transaction processing, and computer-aided engineering companies. In each role, Mr. Cashman has focused on developing clarity-of-vision and giving appropriate guidance to provide strong leadership. He serves as a member of our Audit Committee and Chair of our Nomination & Governance Committee.

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Liam K. Griffin, 55 - Director since March 2019; President, Chief Executive Officer, and Chairman of Skyworks Solutions, Inc.

Business Experience: Mr. Griffin is the President, Chief Executive Officer and Chairman of the board of directors of Skyworks Solutions, Inc. (“Skyworks”). Prior to his appointment as Chairman and Chief Executive Officer of Skyworks in May 2021 and May 2016, respectively, he had served as director and President of Skyworks since May 2016 and May 2014, respectively. Mr. Griffin also served in the following positions at Skyworks: from November 2012 to May 2014, as Executive Vice President and Corporate General Manager; from May 2011 to November 2012, as Executive Vice President, High Performance Analog; and from August 2001 to May 2011, as Senior Vice President of Sales and Marketing. He also served from 1995 to 2001 as Vice President of North American Sales and then Vice President of Worldwide Sales at Vectron International, a division of Dover Corporation. Prior to that, Mr. Griffin was a Marketing Manager at AT&T Microelectronics, Inc. and a Product and Process Engineer at AT&T Network Systems. Mr. Griffin holds a bachelor’s degree in Mechanical Engineering from the University of Massachusetts-Amherst and a master’s degree in Business Administration from Boston University. He previously served as a director of Vicor Corporation, a publicly traded company, from 2009 to 2019.

The Board concluded that Mr. Griffin should serve as a director because of his breadth of leadership experience and in-depth understanding of the semiconductor industry and its competitive landscape gained through serving in several different executive positions at Skyworks over the past 15 years. His service as a director for Vicor Corporation gives Mr. Griffin added perspective as to the challenges confronting public technology companies. In considering the independence of Mr. Griffin, it was noted that Mr. Griffin is Chief Executive Officer, President and a director of Skyworks and that NI has a commercial relationship with Skyworks and, for the year ended December 31, 2021, had transactions with Skyworks totaling approximately $1,516,081 in the ordinary course of business. Given the relative size of the businesses of NI and Skyworks, it was determined that such relationship was not a “material interest” under applicable SEC and Nasdaq regulations. He serves as a member of our Compensation Committee and a member of our Nomination & Governance Committee.

Eric H. Starkloff, 47 - Director since February 2020; President and Chief Executive Officer of NI.

Business Experience: Mr. Starkloff joined NI in July 1997 and has served as President and Chief Executive Officer since February 2020. Previously, Mr. Starkloff served as President and Chief Operating Officer from October 2018 to February 2020. He has also served as Executive Vice President, Global Sales and Marketing from February 2014 to October 2018; Senior Vice President of Marketing from April 2013 to January 2014; Vice President of Marketing from November 2010 to March 2013; and Vice President of Product Marketing from October 2008 to October 2010. During his tenure at NI, Mr. Starkloff has also held the positions of Director of Product Marketing; Product Marketing Manager; and Applications Engineer. Mr. Starkloff received his bachelor’s degree in Electrical Engineering from the University of Virginia.

The Board concluded that Mr. Starkloff should serve as a director because he is NI’s President and Chief Executive Officer and has held other positions with NI for over 24 years. In these roles, Mr. Starkloff has gained extensive knowledge of NI’s business, financial and operations matters, and the Board believes that Mr. Starkloff is well suited to help define and execute NI’s corporate strategy.

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INCUMBENT DIRECTORS WHOSE TERMS OF OFFICE
CONTINUE AFTER THE ANNUAL MEETING
The following sets forth information concerning the other directors whose terms of office continue after the Annual Meeting, including information as to each director’s age as of the Record Date, current principal occupation and business experience.
Michael E. McGrath, 72 - Director since May 2014; Former Chief Executive Officer of i2 Technologies and Pittiglio Rabin Todd & McGrath, Business Strategy Consultant.

Business Experience: Mr. McGrath is an experienced executive, director, entrepreneur and author. His areas of expertise include strategy, product development, decision-making techniques, supply chain, and autonomous vehicles. He served as a director of i2 Technologies, a public company and supply chain management and software services vendor, from September 2004 to May 2008, and as its CEO and President from February 2005 to July 2007. He served on the board of directors of Entrust, Inc., a public company, from February 2007, and as Chairman of the Board starting in November 2008, until the company was sold in July 2009. He served as executive chairman of the board of The Thomas Group, a public company, from February 2008 to March 2012, and as acting CEO for a period of time. The Thomas Group filed for bankruptcy protection in March 2012. He also served on the board of Sensable Technologies from 2000 until 2009 and served on the board of Revolution Analytics from 2014 until 2015. He was a founder and the Chief Executive Officer of Pittiglio Rabin Todd & McGrath, a global management consulting firm, for 28 years, retiring from the firm in July 2004. Mr. McGrath is the author of Autonomous Vehicles: Opportunities, Strategies, and Disruptions; Product Strategy for High-Technology Companies; Business Decisions! and other books. Mr. McGrath received his bachelor’s degree in Computer Science from Boston College, and his master’s degree in Business Administration from Harvard Business School.

The Board concluded that Mr. McGrath should serve as a director because he has an extensive background in product development strategy, strategic product marketing, and software services. Having served as CEO of i2 Technologies, a vendor of supply chain management software, he has knowledge of software systems, experience selling into corporate opportunities, and experience developing large accounts. In particular, he has experience with management functions including software marketing and sales force management activities, and software development. He is an experienced consultant and author with knowledge of cloud computing and smartmobile applications, which are relevant for NI’s business. Mr. McGrath currently serves as our Chair of the Board as well as a member of our Audit Committee and a member of our Nomination & Governance Committee.

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Alexander M. Davern, 55 - Director since January 2017; Former Chief Executive Officer of NI.

Business Experience: Mr. Davern joined NI in February 1994 and served as Chief Executive Officer from January 2017 to January 2020 and as Strategic Advisor from January 2020 to May 2020. He previously served as President from January 2017 to October 2018. He served as Chief Operating Officer, Executive Vice President, Chief Financial Officer and Treasurer from October 2010 to December 2016. Mr. Davern also served as NI’s Chief Financial Officer, Senior Vice President, IT and Manufacturing Operations and Treasurer from December 2002 to October 2010; as Chief Financial Officer and Treasurer from December 1997 to December 2002; as Acting Chief Financial Officer and Treasurer from July 1997 to December 1997; and previously as Corporate Controller and International Controller. Prior to joining NI, Mr. Davern worked both in Europe and in the United States for the international accounting firm of Price Waterhouse, LLP. Mr. Davern received his bachelor’s degree in Commerce and a diploma in professional accounting from University College in Dublin, Ireland. Mr. Davern is a director of Cirrus Logic, Inc., a US publicly traded company, and is chair of its Audit Committee. Mr. Davern is also a Director of FARO Technologies, Inc., a US publicly traded company and is Chairman of ESI-Group, a French Public Company.

The Board concluded that Mr. Davern should serve as a director because of his former role as NI’s Chief Executive Officer and because he has held other executive officer positions with NI for over 20 years. In these roles, Mr. Davern has gained extensive knowledge of NI’s business, financial and operations matters, and the Board believes that Mr. Davern is well suited to help define and execute NI’s corporate strategy. Mr. Davern has strong expertise in governance matters.

Gayla J. Delly, 62 - Director since March 2020; Former Chief Executive Officer of Benchmark Electronics, Inc.

Business Experience: Ms. Delly served as Chief Executive Officer of Benchmark Electronics Inc. (“Benchmark”), a company that provides contract manufacturing, design, engineering, test and distribution services to manufacturers of computers, medical devices, telecommunications equipment and industrial control and test instruments from January 2012 to September 2016 and served on the board of directors of Benchmark from 2011 to September 2016. At Benchmark, she previously served as President from 2006 to December 2011, Executive Vice President and Chief Financial Officer from 2001 to 2006, and as Corporate Controller and Treasurer from 1995 to 2001. Ms. Delly is a certified public accountant and was a senior audit manager at KPMG before joining Benchmark. Ms. Delly serves as an independent director of Broadcom Inc., a public company, and is a member of its Audit Committee and Nominating and Corporate Governance Committee. Since January 2008, Ms. Delly has served as an independent director of Flowserve Corporation, a public company, and serves as a member of its Organization and Compensation Committee and its Corporate Governance & Nominating Committee. Ms. Delly served as chair of Flowserve’s audit committee from 2015 to May 2019. Ms. Delly received her bachelor’s degree in Accounting from Samford University.

The Board concluded that Ms. Delly should serve as a director because of her leadership experience in senior executive and financial management positions, her international manufacturing experience, her education and experience as an accounting professional, as well as her public company board and committee experience. She currently serves as the Chair of our Audit Committee and a member of our Compensation Committee.

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Gerhard P. Fettweis, PhD, 60 - Director since March 2016; Vodafone Chair Professor at the Technical University of Dresden.

Business Experience: Since September 1994, Dr. Fettweis has served as the Vodafone Chair Professor of Electrical Engineering at the Technical University of Dresden, where his research focuses on next generation wireless systems. In connection with that role, he has spun-out twelve startup companies from the university. From August 2015 to February 2016, he served as a visiting professor at the University of California at Berkeley and as a senior researcher at the International Computer Science Institute. Dr. Fettweis is a member of the German National Academy of Science “Leopoldina” and German National Academy of Engineering “acatech” and a fellow of the Institute of Electrical and Electronics Engineers (“IEEE”). He has received numerous awards recognizing his contributions in the field of electrical engineering. Dr. Fettweis has authored or co-authored two books and is listed as an inventor on over thirty issued patents. Dr. Fettweis received his Dipl.-Ing. in Electrical Engineering in 1986 and his PhD in Electrical Engineering in 1990, each from Aachen University of Technology.

The Board concluded that Dr. Fettweis should serve as a director because of his strong technical background and extensive knowledge in electrical engineering, as well as his experience in science, technology and business. Additionally, he is very involved in the scientific community and has leadership and management experience through his role as the Vodafone Chair Professor at the Technical University of Dresden. He currently serves as a member of our Audit Committee and a member of our Compensation Committee.

Duy-Loan T. Le, 59 - Director since September 2002; Former Senior Fellow of Texas Instruments, Inc.

Business Experience: Ms. Le retired in July 2017 from Texas Instruments Inc. (“TI”), one of the leading semiconductor companies in the world. Ms. Le was elected Senior Fellow in 2002 and is the only woman in TI’s history elected to this highest Fellow rank. She held various leadership positions at TI, including Advanced Technology Ramp Manager for the Embedded Processing Division and worldwide project manager for the Memory Division. While at TI, Ms. Le led all aspects of execution for advanced technology nodes, including silica technology development, design, assembly and test, productization, qualification, release to market, high volume ramp, and quality and reliability assurance. She has experience opening international offices and developing engineering talent for the TI business. Ms. Le has been awarded 24 patents. She holds a bachelor’s degree in Electrical Engineering from the University of Texas at Austin and a master’s degree in Business Administration from the Bauer College of Business at the University of Houston. Ms. Le is currently a member of the board of directors of Ballard Power Systems, a publicly traded company, and a member of its People, Corporate Governance & Compensation Committee; a member of the board of directors of Wolfspeed, Inc., a publicly traded company, and a member of its Compensation and Governance and Nominations Committees; and a member of the board of directors of Atomera, Inc., a publicly traded company, Chair of its Compensation Committee and a member of its Nominating and Corporate Governance Committee.

The Board concluded that Ms. Le should serve as a director because she has extensive experience managing platform-based product development and is a results-oriented and highly accomplished technology executive with extensive experience in various aspects of semiconductor design and manufacture, including operations, research and development, product launch, customer interfacing, foundry partnership, and supply chain management while at TI. She also managed global R&D centers for TI, and these centers span multiple countries, disciplines, businesses, and organizations across TI. She has over 20 years of process manufacturing experience. These skills and knowledge are relevant for NI’s business. She serves as Chair of our Compensation Committee and a member of our Nomination & Governance Committee.

There is no family relationship between any of our directors, director nominees or executive officers (which we define as those persons designated by the Board from time to time as officers as defined in Rule 16a-1(f) under the Exchange Act, and which we refer to herein as “Executive Officers”).
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SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
The following table sets forth the beneficial ownership of NI’s common stock as of the Record Date (i) by all persons known to NI, based on statements filed by such persons pursuant to Section 13(d) or 13(g) of the Exchange Act, to be the beneficial owners of more than 5% of NI’s common stock, (ii) by each of the Named Executive Officers as defined and set forth in the Summary Compensation Table under “Executive Compensation,” (iii) by each director and director nominee, and (iv) by all directors and Executive Officers as a group:
Name of Person or Entity	Number of Shares of Common Stock Beneficially Owned (1)	Approximate Percentage Owned (2)
T. Rowe Price Associates, Inc. (3) 100 E. Pratt Street Baltimore, Maryland 21202	18,978,320	14.37%
The Vanguard Group (4) 100 Vanguard Blvd. Malvern, Pennsylvania 19355	11,918,198	9.03%
BlackRock, Inc. (5) 55 East 52nd Street New York, NY 10055	11,218,802	8.50%
Janus Henderson Group PLC (6) 201 Bishopsgate United Kingdom EC2M 3AE	9,871,803	7.48%
Eric H. Starkloff (7)	179,312	*%
Karen M. Rapp (8)	77,663	*%
Scott A. Rust (9)	32,557	*%
Jason E. Green (10)	55,481	*%
Ritu Favre (11)	17,259	*%
Alexander M. Davern (12)	274,813	*%
Duy-Loan T. Le (13)	116,738	*%
Michael E. McGrath (14)	42,055	*%
Gerhard P. Fettweis (15)	29,139	*%
James E. Cashman, III (16)	16,464	*%
Liam K. Griffin (17)	16,464	*%
Gayla J. Delly (18)	12,038	*%
All Executive Officers and directors as a group (12 persons)(19)	869,983	*%
*	Represents less than 1% of the outstanding shares of our common stock.
(1)
Except as indicated in the footnotes to this table, the persons named in the table have sole voting and investment power with respect to all shares of common stock shown as beneficially owned by them, subject to community property laws where applicable.

(2)
For each individual and group included in the table, percentage owned is calculated by dividing the number of shares beneficially owned by such person or group as described above by the sum of the 132,038,488 shares of common stock outstanding on March 14, 2022, and the number of shares of common stock that such person or group had the right to acquire on or within 60 days of March 14, 2022, including time-based restricted stock units (“RSUs”).

(3)
The information as to beneficial ownership is based on a Schedule 13G/A filed with the SEC on February 14, 2022, reflecting beneficial ownership as of December 31, 2021. The Schedule 13G/A states that T. Rowe Price Associates, Inc. and/or its subsidiaries have sole voting power with respect to 7,395,150 shares of common stock and sole dispositive power with respect to 18,978,320 shares of common stock.

(4)
The information as to beneficial ownership is based on a Schedule 13G/A filed with the SEC on February 10, 2022, reflecting beneficial ownership as of December 31, 2021. The Schedule 13G/A states that The Vanguard Group

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and/or its subsidiaries have shared voting power with respect to 61,472 shares of common stock, sole dispositive power with respect to 11,738,125 shares of common stock and shared dispositive power with respect to 180,073 shares of common stock.
(5)
The information as to beneficial ownership is based on a Schedule 13G/A filed with the SEC on February 1, 2022, reflecting beneficial ownership as of December 31, 2021. The Schedule 13G/A states that BlackRock, Inc. and/or its subsidiaries have sole voting power with respect to 10,740,423 shares of common stock and sole dispositive power with respect to 11,218,802 shares of common stock.

(6)
The information as to beneficial ownership is based on a Schedule 13G/A filed with the SEC on February 10, 2022, reflecting beneficial ownership as of December 31, 2021. The Schedule 13G/A states that Janus Henderson Group PLC and/or its subsidiaries have shared voting power with respect to 9,871,803 shares of common stock and shared dispositive power with respect to 9,871,803 shares of common stock.

(7)	Includes 42,047 shares subject to RSUs which vest within 60 days of March 14, 2022 for Mr. Starkloff.
(8)	Includes 21,569 shares subject to RSUs which vest within 60 days of March 14, 2022 for Ms. Rapp.
(9)	Includes 17,073 shares subject to RSUs which vest within 60 days of March 14, 2022 for Mr. Rust.
(10)	Includes 19,433 shares subject to RSUs which vest within 60 days of March 14, 2022 for Mr. Green.
(11)	Includes 10,876 shares subject to RSUs which vest within 60 days of March 14, 2022 for Ms. Favre and 6,383 shares held by the Ritu Favre Survivor's Trust.
(12)	Includes 4,609 shares subject to RSUs which vest within 60 days of March 14, 2022 for Mr. Davern and 90,000 shares held by the Davern 2021 Irrevocable Trust.
(13)	Includes 4,609 shares subject to RSUs which vest within 60 days of March 14, 2022 for Ms. Le.
(14)	Includes 4,609 shares subject to RSUs which vest within 60 days of March 14, 2022 for Mr. McGrath.
(15)	Includes 4,609 shares subject to RSUs which vest within 60 days of March 14, 2022 for Dr. Fettweis.
(16)	Includes 5,842 shares subject to RSUs which vest within 60 days of March 14, 2022 for Mr. Cashman.
(17)	Includes 5,842 shares subject to RSUs which vest within 60 days of March 14, 2022 for Mr. Griffin.
(18)	Includes 6,095 shares subject to RSUs which vest within 60 days of March 14, 2022 for Ms. Delly.
(19)	Includes 147,213 shares subject to RSUs which vest within 60 days of March 14, 2022 .
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CORPORATE GOVERNANCE
Board Meetings and Committees
The Board held a total of 8 meetings during 2021. The Board has a standing Audit Committee, Compensation Committee, and Nomination & Governance Committee.
During 2021, all directors attended 100% of the meetings of the Board and committees of the Board on which they served, except for Mr. Griffin, who attended less than 75% of such meetings due to a family emergency. NI encourages, but does not require, its Board members to attend NI’s annual meeting of stockholders. In 2021, all of our directors attended our virtual annual stockholder meeting, other than Mr. Griffin, who was absent due to a family emergency, and Mr. Roesslein, who’s term as director expired at such meeting.
Board Leadership Structure
In September 2018, the Board appointed Mr. McGrath, an independent member of the Board, as Chair of the Board. In such role, Mr. McGrath is responsible for coordinating the activities of the Board, chairing all meetings of the Board, developing agendas for such meetings, building a productive relationship between the Board and our President and Chief Executive Officer (“CEO”), and assisting the Board in fulfilling its oversight responsibilities of our strategy, risk oversight and succession planning. The Board believes its current leadership structure best serves the objectives of the Board’s oversight of management, the Board’s ability to carry out its roles and responsibilities on behalf of our stockholders, and our overall corporate governance. The Board also believes that the separation of the Chair and our President and CEO roles allows the President and CEO to focus his time and energy on operating and managing NI, while leveraging the Chair’s experience and perspectives. The Board periodically reviews its leadership structure to determine whether it continues to best serve NI and its stockholders.
Our Board oversees risk management in a number of ways, including the potential impact of COVID-19 and cybersecurity incidents on enterprise risk and crises response. The full Board receives an annual report with respect to our enterprise risk management process, as well as reports on various risk related items at least twice per year and otherwise as relevant, including risks related to our manufacturing operations, cybersecurity, trade compliance, intellectual property, taxes, products, employees, and the continuing impact of the COVID-19 pandemic. The full Board also receives periodic reports on our efforts to manage such risks through safety measures, insurance or self-insurance. The Audit Committee oversees the management of financial and accounting related risks as an integral part of its duties. The Audit Committee also receives reports on ethics and compliance matters quarterly and otherwise as relevant. Similarly, the Compensation Committee considers risk management when setting the compensation policies and programs for our executive officers and other employees.
Communications to the Board of Directors
Stockholders may communicate with any member or members of the Board by mail addressed to the Chair, any other individual member or members of the Board, to the full Board, or to a particular committee of the Board. In each case, such correspondence should be sent to the following address: 11500 North Mopac Expressway, Building B, Austin, Texas 78759, Attention: Corporate Secretary. Correspondence received that is addressed to the members of the Board will be reviewed by our Chief Legal Officer, Senior Vice President and Secretary or his designee, who will forward such correspondence to the appropriate member or members of the Board.
Audit Committee
The Audit Committee, which currently consists of directors Gayla J. Delly (Chair), James E. Cashman, III, Gerhard P. Fettweis, and Michael E. McGrath, met six times during 2021. The Audit Committee appoints, compensates, retains, and oversees the engagement of our independent registered public accounting firm, reviews with such independent registered public accounting firm the plan, scope, and results of their examination of our consolidated financial statements and reviews the independence of such independent registered public accounting firm. The Audit Committee maintains free and open communication with our independent registered public accounting firm and the internal audit department, overseeing the internal audit function and our management team. The Audit Committee inquires about any significant financial risks exposures and assesses the steps management has taken to minimize such exposures to NI, including the adequacy of insurance coverage and the strategy for management of foreign currency risk. The Audit Committee also reviews our compliance with matters relating to environmental, Equal Employment Opportunity Commission and SEC regulations. The Audit Committee has established procedures to
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promote and protect employee reporting of (i) suspected fraud or wrongdoing relating to accounting, auditing or financial reporting matters and (ii) complaints and concerns regarding a violation of the federal securities laws, including (A) receiving, retaining and addressing complaints received by NI relating to such matters, (B) enabling employees to submit on a confidential and anonymous basis any concerns regarding such matters, and (C) protecting reporting employees from retaliation. The Board has determined that each member of the Audit Committee is an “independent director” as that term is defined by the Nasdaq listing standards and Rule 10A-3 of the Exchange Act. The Board has determined that each of Mr. Cashman, Ms. Delly, Dr. Fettweis, and Mr. McGrath is an “audit committee financial expert” within the meaning of SEC rules. The charter of the Audit Committee is available on NI’s website at https://investor.ni.com/corporate-governance.
Nomination & Governance Committee
The Nomination & Governance Committee, which currently consists of directors James E. Cashman, III (Chair), Liam K. Griffin, Duy-Loan T. Le and Michael E. McGrath, met four times during 2021. The Board has determined that each member of the Nomination & Governance Committee is an “independent director” as that term is defined by the Nasdaq listing standards. The Nomination & Governance Committee determines the selection criteria for board members, recommends to the Board compensation of directors (with advice from Compensia, Inc., a national independent compensation consulting firm (“Compensia”), also engaged by the Compensation Committee) and appointment of board committee members and committee chairpersons, and develops board governance principles.
The Nomination & Governance Committee will consider nominees recommended by stockholders provided such recommendations are made in accordance with procedures described in this Proxy Statement under “Deadline for Receipt of Stockholder Proposals.” When considering a potential director candidate, the Nomination & Governance Committee looks for demonstrated character, judgment, relevant business, functional and industry experience, and a high degree of acumen. The Nomination & Governance Committee also considers issues of diversity, such as age, education, gender, professional experience, membership in a minority or underrepresented community, and differences in viewpoints and skills. The Nomination & Governance Committee does not have a formal policy with respect to diversity; however, the Board and the Nomination & Governance Committee believe that it is important that the members of the Board represent diverse viewpoints. The Nomination & Governance Committee’s process for identifying and evaluating nominees typically involves a series of internal discussions, review of information concerning candidates and interviews with selected candidates. There are no differences in the manner in which the Nomination & Governance Committee evaluates nominees for director based on whether the nominee is recommended by a stockholder.
The charter of the Nomination & Governance Committee is available on NI’s website at https://investor.ni.com/corporate-governance.
Compensation Committee
The Compensation Committee, which currently consists of directors Duy-Loan T. Le (Chair), Gayla J. Delly, Gerhard P. Fettweis, and Liam K. Griffin, met six times during 2021. The Board has determined that each member of the Compensation Committee is an “independent director” as that term is defined by applicable SEC rules and the Nasdaq listing standards. The charter of the Compensation Committee is available on our website at https://investor.ni.com/corporate-governance.
Under the terms of its charter, the Compensation Committee evaluates the performance of our Executive Officers, recommends the compensation of our CEO to the independent members of the Board for approval, and establishes the salaries, equity awards, and cash bonus compensation of the other Executive Officers. The Compensation Committee also periodically examines our compensation structure to evaluate whether we are rewarding our Executive Officers and other personnel in a manner consistent with sound industry practices and makes recommendations on such matters to management and our Board. The Compensation Committee also has oversight responsibility for our 2020 Equity Incentive Plan (the “2020 Incentive Plan”), 2015 Equity Incentive Plan (the “2015 Incentive Plan”), 2010 Incentive Plan (the “2010 Incentive Plan”), 2005 Incentive Plan (the “2005 Incentive Plan”), 1994 Employee Stock Purchase Plan, and, if the National Instruments Corporation 2022 Equity Incentive Plan (the “2022 Incentive Plan”) is approved at the Annual Meeting, our 2022 Incentive Plan. The Board may by resolution prescribe additional authority and duties to the Compensation Committee.
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The Compensation Committee has engaged Compensia, an independent national consulting firm, to provide guidance to the committee on compensation matters. When establishing the salaries, equity awards, and cash bonus compensation for the Executive Officers, the Compensation Committee also considers the recommendations of our President and CEO, other than for himself. Our Senior Vice President and Chief People Officer also provides guidance to the Compensation Committee concerning compensation matters as they relate to all Executive Officers. The Compensation Committee works closely with management as required in evaluating the financial, accounting, tax, and retention implications of our various compensation programs. Our Senior Vice President and Chief People Officer regularly attends the meetings of the Compensation Committee and provides advice on compensation matters to the Compensation Committee. Neither our President and CEO nor any of the other Executive Officers participate in deliberations relating to his or her own compensation. Our Compensation Committee recommends to our Board who approves the salary of our President and CEO.
The Compensation Committee’s charter contains provisions providing for the delegation of its duties to the committee chair or any subcommittees when appropriate. The Compensation Committee’s charter also permits the delegation of authority to one or more Executive Officers to make equity grants to employees or consultants who are not directors or Executive Officers.
For a discussion of the Compensation Committee’s utilization of compensation consultants, see “Executive Compensation—Compensation Discussion and Analysis.”
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COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION
The members of the Compensation Committee are set forth in the “Corporate Governance — Compensation Committee” section of this Proxy Statement and do not include any Executive Officers or former Executive Officers. During 2021, no Executive Officer served on the compensation committee (or equivalent), or the board of directors, of another entity whose executive officer(s) served on our Compensation Committee. During 2021, no Executive Officer served on the compensation committee (or equivalent) of another entity whose executive officer(s) served as a member of our Board.
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
Transactions with Related Persons
NI had no related party transactions requiring disclosure under applicable SEC rules for the year ended December 31, 2021 and has no such related party transaction currently proposed.
Policy and Procedures for Review, Approval, or Ratification of Related Party Transactions
Pursuant to its written charter, the Audit Committee is responsible for reviewing our policies relating to the avoidance of conflicts of interests and past or proposed transactions between NI, members of our Board, and management. We consider “related person transactions” to mean all transactions involving a “related person,” which under SEC rules means an Executive Officer, director or a holder of more than five percent of our common stock, including any of their immediate family members and any entity owned or controlled by such persons. The Audit Committee determines whether the related person has a material interest in a transaction and may approve, ratify, rescind or take other action with respect to the transaction in its discretion.
In any transaction involving a related person, our Audit Committee would consider the available material facts and circumstances of the transaction, including: the direct and indirect interests of the related person; the risks, costs and benefits of the transaction to NI; whether any alternative transactions or sources for comparable services or products are available; and, in the event the related person is a director (or immediate family member of a director or an entity with which a director is affiliated), the impact that the transaction will have on such director’s independence.
After considering such facts and circumstances, our Audit Committee determines whether approval, ratification or rescission of the related person transaction is in our best interests. Our Audit Committee believes that all employees and directors should be free from conflicting interests and influences of such nature and importance as would make it difficult to meet their applicable fiduciary duties and loyalty to NI and reviews all related party transactions against the foregoing standard.
Our written policies and procedures for review, approval or ratification of transactions that pose a conflict of interest, including related person transactions, are set forth in our Code of Ethics, which contains, among other policies, a conflicts of interest policy for all employees, including our Executive Officers, and a conflicts of interest policy for non-employee directors.
Under our written conflicts of interest policy applicable to all employees, including our Executive Officers, our employees are required to disclose to our legal department any relationship, association, activity, or other circumstance or situation that could create a conflict of interest. In addition, employees, including our Executive Officers, are required to disclose to our legal department enumerated facts related to certain (1) financial interests held in entities that do business with or compete against NI; (2) outside services provided to persons or entities that do business with or compete against NI; (3) participation in a decision on behalf of NI that relates to business with a family member or close personal relation; and (4) loans offered by or accepted from persons or entities that do business with or compete against NI. While we provide examples of potential conflicts of interest, the policy expressly states that examples are illustrative only and each employee should report any circumstance which could be construed to interfere actually or potentially with loyalty to NI. Potential conflicts of interests disclosed pursuant to the conflicts of interest policy for employees are reviewed first by the legal department and then resolved with the assistance of legal counsel, as appropriate. Resolutions of these disclosures require the approval of (1) an organizational Vice President, where a disclosure involves a subordinate employee within his or her organization (except in the case of voluntarily disclosed situations for which the legal department found no conflict), (2) our President and Chief Executive Officer and Chief Legal Officer, where a disclosure involves an employee with the organizational title of Vice President or above, excluding employees designated as Executive Officers, or (3) the Audit Committee, where a disclosure involves an Executive Officer (except that our President and Chief Executive Officer and Chief Legal Officer can resolve
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(x) voluntarily disclosed situations for which the legal department found no conflict and (y) cases where the disclosure was rejected). Our Chief Legal Officer reports disclosures to the Audit Committee where: (a) the disclosure was resolved through an acceptance or conditional acceptance of the conflict, where the subject of the disclosure is an employee with an organizational title of Vice President or above; or (b) the disclosure was resolved (irrespective of how it was resolved), where the subject of the disclosure is our President and Chief Executive Officer or another Executive Officer.
The written conflicts of interest policy applicable to all non-employee directors provides that every non-employee director is required to report potential conflict of interest situations to the legal department. The legal department will recommend a resolution. Resolutions require the approval of the Audit Committee (except in the case of voluntarily disclosed situations for which the legal department found no conflict). The policy does not require reporting of financial interests in an entity that does business with or competes against NI if the entity is publicly traded, and the non-employee director owns less than 5% of the securities of the entity and is not an executive officer or member of the board of directors of such entity. It also does not require reporting of compensation for services to an entity that does significant business with or competes against NI if the compensation (a) relates only to services rendered by the non-employee director in his or her capacity as an employee, consultant, director, or trustee; (b) totaled less than $100,000 for the preceding year; and (c) is anticipated to total less than $100,000 for the current year.
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BOARD COMPENSATION
Determining Compensation for Non-Employee Directors in 2021
The Board, upon the recommendation of the Nomination & Governance Committee, sets non-employee director compensation with the goal of retaining members of our Board and attracting qualified persons to serve as members of our Board. In developing its recommendations, the Nomination & Governance Committee consults with Compensia, an independent national compensation consulting firm engaged by our Nomination & Governance Committee, to advise on compensation matters. The Nomination & Governance Committee considers director compensation at comparable publicly traded companies and aims to structure director compensation in a manner that is transparent and easy for stockholders to understand.
The compensation of non-employee members of the Board for the fiscal year ended December 31, 2021 is set forth in the table below.
DIRECTOR COMPENSATION
FOR FISCAL YEAR ENDED DECEMBER 31, 2021
Name	Fees Earned or Paid in Cash	Stock Awards (1)	Total
James E. Cashman, III	$88,867	$204,087	$292,954
Alexander M. Davern	67,500	204,087	271,587
Gayla J. Delly	96,822	204,087	300,909
Gerhard P. Fettweis	85,000	204,087	289,087
Liam K. Griffin	80,000	204,087	284,087
Duy-Loan T. Le	92,500	204,087	296,587
Michael E. McGrath	186,120	204,087	390,207
Charles J. Roesslein (2)	35,200	—	35,200
(1)
The amounts included in the table for stock awards represent the aggregate grant date fair value of awards made during 2021, as computed in accordance with ASC 718. The grant date fair value of each award is expensed monthly based on the estimated vesting period of the corresponding grant. Grant date fair value is calculated using the closing price of the day immediately preceding the date of grant multiplied by the number of RSUs granted. On April 21, 2021, Mr. Cashman, Mr. Davern, Ms. Delly, Dr. Fettweis, Mr. Griffin, Ms. Le, and Mr. McGrath were each granted 4,609 RSUs (the “2021 Director Grants”); Mr. Roesslein was not granted any RSUs during 2021. The grant date fair value of each 2021 Director Grant was based on the April 20, 2021 closing price of $44.28 per share, and all 2021 Director Grants vest on May 1, 2022, which is the one-year anniversary of the vesting commencement date. As of December 31, 2021, Mr. Davern, Dr. Fettweis, Ms. Le, and Mr. McGrath, each had 4,609 outstanding and unvested RSUs. As of December 31, 2021, Mr. Cashman and Mr. Griffin each had 5,842 outstanding and unvested RSUs. As of December 31, 2021, Ms. Delly had 7,580 outstanding and unvested RSUs. As of December 31, 2021, Mr. Roesslein had no outstanding and unvested RSUs.

(2)	Mr. Roesslein retired on May 11, 2021.
Discussion of Director Compensation
The 2021 annual compensation for our non-employee directors was comprised of cash compensation in the form of an annual retainer, committee chair retainer, committee membership retainer, independent board chair retainer and equity compensation in the form of RSUs. Each of these components is described below. Employee members of our Board do not receive any additional compensation for service as a member of the Board. Accordingly, Mr. Starkloff did not receive any compensation for his service on the Board in 2021.
Annual Board/Committee Retainer Fees
For 2021, our non-employee directors received cash compensation for membership on the Board and committees, committee chair positions, and the independent Board chair position. Specifically, during 2021 non-employee directors received an annual cash retainer of $67,500 (based on a prorated amount of the
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$60,000 annual retainer applicable to the first quarter of 2021 and a prorated amount of the $70,000 annual retainer applicable to the last three quarters of 2021), plus annual retainers for committee memberships in the following amounts: $10,000 for membership on the Audit Committee, $7,500 for membership on the Compensation Committee, and $5,000 for membership on the Nomination & Governance Committee. In addition, the chairpersons of the Audit Committee, Compensation Committee and Nomination & Governance Committee received additional annual retainers of $28,750 (based on a prorated amount of the $25,000 annual fee applicable to the first quarter of 2021 and a prorated amount of the $30,000 annual fee applicable to the last three quarters of 2021), $20,000 and $15,000 annual fee, respectively. The independent Board chair receives an additional $100,000 per year for his service. All cash compensation is paid in quarterly installments.
The Board, in its discretion, may pay an overnight meeting fee or special meeting fee for extended meetings, not to exceed $2,000 per day. Employee members of our Board do not receive any additional compensation for service as a member of our Board.
Non-Employee Director Reimbursement Practice
Non-employee members of our Board are reimbursed for travel and other out-of-pocket expenses connected to service as a member of our Board.
Restricted Stock Unit Awards
Non-employee members of our Board are eligible to receive single annual grants of RSUs under our equity incentive plans in amounts determined by the Nomination & Governance Committee. On April 21, 2021, each non-employee member of our Board received an annual grant of RSUs equal to $204,087 (based on the 30-trading day average of the closing price of our common stock ending on the day immediately preceding the date of grant) with one-year vesting. Mr. Cashman, Mr. Davern, Ms. Delly, Dr. Fettweis, Mr. Griffin, Ms. Le, and Mr. McGrath were each granted 4,609 RSUs as part of the 2021 Director Grants under our 2020 Incentive Plan. The grant date fair value of each 2021 Director Grant was based on the closing price of our common stock on April 20, 2021 of $44.28 per share. The 2021 Director Grants vest on May 1, 2022.
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EXECUTIVE OFFICERS
The following table sets forth information concerning the persons currently serving as Executive Officers of NI, including information as to each Executive Officer’s current age, position with NI, and business experience. Executive Officers of NI serve at the discretion of the Board.
Name of Executive Officer	Age	Position
Eric H. Starkloff	47	President and Chief Executive Officer
Karen M. Rapp	54	Executive Vice President and Chief Financial Officer
Jason E. Green	49	Executive Vice President & GM, Portfolio BU and Chief Revenue Officer
Scott A. Rust	55	Executive Vice President, Platform & Technology
Ritu Favre	53	Executive Vice President & GM, Business Units
See “Proposal One: Election of Directors” for additional information with respect to Mr. Starkloff.
Karen M. Rapp joined NI in May 2017 and currently serves as Executive Vice President and Chief Financial Officer. Prior to February 1, 2021, Ms. Rapp also served as our Treasurer. Prior to joining NI, Ms. Rapp served as Senior Vice President of Corporate Development of NXP Semiconductors N.V. (“NXP”), a Dutch global semiconductor manufacturer, after NXP acquired Freescale Semiconductor in December 2015. Prior to NXP's acquisition, Ms. Rapp worked at Freescale beginning in April 2010 and held several leadership positions at Freescale with increasing responsibility, including Vice President and Chief Information Officer, Director of Operations and Finance, Global Sales and Marketing, Director of Finance, Supply Chain and Director of Finance, Continuous Development. Ms. Rapp holds a bachelor’s degree in Finance from Northern Illinois University and a master’s degree in Business Administration from the University of Texas at Austin. Ms. Rapp currently serves as a director of Plexus Corp. and Microchip Technology, Incorporated, both publicly traded companies.
Jason E. Green joined NI in September 2015 and currently serves as Executive Vice President & GM, Portfolio BU and Chief Revenue Officer. He previously served as Senior Vice President, Global Sales, Support, Services, and Operations from January 2019 to January 2021. He previously served as Senior Vice President, Global Sales from May 2018 to December 2018 and as Vice President, Regional Sales, Americas from September 2015 to April 2018. Prior to joining NI, Mr. Green worked at Maxim Integrated Products, Inc. from 1995 to 2015 where he served as Vice President of Americas sales and applications and was responsible for many of the company’s largest global customers. Mr. Green holds a bachelor’s degree in Business Administration with a minor in Economics from the University of Florida.
Scott A. Rust joined NI in 1990 and currently serves as Executive Vice President, Platform & Technology. He previously served as NI’s Executive Vice President, Platform & Product from October 2021 to January 2022; as NI’s Senior Vice President, Global Research & Development from February 2014 to October 2021; as NI’s Vice President of Research and Development Test Systems from July 2013 to January 2014; as NI’s Vice President of Research and Development in Penang, Malaysia from January 2011 to July 2013; as Vice President of Research and Development of Modular Instruments from October 2008 to December 2010; as Director of Modular Instruments from March 2003 to September 2008; as Software Section Manager from October 2000 to March 2003; as Group Manager from October 1996 to October 2000; as Marketing Manager of Test and Measurement Software from August 1991 to September 1996; and as Applications Engineer from June 1990 to July 1991. Mr. Rust received his bachelor’s degree in Electrical Engineering from Texas A&M University.
Ritu Favre joined NI in July 2019. In January 2022, Ms. Favre was promoted to the position of Executive Vice President & GM, Business Units. She previously served as NI’s Executive Vice President and General Manager of the Semiconductor and Electronics, Aerospace, Defense, and Government, and Transportation Business Units from January 2021 to January 2022; and as NI’s Senior Vice President and General Manager of the Semiconductor Business Unit from July 2019 to January 2021. Prior to joining NI, Ms. Favre worked as Chief Executive Officer at NEXT Biometrics from February 2017 to July 2019. From May 2014 to October 2016, Ms. Favre served as Senior Vice President and GM of the Biometrics Products Division at Synaptics, Inc. and served in various roles at Motorola and Freescale Semiconductor from June 1988 to May 2014, including Senior Vice President and General Manager for RF from September 2012 to May 2014. Ms. Favre has served on the board of directors of Valmont Industries since September 2020 and previously served on the board of directors of Cohu, Inc., from January 2019 to May 2019. Ms. Favre holds a BS in Electrical Engineering and a Masters in Electrical Engineering from Arizona State University.
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EXECUTIVE COMPENSATION
COMPENSATION DISCUSSION AND ANALYSIS
This Compensation Discussion and Analysis provides information regarding the 2021 compensation program for our principal executive officer, our principal financial officer, and the three Executive Officers (other than our principal executive officer and principal financial officer) at the end of fiscal year 2021 who were our most highly compensated Executive Officers (collectively, our “Named Executive Officers” or “NEOs”). The following discussion and analysis should be read in conjunction with the compensation tables starting on page 37 of this Proxy Statement. For 2021, our Named Executive Officers were, with their current titles, as applicable:
•	Eric H. Starkloff, President and Chief Executive Officer (our “President and CEO”);
•	Karen M. Rapp, Executive Vice President and Chief Financial Officer;
•	Jason E. Green, Executive Vice President & GM, Portfolio BU and Chief Revenue Officer;
•	Scott A. Rust, Executive Vice President, Platform & Technology; and
•	Ritu Favre, Executive Vice President & GM, Business Units.
Executive Summary
This Compensation Discussion and Analysis outlines the material elements of our 2021 executive compensation program, provides an overview of our executive compensation philosophy, including our principal compensation policies and practices, and describes specific compensation decisions made during 2021 by our Compensation Committee for our Named Executive Officers, including the key factors that the Compensation Committee considered in determining our Named Executive Officers’ compensation.
2021 Business Highlights
We experienced strong demand for our products throughout 2021 and continued to focus on driving efficiencies across our business. Despite some disruptions from global supply chain constraints, we were able to achieve record revenue and the highest non-GAAP operating income in more than 20 years.
•	Revenue: We reported net sales of $1.5 billion, an all-time record and a 14 percent increase from 2020.
•	Cash Generation: We generated annual cash flow from operations of $143 million. As of December 31, 2021, we held $211 million in cash and cash equivalents.
•
Capital Deployment: In 2021, we returned over $198 million to our stockholders through dividends and stock repurchases. We also completed the acquisition of several companies for total consideration of $223 million, net of cash received. These acquisitions are intended to accelerate our investments in key focus areas including vehicle electrification.

•
Product Portfolio: We continued to sharpen our focus on system-level automated test and automated measurement offerings in key growth areas, including semiconductor, transportation, and aerospace, defense, and government.

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Say-on-Pay Vote and Performance-Based Restricted Stock Unit Awards
At our 2021 Annual Meeting of Stockholders, approximately 92% of the votes present and entitled to vote on the advisory vote for Named Executive Officer compensation (also known as the “Say-on-Pay” vote) voted in favor of the compensation of our Named Executive Officers. We view the Say-on-Pay vote as an opportunity to receive feedback from our stockholders about our executive compensation program. As set forth in more detail in the Introduction to this Proxy Statement, prior to our annual meetings of stockholders, we reach out to our major stockholders and engage with them on their views and concerns about our policies and practices, including our executive compensation.
During 2021, the Compensation Committee made no material changes to the structure of the total direct compensation paid to our Named Executive Officers. See the Introduction to this Proxy Statement for additional information about our stockholder engagement.
2021 Executive Compensation Highlights
In 2021, the Compensation Committee took the following actions with respect to the compensation of our Named Executive Officers:
•
Entered into Employment Agreements with Four of our Named Executive Officers such that each Named Executive Officer has a double-trigger compensation arrangement in connection with a change in control – The Compensation Committee approved, and we entered into, employment agreements (including “double-trigger” change in control provisions) with each of Ms. Favre, Mr. Green, and Ms. Rapp in February 2021 and with Mr. Rust in September 2021. See “Potential Payments Upon Termination or Change of Control” below for more information.

•
Established Named Executive Officer Base Salaries – Approved annual base salary increases for some of our Named Executive Officers ranging from 3% to 5%. One Named Executive Officer’s base salary remained unchanged for 2021.

•
Established Named Executive Officer Executive Incentive Program (“EIP”) Targets – For our Named Executive Officers, other than our President and CEO, approved the key company financial and operational performance objectives, pre-established performance levels for each objective, and related payout levels (expressed as a percentage that increases or decreases with company performance) for cash incentive bonus opportunities pursuant to the EIP, and approved target cash incentive bonus opportunities ranging from 65% to 100% of the Named Executive Officer’s 2021 annual base salary, which, if paid at target, would result in an EIP payout for these Named Executive Officers of $307,344 to $480,000. Our Board, based on the recommendations of the Compensation Committee, approved the same EIP key company financial and operational performance objectives for Mr. Starkloff, our President and CEO. Our Board approved, at the recommendation of the Compensation Committee, a target cash incentive bonus opportunity equal to 135% of Mr. Starkloff’s 2021 annual base salary, which, if paid at target, would result in an EIP payout of $992,250. Mr. Rust’s target cash incentive bonus opportunity increased from 65% of his base salary during the first three quarters of 2021 to 100% for the fourth quarter, in connection with his promotion effective October 1, 2021, resulting in a blended annual target opportunity of 74% of his base salary. See “Executive Incentive Program below for more information regarding the EIP, including actual payouts for 2021.

•
Granted Named Executive Officer Equity Awards – Granted equity awards in the form of 50% restricted stock units (“RSUs”) and 50% performance restricted stock units (“PRSUs”) to be settled for shares of our common stock, in amounts ranging from target levels of $750,000 to $1,800,000, to our Named Executive Officers, other than our President and CEO, and an equivalent of $5,000,000 (40% RSUs and 60% PRSUs) to our President and CEO.

Pay-for-Performance Discussion
Our 2021 executive compensation program consisted of base salary, the EIP in the form of an annual cash bonus opportunity, and long-term incentive compensation opportunities in the form of RSUs and PRSUs. The EIP metrics and payouts are closely linked to stockholder value creation through the achievement of our short-term and long-term financial, operational, and strategic objectives.
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The 2021 pay mix for our President and CEO and our other Named Executive Officers was predominantly variable or “at risk.” As the following charts illustrate, the intended target value of equity and cash awards for 2021 was 89% of our President and CEO’s target total direct compensation (defined as the sum of his 2021 base salary and target annual cash bonus opportunities under the EIP, and the intended target value of his equity awards), and 79% of our other Named Executive Officers’ average target total direct compensation, delivered in the form of variable or “at risk” compensation.

Further, 59% of our President and CEO’s target total direct compensation was tied to the achievement of pre-established, rigorous financial and market goals through the EIP bonus and PRSUs, as was 49% of the average target total direct compensation of our other Named Executive Officers. We believe this distribution of compensation, which depends on the Company's performance, aligns our Named Executive Officer’s interests with those of our shareholders.
In addition, long-term incentive compensation in the form of either RSUs or PRSUs represented 74% of our President and CEO’s target total direct compensation and 60% of the average target total direct compensation of our other Named Executive Officers.
Based on feedback we received from our stockholders in prior years and through our own due diligence and benchmarking, PRSU awards represent 50% of the equity award value awarded to our Named Executive Officers (other than our President and CEO), while the other 50% consist of RSU awards. For our President and CEO, PRSUs represent 60% of the equity award value, while RSUs represent 40%. We have received favorable stockholder feedback with respect to granting PRSUs with relative metrics such as total shareholder return (“TSR”). We believe that our use of performance-based long term incentive compensation is important to strengthening the alignment between our Named Executive Officers’ compensation and creation of stockholder value, while also driving the achievement of our financial and operational goals.
Executive Compensation Policies and Practices
We endeavor to maintain sound governance standards consistent with our executive compensation policies and practices. The Compensation Committee evaluates our executive compensation program on a regular basis to ensure that it is consistent with our short-term and long-term goals of driving revenue and profitable growth for the Company, given the dynamic nature of our business and the market in which we compete for executive talent. The following summarizes our executive compensation and related policies and practices:
What We Do
•	Maintain an Independent Compensation Committee. The Compensation Committee consists solely of independent directors who establish our compensation practices.
•
Retain an Independent Compensation Advisor. The Compensation Committee has engaged its own compensation consultant to provide information, analysis, and other advice on executive compensation independent of management.

•	Annual Executive Officer Compensation Review. At least once a year, the Compensation Committee conducts a review of our Executive Officer compensation strategy.
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•
Compensation At-Risk. Our executive compensation program is designed so that a significant portion of our Named Executive Officers’ compensation is “at risk” based on corporate performance, because it is equity-based, to align the interests of our Named Executive Officers and to those of our stockholders.

•
Annual Compensation-Related Risk Assessment. We consider our compensation-related risk profile to ensure that our compensation-related risks do not create inappropriate or excessive risk and are not likely to have a material adverse effect on NI.

•
Stock Ownership Policy. We have adopted stock ownership guidelines for our Executive Officers and the non-employee members of our Board under which they must accumulate and hold, consistent with the terms of the guidelines, a number of shares of common stock equivalent to a multiple of their annual salary or retainer, as applicable.

•
“Double-Trigger” Compensation Arrangements in Connection with a Change in Control for Our Named Executive Officers. In the event of a Change in Control (as defined in their respective employment agreements) of NI, our Named Executive Officers would not receive compensation severance benefits pursuant to their employment agreement unless there is both (i) a Change in Control of NI and (ii) an involuntary termination of employment or resignation for Good Reason (also as defined in their respective employment agreements) within a certain time frame. See “Potential Payments Upon Termination or Change in Control” below for more information on our Named Executive Officer’s Change in Control benefits.

•
“Clawback” Policy. We have adopted a “clawback” policy (the “Clawback Policy”) applicable to any current and former Executive Officers, which enables the Compensation Committee to recoup excess incentive compensation awarded after January 1, 2022 in the event of certain financial statement restatements caused by an Executive Officer’s fraud, intentional misconduct or gross negligence. See “Other Compensation Policies – Compensation Clawback Policy” below for further information on the Clawback Policy.

What We Do Not Do
•	No Guaranteed Bonuses. We do not provide guaranteed bonuses to our Named Executive Officers.
•
No Special Retirement Plans. We do not currently offer, nor do we have plans to offer, defined benefit pension plans or any non-qualified deferred compensation plans or arrangements to our Named Executive Officers other than the plans and arrangements that are available to all employees. Our Named Executive Officers are eligible to participate in our Section 401(k) retirement savings plan on the same basis as our other employees.

•
No Short Selling, Hedging or Derivatives Transactions. We have a policy which prohibits short selling or trading in derivatives of our securities. In addition, those subject to the company quarterly blackout window are prohibited from holding our securities in margin accounts or engaging in hedging or similar transactions with respect to our securities.

•
No Excise Tax Payments on Future Post-Employment Compensation Arrangements. We do not provide any excise tax reimbursement payments (including “gross-ups”) on payments or benefits contingent upon certain terminations of employment or a change in control of NI.

•
No Special Welfare or Health Benefits. We do not provide our Named Executive Officers with any welfare or health benefit programs, other than participation in our broad-based employee programs and an annual physical.

•	No Special Perquisites. We do not provide significant perquisites or other personal benefits to our Named Executive Officers.
Compensation Philosophy and Objectives
Our executive compensation philosophy is based on the concept of pay for performance and is aligned with the following primary goals:
•	Our compensation practices are designed to support the interests of our stockholders.
•	Achieving financial goals and other operational targets that drive the profitable growth of the Company is the basis for measuring performance.
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•
Sufficient upside, in the form of the potential to earn more than the target amount, and downside, in the form of risk of not earning the full target amount, including zero, are built into our incentive plans to deliver appropriate rewards based on Company results.

Based on this philosophy, our executive compensation program is guided by the following overarching principles:
•
Business Driven: Compensation should be aligned to our performance by linking rewards directly to the achievement of specific and challenging financial, operational, and strategic objectives that are expected to lead to increased stockholder value and executive retention and engagement.

•
Performance Differentiated: Compensation should be structured to create an effective link between pay and performance at both the corporate and individual level so that the contributions of our Executive Officers are valued and rewarded.

•	Market Competitive: Compensation should be competitive to attract, retain, and motivate Executive Officers needed to achieve our core strategic vision.
•
No Excessive Dilution: We believe that our overall reliance on equity awards should be related to our company performance, and that the use of equity awards must be sensitive to the dilutive impact that such equity compensation will have on our stockholders.

We also maintain a strong focus on leadership development and retention, and as such, our executive compensation program is designed to ensure that we attract and retain the talent required to execute our business strategy. The compensation actions and decisions for our Named Executive Officers support our talent retention objectives by considering individual contributions to our performance, long-term potential and holding power, and organizational succession plans.
We regularly assess and adjust our executive compensation program, policies, and practices in light of these overarching principles and, in doing so, consider feedback obtained through our stockholder engagement efforts.
Compensation-Setting Process
Role of Compensation Committee
The Compensation Committee, which is composed entirely of independent directors, is responsible for reviewing and approving the compensation of our Named Executive Officers, other than for our President and CEO. The independent members of our Board review and approve the recommendations of the Compensation Committee with respect to the compensation of our President and CEO. The Compensation Committee’s decisions are subject to any approval of our Board that the Compensation Committee or legal counsel determines to be desirable or is required by applicable law or Nasdaq rules. Specifically, the Compensation Committee oversees our executive compensation plans, administers our equity compensation plans, and reviews and approves the compensation of our Executive Officers. With respect to the compensation of our President and CEO, the Compensation Committee recommends such compensation to the independent directors of the Board, who also separately approve it.
The Compensation Committee operates under a written charter adopted by our Board. A copy of the charter is posted on the investor relations section of our website located at https://investor.ni.com/corporate-governance.
As described in greater detail in the next section, the Compensation Committee considers both company performance and individual performance when determining the overall compensation levels for our Named Executive Officers, as well as the individual elements of compensation. For example, our EIP cash incentive program is designed to incentivize our Executive Officers to achieve identified company key objectives, which are financial and operational metrics, and ensure that our company’s performance impacts the amounts payable to participants. The Compensation Committee believes that the various elements of executive compensation should work together to promote our objective that total compensation be related both to company and individual performance.
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Setting Total Direct Compensation
The Compensation Committee (and in the case of our President and CEO, the independent members of our Board, upon the recommendation of the Compensation Committee) does not establish a specific target for the total direct compensation opportunity of our Named Executive Officers. In making decisions about the compensation of our Named Executive Officers, the Compensation Committee (and in the case of our President and CEO, the independent members of our Board, upon the recommendation of the Compensation Committee) relies primarily on the general business acumen and experience of its members and subjective consideration of various factors, including the following:
•	our executive compensation program objectives;
•	our performance against the financial, operational, and strategic objectives established by the Compensation Committee and our Board;
•
each individual Named Executive Officer’s knowledge, skills, experience, qualifications, and tenure relative to other similarly situated executives at the companies in our compensation peer group and/or selected broad-based compensation surveys;

•
the scope of each Named Executive Officer’s role and responsibilities compared to other similarly situated executives at the companies in our compensation peer group and/or selected broad-based compensation surveys;

•
the prior performance of each individual Named Executive Officer, based on a subjective assessment of his or her contributions to our overall performance, ability to lead his or her business unit or function, and work as part of a team, all of which reflect our core values;

•	the potential of each individual Named Executive Officer to contribute to our long-term financial, operational, and strategic objectives;
•	the business risk presented to us in the event the Named Executive Officer were to leave our employ;
•	our President and CEO’s compensation relative to that of our Named Executive Officers, and compensation parity among our Named Executive Officers;
•	general compensation trends and practices in the technology industry and broader U.S. market;
•
the compensation practices of comparable companies, including our compensation peer group and the positioning of each Named Executive Officer’s compensation in a ranking of peer company compensation levels based on an analysis of competitive market data conducted by the Compensation Committee’s independent compensation consultant as well as our in-house compensation experts; and

•	the recommendations of our President and CEO with respect to the compensation of our Named Executive Officers (other than his own compensation).
These factors provide the framework for compensation decision-making and final decisions regarding the compensation opportunity for each Named Executive Officer. No single factor is determinative in setting compensation levels, nor is the impact of any individual factor on the determination of pay levels quantifiable.
The Compensation Committee does not weigh these factors in any predetermined manner, nor does it apply any formulas in developing its compensation decisions. The members of the Compensation Committee consider all of this information in light of their individual experience, knowledge of NI, knowledge of the competitive market, knowledge of each Named Executive Officer, and business judgment in making these decisions.
Role of Management
In establishing our executive compensation program, the Compensation Committee works closely with our senior management, including our President and CEO and our Senior Vice President and Chief People Officer. In 2021, the Compensation Committee obtained input from our President and CEO when discussing the performance of, and compensation levels for, our Named Executive Officers (other than himself). The Compensation Committee also worked closely with our President and CEO and our Senior Vice President and Chief People Officer and others, as
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required, in evaluating the financial, accounting, tax, talent management/succession planning, and retention implications of our executive compensation program and its various elements. Neither our President and CEO nor any of our other Named Executive Officers are present when their own compensation is being discussed by the Compensation Committee.
Role of Compensation Consultant
The Compensation Committee has engaged Compensia as its independent compensation consultant to advise on executive compensation matters. In 2021, at the direction of the Compensation Committee, Compensia conducted various projects, including performing a comprehensive review of our executive compensation program, performing a review of the compensation program for our Board on behalf of the Nomination and Governance Committee, assisting the Compensation Committee in updating our compensation peer group and benchmarking, and assisting in the preparation of the executive compensation disclosure for our 2021 proxy statement. Compensia did not provide any other services for us in 2021.
The Compensation Committee has evaluated its relationship with Compensia to ensure that it believes that such firm is independent from management. This review process included a review of the services that such compensation consultant provided, the quality of those services and the fees associated with the services provided during 2021.
Based on this review, as well as consideration of the factors affecting independence set forth in the listing standards of Nasdaq and the relevant SEC rules, the Compensation Committee has determined that no conflict of interest was raised by Compensia's work and that Compensia met the independence requirements of such rules.
Competitive Positioning
In making its compensation decisions for 2021, the Compensation Committee reviewed a competitive market analysis based on a compensation peer group, including (1) compensation data collected from publicly available information contained in the SEC filings from 17 selected peer group companies, and (2) data from a customized cut of the Radford Global Technology Survey, which included 14 of the 17 peer companies. Where insufficient data was available for a specific position for our peer group, the Compensation Committee looked at data from the general Radford Global Technology survey focusing on publicly traded technology companies with annual revenues ranging from $1 billion to $3 billion.
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Based on the recommendation of its independent compensation consultant, the Compensation Committee adjusted our peer group companies for 2021 and determined to (1) remove from the current peer group Cypress Semiconductor due to its acquisition by Infineon and (2) add to the peer group Nuance Communications and Citrix Systems to increase the representation of software companies. The peer group data the Compensation Committee reviewed are as follows:
Company Name	Annual Revenue (in millions) (last four quarters)	Market Capitalization (1) (in millions)
ANSYS	1,504	23,553
Cadence Design Systems	2,378	24,892
Cirrus Logic	1,281	4,055
Citrix Systems	3,152	17,593
Cognex	719	9,986
Keysight Technologies	4,197	19,050
MKS Instruments	1,972	5,763
Novanta	624	3,576
Nuance Communications	1,854	6,266
OSI Systems	1,197	1,346
PTC	1,346	8,685
Silicon Laboratories	864	4,184
Synopsys	3,400	26,543
Teledyne Technologies	3,203	12,636
Teradyne	2,505	11,493
Trimble	3,255	10,173
Viavi Solutions	1,159	2,769
Financial data per S&P Capital IQ as of 6/22/2020.
(1)	30-day average.
The Compensation Committee used the specific compensation data described above to assess the reasonableness and competitiveness of the compensation packages as a whole for our Named Executive Officers but exercised its judgment in allocating compensation among our Named Executive Officers and among the various elements of each individual Named Executive Officer’s total compensation package.
The Compensation Committee believes that total compensation at or around the 50th percentile of the competitive market (based on the compensation data evaluated) is the appropriate reference when determining the compensation of our Named Executive Officers. Though the Compensation Committee uses the 50th percentile as a reference point, it does not target a specific percentile in the range of comparative information for each individual Named Executive Officer or for each element of compensation. Instead, the Compensation Committee structures the total compensation package for each Named Executive Officer after consideration of the comparative market data and the other factors described above under “Setting Total Direct Compensation.”
Elements of Executive Compensation
The principal elements of our executive compensation program for 2021 were as follows:
•	Base salary;
•	EIP for cash bonus opportunities; and
•	Long-term incentive compensation in the form of equity awards.
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Base Salary
Base salary represents the fixed portion of the compensation of our Named Executive Officers and is an important element of compensation intended to attract and retain highly talented individuals. We use base salary to provide each Named Executive Officer with a competitive level of cash compensation during the year with the expectation that he or she will perform his or her responsibilities to the best of his or her ability and in our best interests.
Generally, we establish the initial base salaries of our Named Executive Officers at the time we hire or promote the individual Named Executive Officer, taking into account his or her position, qualifications, experience, salary expectations, external market data, and the base salaries of our other Executive Officers. Thereafter, the Compensation Committee reviews the base salaries of our Executive Officers annually, with input from our President and CEO (except with respect to his own base salary) and makes adjustments as it determines to be reasonable and necessary to reflect the scope of an Executive Officer’s performance, individual contributions and responsibilities, position in the case of a promotion, and market conditions. The Compensation Committee does not use a specific formula, but instead the committee members exercise their judgment in view of our compensation philosophy and objectives.
In January and February 2021, the Compensation Committee reviewed the base salaries of our Named Executive Officers, taking into consideration a competitive market analysis prepared by Compensia and the recommendations of our President and CEO (other than with respect to his own salary), as well as the other factors set forth above and described in the Compensation Discussion and Analysis, under the heading “Compensation-Setting Process” and sub-heading “Setting Total Direct Compensation.” Base salary increases that took effect in 2021 for our Named Executive Officers are as follows:
Named Executive Officer (1)	2020 Base Salary (2)	2021 Base Salary	Percentage Adjustment
Eric H. Starkloff	$700,000	$735,000	5%
Karen M. Rapp	458,916	480,000	4.6%
Scott A. Rust	400,400	412,500 (3)	3%
Jason E. Green	575,000	575,000	0%
(1)	Ms. Favre became a Named Executive Officer in 2021 and is therefore excluded from the above table.
(2)
Reflects the annual salary approved by the Compensation Committee and, as applicable, the independent members of our Board. In 2020, Mr. Starkloff, our President and CEO, in response to the economic impact of the COVID-19 pandemic on our business, voluntarily reduced his base salary by 20% and the other Named Executive Officers voluntarily reduced their base salaries by 10%. These voluntary reductions were in effect for the period of May 1, 2020 through September 30, 2020. None of these voluntary actions were at the request of the Compensation Committee.

(3)
Base salary approved for Mr. Rust as of January 19, 2021. Mr. Rust’s base salary was increased to $425,000 upon his promotion to Executive Vice President, Platform & Product, pursuant to his employment agreement with the Company, effective as of October 1, 2021.

The actual base salaries paid to our Named Executive Officers in 2021 are set forth in the “2021 Summary Compensation Table” below.
Executive Incentive Program
The EIP is intended to promote company performance (and, thereby, increase stockholder value) by providing our Executive Officers with the opportunity to earn cash payouts based on their level of attainment of three key pre-established corporate financial and operational objectives. Every calendar year the Compensation Committee sets key corporate objectives that it considers critical to the Company’s performance during such calendar year. For 2021, these key corporate objectives, which were set during the first quarter of the year, were:
•	non-GAAP organic revenue growth (excluding any acquisitions or dispositions by NI) (“Revenue Growth”);
•	non-GAAP operating margin levels based on organic results (“Operating Margin”); and
•	revenue from software and software-related services (“Software Revenue”).
Refer to Annex I for a reconciliation of the non-GAAP financial measures.
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After selecting these key corporate objectives, except as noted below, the Compensation Committee, and in the case of Mr. Starkloff, the independent members of our Board, based on the recommendations of the Compensation Committee, set: (1) the weighting of the key corporate financial and operational objectives for each Named Executive Officer, (2) the target cash incentive bonus opportunity for each Named Executive Officer, expressed as a percentage of his or her base salary, and (3) the different EIP payout levels based on our actual performance for each key corporate financial and operational objective, expressed as a percentage of payout which increased or decreased with company performance.
The key corporate financial and operational objectives were weighted as follows: 50% of any payout was dependent on achieving pre-established Revenue Growth objectives, 30% of any payout was dependent on achieving pre-established Operating Margin objectives, and 20% of any payout was dependent on achieving Software Revenue objectives.
After the end of the year, the payout amount for the actual level of achievement of each key corporate financial and operational objective was determined by the Compensation Committee. The Operating Margin payout is approved by the Compensation Committee based on performance after adjusting the Operating Margin for actual annual cash incentive compensation expenses and associated payroll taxes versus related estimated expenses and taxes used when establishing the EIP payout slope. The Compensation Committee then approved the EIP payout amount for each Named Executive Officer, other than our President and CEO, and provided a recommendation to the independent members of our Board on the EIP payout amount for our President and CEO for their consideration and approval.
The Compensation Committee set the 2021 EIP payout levels with a linear payout slope with 50% payout to occur at budget with 100% payout at an achievable stretch target.
The weighting and payout level percentages for each of these key corporate financial and operational objectives in 2021, to be paid linearly between payout levels, were as follows:
		Payout Level					2021
Objective	Weighting	0%	50%	100%	150%	200%	2021 Actual	2021 Objective Payout
Revenue Growth (dollar figures in millions) (1)	50%	<7.5%	$1,387 7.5%	$1,460 13.1%	$1,523 18.0%	$1,591 23.3%	$1,463	102.4%
Operating Margin (1)	30%	<18.0%	18.0%	18.7%	19.0%	19.5%	18.5%	93.3 (2)%
Software Revenue (in millions)	20%	<$320	$320	$337	$352	$368	$303	$0
(1)	Refer to Annex I for a reconciliation of non-GAAP financial measures.
(2)
Reflects payout as approved by the Compensation Committee after adjusting Operating Margin for actual annual cash incentive compensation expenses and associated payroll taxes versus related estimated expenses and taxes used when establishing the EIP payout slope.

The table above sets forth the 2021 actual results and the 2021 objective payout. For 2021, Company performance corresponded to a payout percentage of 102.4% for the Revenue Growth objective, 93.3% for the Operating Margin objective, and nil for the Software Revenue objective.
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The actual EIP bonus paid to each of our Named Executive Officers was calculated by multiplying the aggregate weighted 2021 EIP attainment percentage below by the 2021 EIP target amount (which is equal to the Named Executive Officer’s annual base salary multiplied by the EIP Target Percentage). Company performance for all key objectives resulted in 2021 weighted EIP attainment percentages of 79% for each of Mr. Starkloff, Ms. Rapp, Mr. Green, Mr. Rust, and Ms. Favre. For 2021, the EIP bonus paid to each of our Named Executive Officers is set forth in the table below.
Named Executive Officer	2021 EIP Target Percentage	2021 EIP Target Amount	2021 Weighted Attainment Percentage	2021 EIP Bonus Paid
Eric H. Starkloff	135%	$992,250	79%	$785,763
Karen M. Rapp	100%	480,000	79%	380,112
Jason E. Green	80%	460,000	79%	364,274
Scott A. Rust (1)	74%	307,344	79%	243,386
Ritu Favre	100%	425,000	79%	336,558
(1)
Mr. Rust’s 2021 EIP Target Percentage was based on a 65% target percentage and $412,500 base salary for the first three quarters of 2021 and, following his promotion to Executive Vice President, Platform & Product, effective October 1, 2021, a 100% target percentage and $425,000 base salary for the fourth quarter of 2021.

Business Unit (“BU”) Performance Bonus
In 2021, in consideration of Mr. Green’s new role as Executive Vice President, Portfolio BU, Mr. Green was eligible to receive a cash bonus based on pre-determined metrics related to the Portfolio BU. Mr. Green’s bonus was based on the following metrics:
	0%	50%	100%
2021 Portfolio BU Revenue Growth YoY	<0%	0%	3%
Payout	$0	$100,000	$200,000
The 2021 metrics were intended to be achievable, yet still tied to performance, in particular in light of the Portfolio BU’s declining revenue during the prior year. In 2021, the Portfolio BU achieved 9.5% revenue growth year-over-year, as a result of which Mr. Green was awarded a $200,000 cash performance bonus.
Long-Term Incentive Compensation
We believe that long-term incentive compensation in the form of equity awards is a critical element of our executive compensation program. The equity awards provide strong alignment between the interests of our Named Executive Officers and our stockholders. The realized value of these equity awards bears a direct relationship to our stock price, and, therefore, these awards are an incentive for our Named Executive Officers to create value for our stockholders. Equity awards also help us retain qualified Named Executive Officers in a competitive market.
Long-term incentive compensation opportunities in the form of equity awards are granted pursuant to the applicable equity incentive plan by the Compensation Committee, typically at a meeting of the Compensation Committee held during the first quarter of the year. In 2021, awards were granted from the 2020 Equity Incentive Plan. The amount and forms of such equity awards are determined by the Compensation Committee after considering an analysis prepared by its independent compensation consultant, the factors described in “Compensation Discussion and Analysis — Compensation-Setting Process” above and the retention power on each Named Executive Officer as determined by his or her current unvested equity holdings. The amounts of the equity awards are intended to provide competitive value that results in target total direct compensation opportunities within a competitive range of the market data relative to our compensation peer group for similar roles and positions for each of our Executive Officers. The values are also determined by other considerations such as business results, experience, and individual performance.
Since 2019, in response to feedback received from our stockholders and our own due diligence through benchmarking activities, the Compensation Committee has granted PRSUs representing 50% of the equity award value under our long-term incentive program for our Named Executive Officers (other than our President and CEO), while the other 50% of the equity award value consisted of RSUs. For our President and CEO, PRSUs represent 60% of the equity award value in 2021, while 40% consisted of RSUs.
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The following table shows the target number of shares of our common stock pursuant to PRSU awards granted to each of our Named Executive Officers in 2021:
Named Executive Officer	Target PRSUs	Target Grant Date Fair Value (1)
Eric H. Starkloff	67,461	$4,566,873
Karen M. Rapp	21,043	1,392,697
Jason E. Green	18,705	1,237,961
Scott A. Rust	8,768	580,296
Ritu Favre	14,029	928,487
(1)
The fair values of the PRSUs were estimated using a Monte Carlo simulation model. The determination of fair value of the PRSUs is affected by our stock price and a number of assumptions including the expected volatility, expected dividend yield and the risk-free interest rate. Our expected volatility at the date of grant was based on the historical volatilities of our common stock and the companies included in the Index over the performance period. Grant date fair value is based on the grant date of January 19, 2021 (for grants made to Ms. Rapp, Mr. Green, Mr. Rust and Ms. Favre) and February 17, 2021 (for the grant made to Mr. Starkloff).

The 2021 PRSUs were granted on February 17, 2021, for Mr. Starkloff, and on January 19, 2021, for our other Named Executive Officers. At the end of the performance period, the 2021 PRSUs may be earned and eligible for vesting based on our TSR compared to the TSR of the Index over a three-year performance period that commenced on January 1, 2021 and will end on December 31, 2023 (using the average daily closing price of our common stock over a 30-day lookback period in each case). A linear calculation is performed between the stated percentiles to determine actual vesting of PRSUs at the end of the performance period.
The Compensation Committee set the target at the 55th percentile of the Index to incentivize above-median performance. The number of shares of our common stock subject to the awards will be earned from 0% to 200% of the target number of shares based on our TSR compared to the Index as follows:
Payout Level	TSR Percentile Rank Against the Russell 2000 Index	Payout Percentage of Target Number of Shares
Maximum	≥80th Percentile	200%
Stretch	65th Percentile	150%
Target	55th Percentile	100%
Threshold	25th Percentile	50%
None	<25th Percentile	0%
The following table shows the number of shares of our common stock pursuant to RSU awards granted to each of our Named Executive Officers in 2021:
Named Executive Officer	RSUs (Number of Shares)	Grant Date Fair Value (1)
Eric H. Starkloff	44,974	$2,092,640
Karen M. Rapp (2)	48,743	2,188,234
Jason E. Green	18,705	850,890
Scott A. Rust	8,768	398,856
Ritu Favre	14,029	638,179
(1)	The fair values of RSUs are estimated using the closing price of our common stock for the day immediately prior to the date of grant.
(2)	Ms. Rapp’s RSU awards include a one-time retention award granted on April 20, 2021, with a grant date fair value of $1,230,988 (the “Rapp April 2021 Award”).
The 2021 RSUs (other than the Rapp April 2021 Award) vest in equal annual installments over a three-year period, with the first installment vesting on May 1, 2022, contingent upon the Named Executive Officer remaining continuously employed by us through each applicable vesting date.
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The Rapp April 2021 Award vests in equal annual installments over a two- year period, with the first installment vesting on February 28, 2022, contingent upon Ms. Rapp remaining continuously employed by us through each applicable vesting date. Pursuant to our 2020 Equity Incentive Plan, the Compensation Committee awarded to Ms. Rapp the Rapp April 2021 Award to further business continuity and success, as well as to provide Ms. Rapp with continued motivation and financial reward.
The overall long-term incentive equity award value for our President and CEO and our other Named Executive Officers was determined after consideration of multiple factors as described in the “Compensation Discussion and Analysis — Compensation–Setting Process” section above. Such factors include a competitive market analysis prepared by the Compensation Committee’s independent compensation consultant as well as the current retention incentive for each Named Executive Officer as determined by his or her current unvested equity holdings.
The equity awards granted to our Named Executive Officers in 2021 are set forth in the 2021 “Summary Compensation Table” and the 2021 “Grants of Plan-Based Awards” table below.
The PRSU awards previously granted in 2019 and 2020 to our Named Executive Officers are also measured against the Index. The performance period for the PRSU awards granted in 2019 began on January 1, 2019 and ended on December 31, 2021 (the “2019 Performance Period”), and the performance period for the PRSU awards granted in 2020 began on January 1, 2020 and ends on December 31, 2022. For the 2019 Performance Period, the Company’s TSR ranked in the 32.33 percentile as compared to the Index, such that 62% of PRSUs granted in 2019 vested as of December 31, 2021. The following table shows the total number PRSUs granted to our Named Executive Officers in January 2019, the vesting percentage and the number of vested PRSUs as of December 31, 2021.
Named Executive Officer (1)	PRSUs Granted in 2019	Vesting Percentage	Number of Vested Performance-Based Restricted Stock Units
Eric H. Starkloff	16,625	62%	10,307
Karen M. Rapp	13,006	62%	8,063
Scott A. Rust	8,482	62%	5,258
(1)	Ms. Favre and Mr. Green were not eligible for PRSU grants in January 2019.
Health and Other Benefits
Our Named Executive Officers are eligible to receive an annual physical as well as the same employee benefits that are generally available to all our full-time employees, subject to the satisfaction of certain eligibility requirements. These benefits include flexible spending accounts, medical, dental and vision benefits, business travel insurance, employee assistance program, basic life insurance benefits, accidental death and dismemberment insurance policies, short-term and long-term disability insurance, and commuter benefits. In structuring these programs, we seek to provide an aggregate level of benefits that are comparable to those provided by similar companies, compliant with applicable laws and affordable to employees.
We maintain a tax-qualified Section 401(k) retirement savings plan (the “Section 401(k) Plan”) that provides eligible employees, including our Named Executive Officers, with an opportunity to save for retirement on a tax-advantaged basis. In 2021, we made matching contributions under the Section 401(k) Plan in an amount equal to 50% of the amount of the participant’s contribution up to 8% of the participant’s eligible compensation, after the employee's first year of service. All participants’ interests in the matching contributions vest immediately from the time of contribution. Pre-tax contributions are allocated to each participant’s individual account and are then invested in selected investment alternatives according to the participants’ directions. The Section 401(k) Plan is intended to qualify under Sections 401(a) and 501(a) of the Internal Revenue Code of 1986, as amended (the “Code”). As a tax-qualified retirement plan, contributions to the Section 401(k) Plan and earnings on those contributions are not taxable to the employees until distributed from the Section 401(k) Plan, and all contributions are deductible by us when made. The Section 401(k) Plan does not provide for purchases of NI common stock.
We also maintain the 1994 Employee Stock Purchase Plan (the “ESPP”). The ESPP is generally intended to qualify as a tax-favored employee stock purchase plan under Section 423 of the Code. The ESPP permits eligible employees to purchase shares of our common stock at a 15% discount to the market price. Under this plan, a participant can invest a maximum amount equal to 15% of eligible compensation, provided that such amount cannot exceed $25,000 in any year.
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In structuring these benefit programs, we seek to provide an aggregate level of benefits that are comparable to those provided by similar companies.
Perquisites and Other Personal Benefits
We do not view perquisites or other personal benefits as a significant component of our executive compensation program. Accordingly, we do not provide significant perquisites or other personal benefits to our Named Executive Officers. During 2021, none of our Named Executive Officers received perquisites or other personal benefits that were, in the aggregate, valued at $10,000 or more for each individual.
In the future, we may provide perquisites or other personal benefits in limited circumstances. All future practices with respect to perquisites or other personal benefits will be approved and subject to periodic review by the Compensation Committee.
Employment Arrangements and Post-Employment Compensation
We have written employment agreements with each of our Named Executive Officers. In 2021, we entered into executive employment agreements with each of Ms. Rapp, Mr. Green, Ms. Favre, and Mr. Rust. In filling each of our executive positions, we recognized the need to develop competitive compensation packages to attract qualified candidates in a dynamic labor market. At the same time, in formulating these compensation packages, we were sensitive to the need to integrate new Executive Officers into the executive compensation structure that we were seeking to develop, balancing both competitive and internal equity considerations. These arrangements provide for “at will” employment.
On October 28, 2019, in connection with Mr. Starkloff’s appointment as CEO, we entered into the Starkloff Executive Employment Agreement, which provided that Mr. Starkloff’s duties and compensation were to be effective February 1, 2020. On February 3, 2020, the Starkloff Executive Employment Agreement was amended to reflect the implementation of the Company’s EIP. The terms and conditions of employment of Mr. Starkloff as set forth in the Starkloff Executive Employment Agreement contain post-employment compensation arrangements that provide Mr. Starkloff with certain protection in the event of his termination of employment in specified circumstances such as involuntarily termination without Cause or for resignation for Good Reason, including following a Change in Control (each as defined in the Starkloff Executive Employment Agreement). The Starkloff Executive Employment Agreement provides that in the event of a Change in Control, and if Mr. Starkloff’s employment is terminated other than for Cause or he resigns for Good Reason within 18 months after the Change in Control, Mr. Starkloff would be entitled to certain severance payments and benefits. Mr. Starkloff’s Executive Employment Agreement provides for “double-trigger” payments and benefits which means that payments and benefits will not become payable unless both events occur. See “Potential Payments Upon Termination or Change of Control” below for a further description.
On February 22, 2021, we entered into a written executive employment agreement with each of Ms. Rapp, Mr. Green, and Ms. Favre and on September 28, 2021 we entered into a written executive employment agreement, effective as of October 1, 2021, with Scott Rust (the “2021 Executive Employment Agreements”). The terms and conditions of employment of Ms. Rapp, Mr. Green Ms. Favre, and Mr. Rust, as set forth in the 2021 Executive Employment Agreements, contain post-employment compensation arrangements that provide these Named Executive Officers with certain protection in the event of their termination of employment in specified circumstances such as involuntarily termination without Cause or for resignation for Good Reason, including following a Change in Control (each as defined in the 2021 Executive Employment Agreements). Each of these Named Executive Officer’s 2021 Executive Employment Agreements provide that in the event of a Change in Control, and if the Named Executive Officers’ employment is terminated other than for Cause or if the Named Executive Officer resigns for Good Reason within 12 months after the Change in Control, each of these Named Executive Officers would be entitled to certain severance payments and benefits. The 2021 Executive Employment Agreements provide for “double-trigger” payments and benefits which means that payments and benefits will not become payable unless both events occur. See “Potential Payments Upon Termination or Change of Control” below for a further description.
For detailed descriptions of the employment arrangements we maintained with our Named Executive Officers for 2021 and an estimate of the potential payments and benefits payable under these arrangements, see “Potential Payments Upon Termination or Change of Control” below.
We believe that these protections incentivized these individuals to accept and retain their positions. We also believe that these arrangements help maintain their continued focus and dedication to their assigned duties to
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maximize stockholder value. Our Compensation Committee (and with respect to Mr. Starkloff, our Board considered the recommendation of the Compensation Committee and) reviewed the proposed terms of these arrangements and deemed it to be in the best interests of NI and its stockholders to approve the terms of such arrangements.
We do not use excise tax payments (or “gross-ups”) relating to a change in control of NI and have no such obligations in place with respect to any of our Named Executive Officers.
In addition, our equity compensation plans provide for the acceleration of vesting of outstanding and unvested equity awards in certain circumstances. Specifically, the 2005 Incentive Plan and the 2010 Incentive Plan provide that in the event of a change of control of NI, all outstanding and unvested restricted stock unit awards held by our employees, including our Named Executive Officers, will immediately vest in full. Further, under the 2015 Incentive Plan and the 2020 Incentive Plan, in the event of a change in control of NI, all outstanding and unvested equity awards will be treated as determined by the plan administrator, including that each award be assumed or substituted by the successor corporation; provided, however, that, in the event the successor corporation does not assume or substitute for the awards, the restriction period of any award of restricted stock or restricted stock unit award will immediately be accelerated and the restrictions will expire, and, with respect to awards with performance-based vesting, all performance goals or other vesting criteria will be deemed achieved at 100% of target levels and all other terms and conditions met. The number of PRSUs so determined will be scheduled to vest in equal monthly installments following the change of control over the remainder of the original performance period.
Following any assumption or substitution of such awards, if the employment of an employee is terminated without Cause (as defined in the 2015 Incentive Plan or 2020 Incentive Plan) within 24 months following the change in control of NI, then the vesting of such employee’s award will immediately accelerate and the restricted stock, RSU and PRSU awards will immediately become fully vested.
There are no significant modifications to the change of control provisions in the proposed 2022 Incentive Plan as compared to the 2020 Incentive Plan.
Other Compensation Policies
Equity Award Grant Policy
We do not have any program, plan or practice to time the grant of equity awards in coordination with the release of material non-public information. In addition, we do not time, nor do we plan to time, the release of material non-public information for the purposes of affecting the value of our executive compensation.
Stock Ownership Policy
We encourage our Named Executive Officers and members of our Board to hold a significant equity interest in NI. To that end, our Board initially adopted a Stock Ownership Policy, effective December 31, 2017 (the “2017 Policy”) to further align the interests of our Named Executive Officers and the non-employee members of our Board with the interests of our stockholders and to promote our commitment to good corporate governance. On October 23, 2019, our Board determined to increase the stock ownership thresholds of our CEO and non-employee members of our Board and adopted a new Stock Ownership Policy, effective December 31, 2019 (the “2019 Policy”). The guidelines established under our stock ownership policies are intended to take into account an individual’s needs for portfolio diversification, while maintaining an ownership interest at levels sufficient to assure our stockholders of leadership’s commitment to long-term value creation.
Our 2017 Policy requires that:
•	our CEO hold shares of NI common stock having a value equal to at least three times his annual base salary;
•	our other Named Executive Officers hold shares of NI common stock having a value equal to at least two times his or her annual base salary; and
•
the non-employee members of our Board hold shares of NI common stock having a value equal to at least three times the amount of the annual retainer paid to such director for his or her service on our Board.

Our 2019 Policy requires that:
•	our CEO hold shares of NI common stock having a value equal to at least six times his annual base salary;
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•	our other Named Executive Officers hold shares of NI common stock having a value equal to at least two times his or her annual base salary; and
•
the non-employee members of our Board hold shares of NI common stock having a value equal to at least six times the amount of the annual retainer paid to such director for his or her service on our Board.

Under both policies, eligible stock ownership includes only: (i) shares owned directly by the Named Executive Officer or non-employee member of our Board or his or her immediate family members residing in the same household, and (ii) shares held in trust for the benefit of the Named Executive Officer or non-employee member of our Board or his or her family. The value of each share is measured on the last day of the fiscal year as the greater of (a) the closing price on the date of calculation and (b) the purchase price actually paid by the person for such share.
Each policy requires that our President and CEO, our other Named Executive Officers, and the non-employee members of our Board achieve the applicable levels of ownership within five years after the later of (i) the effective date of the applicable policy, or (ii) the date of his or her appointment. The 2017 Policy continues to apply to those Named Executive Officers and non-employee members of our Board who were subject to the 2017 Policy as of December 31, 2019. Such Named Executive Officers and non-employee members of our Board are required to achieve the applicable level of ownership set forth in the 2017 Policy in addition to the 2019 Policy; however, stock ownership counted for purposes of the 2017 Policy will also qualify in determining stock ownership for the 2019 Policy and vice versa.
Compensation Clawback Policy
In September 2021, we implemented a Clawback Policy applicable to any current and former Executive Officers. Pursuant to the Clawback Policy, if an Executive Officer engages in fraud, intentional misconduct or gross negligence that causes or partially causes the restatement of NI’s financial statements due to material noncompliance with financial reporting requirements, the Compensation Committee may require such Executive Officer to reimburse or forfeit all or a portion of any excess incentive compensation (cash or equity-based compensation) that is paid to, awarded to, or received by such Executive Officer based on the achievement of financial or stock performance metrics, and which was awarded on or after January 1, 2022 and paid in the preceding three-year period from the time the Company determines that it must restate its financial statements.
Derivative Trading, Short Sales, Margin Accounts and Hedging
Our Insider Trading Policy applies to all members of our Board of Directors, officers, employees, consultants, contractors, agents or other service providers of NI. Pursuant to our Insider Trading Policy, we do not permit short sales of our securities, or trading in publicly-traded options, such as puts and calls, and other derivative securities with respect to our securities (other than stock options, restricted stock units and other compensatory awards issued by us) or purchasing financial instruments, or otherwise engaging in transactions, that hedge or offset, or are designed to hedge or offset, any decrease in the market value of equity securities either granted by NI as part of compensation, or held, directly or indirectly by an individual.
In addition, we prohibit those persons subject to our quarterly blackout periods from holding our securities in a margin account or pledging our securities as collateral for any loan or as part of any other pledging transaction. Persons subject to our quarterly blackout periods include our executive leadership team and their direct reports, certain members of the accounting and finance departments identified by their respective executive leadership team member as having specialized knowledge, certain members of the sales department identified by their respective executive leadership team member as having specialized knowledge, all members of the legal department, persons who receive or have access to certain reports or systems, or otherwise have access to companywide monthly, quarterly, or annual financial results, and any additional employee otherwise notified in writing by the legal department.
Tax and Accounting Considerations
In designing our executive compensation program, the Compensation Committee considers the anticipated tax and accounting implications to NI and our Executive Officers. While the Compensation Committee considers the applicable tax and accounting treatment of the elements of our executive compensation program, these factors are not dispositive in its decision making.
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Deductibility of Executive Compensation
Section 162(m) of the Code imposes a limit on the deductibility for federal income tax purposes of any remuneration in excess of $1 million paid to our CEO, Chief Financial Officer, and each of the next three most highly compensated executive officers of the company. The Tax Cuts and Jobs Act eliminated the exemption for the chief financial officer and for “performance-based compensation” beginning January 1, 2018. As a result, subject to certain limited exceptions arrangements that qualify as written binding contracts that were in effect on November 2, 2017 and which have not been subsequently materially modified, we expect that compensation paid to our Named Executive Officers in excess of $1 million generally will not be deductible. While the Compensation Committee has taken steps in the past to preserve tax deductibility under Section 162(m), it has retained and will continue to retain authority to approve compensation arrangements that may not be fully tax deductible by reason of Section 162(m).
Accounting for Stock-Based Compensation
The Compensation Committee takes accounting considerations into account in designing compensation plans and arrangements for our Executive Officers and other employees including FASB ASC Topic 718, the standard which governs the accounting treatment of certain stock-based compensation. Among other things, FASB ASC Topic 718 requires us to record a compensation expense in our income statement for all equity awards granted to our Executive Officers and other employees. This compensation expense is based on the grant date “fair value” of the equity award and, in most cases, will be recognized ratably over the award’s requisite service period (which, generally, will correspond to the award’s vesting schedule). This compensation expense is also reported in the Summary Compensation Table, even though recipients may never realize any value from their equity awards.
The fair values of PRSUs are estimated using a Monte Carlo simulation model. The determination of fair value of the PRSU is affected by our stock price and a number of assumptions including the expected volatility, expected dividend yield and the risk-free interest rate. Our expected volatility at the date of grant was based on the historical volatilities of our common stock and the companies included in the Index over the performance period.
Compensation Committee Report*
The Compensation Committee of NI has reviewed and discussed the Compensation Discussion and Analysis required by Regulation S-K Item 402(b) with management and based upon such review and discussion, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement.
Respectfully Submitted,
Duy-Loan T. Le, Chair
Gayla J. Delly
Dr. Gerhard P. Fettweis
Liam K. Griffin
*
The foregoing Report of the Compensation Committee is not to be deemed to be “soliciting material” or to be “filed” with the Securities Exchange Commission or subject to Regulation 14A or 14C or to the liabilities of Section 18 of the Securities Exchange Act of 1934, except to the extent we specifically request that such information be treated as soliciting material or we specifically incorporate it by reference into any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934.

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Executive Compensation Tables
SUMMARY COMPENSATION TABLE
The following table shows the total compensation earned by our Named Executive Officers during the years ended December 31, 2021, December 31, 2020, and December 31, 2019:
Name and Principal Position	Year	Salary	Bonus (1)	Stock Awards (2)	Non-Equity Incentive Plan Compensation (3)	All Other Compensation (4)	Total
Eric H. Starkloff (5)(6) President and CEO	2021	$735,000	$—	$6,659,514	$785,763	$10,108	$8,190,385
	2020	629,271	—	10,414,680	411,075	10,608	11,465,634
	2019	551,250	—	1,737,863	106,116	50,645	2,445,874
Karen M. Rapp (7) Executive Vice President and Chief Financial Officer	2021	480,000	—	3,580,931	380,112	8,260	4,449,303
	2020	439,795	—	1,677,021	159,703	8,093	2,284,612
	2019	413,438	—	1,359,557	77,520	10,448	1,860,964
Jason E. Green* Executive Vice President & GM, Portfolio BU and Chief Revenue Officer	2021	575,000	200,000	2,088,851	364,274	10,110	3,238,235
	2020	551,042	100,284	1,197,918	193,200	10,110	2,052,554
Scott A. Rust Executive Vice President, Platform & Technology	2021	415,625	—	979,152	243,386	13,485	1,651,648
	2020	383,717	1,000	958,313	113,213	11,760	1,468,003
	2019	385,000	—	886,650	42,350	11,160	1,325,160
Ritu Favre* Executive Vice President & GM, Business Units	2021	425,000	—	1,566,666	336,558	11,760	2,339,984
*	Mr. Green became a Named Executive Officer in January 2020, and Ms. Favre became a Named Executive Officer in January 2021.
(1)
In 2021, Mr. Green received a $200,000 performance bonus based on the Portfolio BU’s performance during that year based. In 2020, Mr. Green received a service award of $284 and a $100,000 transition payment as the Compensation Committee approved transferring Mr. Green from a sales-based incentive compensation plan to the EIP. This payment was intended to compensate Mr. Green for the short-term negative impact on his compensation caused by his being transferred to the EIP. In 2020, Mr. Rust received a service award of $1,000. All employees, including executives, are eligible under NI’s service award program pursuant to which employees may receive awards based on the number of years of continued employment with NI. Awards under the service award program have historically been in the range of $100 to $1,000 per award, with employees receiving $100 in cash at their 5th anniversary of service with NI and $1,000 in cash at their 10th, 15th, 20th and 25th anniversaries of service with NI.

(2)
The amounts included in the table for stock awards represent the aggregate grant date fair value of awards made each fiscal year, as computed in accordance with FASB ASC 718. The grant date fair value for time-based RSUs is measured in accordance with FASB ASC 718 and based on the closing price of NI’s common stock preceding the date of grant. The grant date fair value for PRSUs is calculated using a Monte-Carlo model for each award on the date of grant, as determined under FASB ASC 718, based on the probable outcome of the performance condition as of the grant date. The fair value for each award may differ based on the applicable data, assumptions, and estimates used in the model. Our expected volatility at the date of grant was based on the historical volatilities of our common stock and the companies included in the Index over the performance period. Although the assumed probable outcome as of the grant date was achievement at the target level, the terms of the awards for PRSUs also provide for achievement of up to 200% of the target amount (the “maximum”).

(3)
Amounts reflect the sum of the amounts earned by Named Executive Officers pursuant to the EIP for 2021 and 2020, and for 2019, these amounts reflect the sum of the amounts earned by Named Executive Officers pursuant to our previous cash bonus programs, the Annual Company Performance Bonus Program and the Annual Incentive Program.

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(4)
These amounts represent NI contributions to the Section 401(k) Plan on behalf of the Named Executive Officers, the full dollar value of premiums paid by NI for term life insurance on behalf of the Named Executive Officers for 2021, 2020, and 2019, and certain other payments in the amounts shown below:

Named Executive Officer	Year	NI Contributions to 401(k) Plan	Term Life Insurance Premium Paid by NI for Benefit of the Insured	Other *	Total
Eric H. Starkloff	2021	$8,748	$360	$1,000	$10,108
	2020	8,748	360	1,500	10,608
	2019	8,748	360	41,537	50,645
Karen M. Rapp	2021	7,900	360	—	8,260
	2020	7,733	360	—	8,093
	2019	10,088	360	—	10,448
Jason E. Green	2021	9,750	360	—	10,110
	2020	9,750	360	—	10,110
Scott A. Rust	2021	11,625	360	1,500	13,485
	2020	11,400	360	—	11,760
	2019	10,800	360	—	11,160
Ritu Favre	2021	11,400	360	—	11,760
*
The dollar amounts listed in “Other” reflect fees and expenses paid related to contributions by NI to Mr. Starkloff’s health spending account paid in 2021 and 2020, and to Mr. Rust’s health spending account for 2021. For 2019, the dollar amounts listed in “Other” reflect fees and expenses paid related to the negotiation of Mr. Starkloff's Executive Employment Agreement and amounts paid in connection with Mr. Starkloff’s participation in an incentive award trip. Other than the foregoing, for 2021, 2020, and 2019, NI did not provide its Named Executive Officers with any form of compensation that would be reportable under Item 402(c)(2)(ix) of Regulation S-K. NI does not pay or accrue cash dividends on unvested RSUs.

(5)
Pursuant to the Starkloff Executive Employment Agreement, Mr. Starkloff was appointed as our CEO, effective February 1, 2020, and continues to serve as our President. Mr. Starkloff's base salary increased to $700,000 at that time. Mr. Starkloff’s base salary shown for 2020 above is pro-rated based upon the number of days during the year the respective base salary increase was in effect.

(6)
The amount reflected in the “Stock Awards” column above for 2020 includes a one-time promotional grant of 75,000 PRSUs and 75,000 RSUs, granted pursuant to the Starkloff Executive Employment Agreement, upon Mr. Starkloff becoming our CEO.

(7)
The amount reflected in the “Stock Awards” column above for 2021 includes the Rapp April 2021 Award, a one-time retention award of 27,700 RSUs granted on April 20, 2021, with a grant date fair market value of $1,230,988.

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GRANTS OF PLAN-BASED AWARDS TABLE
FOR FISCAL YEAR ENDED DECEMBER 31, 2021
Named Executive Officer	Grant Date (1)	Estimated Future Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards: Number of Shares of Stock or Stock Units			All Other Stock Awards: Number of Shares of Stock or Units (3)	Aggregate Grant Date Fair Value of Stock Awards
		Threshold (2)	Target	Maximum	Threshold	Target	Maximum
Eric H. Starkloff
Executive Incentive Program (EIP)		$496,125	$992,250	$1,984,500	—	—	—	—	—
2020 Incentive Plan - RSUs	2/17/2021	—	—	—	—	—	—	44,974	$2,092,640
2020 Incentive Plan - PRSUs	2/17/2021	—	—	—	33,730	67,461	134,922	—	4,566,873
Karen M. Rapp
Executive Incentive Program (EIP)		$240,000	$480,000	$960,000	—	—	—	—	—
2020 Incentive Plan - RSUs	1/19/2021	—	—	—	—	—	—	21,043	957,246
2020 Incentive Plan – RSUs (Retention)	4/20/2021	—	—	—	—	—	—	27,700	1,230,988
2020 Incentive Plan - PRSUs	1/19/2021	—	—	—	10,521	21,043	42,086	—	1,392,697
Jason E. Green
Executive Incentive Program (EIP)		$230,000	$460,000	$920,000	—	—	—	—	—
2020 Incentive Plan - RSUs	1/19/2021	—	—	—	—	—	—	18,705	850,890
2020 Incentive Plan - PRSUs	1/19/2021	—	—	—	9,352	18,705	37,410	—	1,237,961
Scott A. Rust
Executive Incentive Program (EIP)		$153,672	$307,344	$614,688	—	—	—	—	—
2020 Incentive Plan - RSUs	1/19/2021	—	—	—	—	—	—	8,768	398,856
2020 Incentive Plan - PRSUs	1/19/2021	—	—	—	4,384	8,768	17,536	—	580,296
Ritu Favre
Executive Incentive Program (EIP)		$212,500	$425,000	$850,000	—	—	—	—	—
2020 Incentive Plan - RSUs	1/19/2021	—	—	—	—	—	—	14,029	638,179
2020 Incentive Plan - PRSUs	1/19/2021	—	—	—	7,014	14,029	28,058	—	928,487
(1)	In accordance with Item 402(d)(2)(ii) of Regulation S-K, only grant dates for equity-based awards are reported in this table.
(2)	Threshold amounts for each of the three metrics under the EIP were set at 50%, representing 7.5% Revenue Growth, 18% Operating Margin, and $320 million Software Revenue.
(3)	For 2021, the Named Executive Officer RSU awards had three-year annual vesting with a vesting commencement date of May 1, 2021.
Summary Compensation Table and Grants of Plan-Based Awards Table Discussion
The level of salary, bonus, and non-equity incentive plan compensation in proportion to total compensation ranged from approximately 19% to 47% for each of the Named Executive Officers in 2021.
The terms of each Named Executive Officer’s employment include severance payments and payments that may be triggered by a change in control of NI. On February 22, 2021, each of Ms. Rapp, Mr. Green, and Ms. Favre and, on September 28, 2021, Mr. Rust entered into executive employment agreements with NI, which provide for severance payment arrangements that would be triggered by a merger or other change in control of NI. See “Potential Payments Upon Termination or Change of Control” for a more detailed discussion of such arrangements.
NI has not repriced or made any material modifications to any equity-based awards to its Named Executive Officers.
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OUTSTANDING EQUITY AWARDS AT FISCAL 2021 YEAR-END TABLE*
The following table provides information regarding stock and equity incentive plan awards for each Named Executive Officer that, as of December 31, 2021, had not vested:
Named Executive Officer	Stock Awards
	Type of Award (1)	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($) (2)	Equity Incentive Plan Awards; Number of Unearned Shares, Units or Other Rights That Have Not Vested (#) (3)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($) (2)
Eric H. Starkloff	RSU	44,974	1,964,014	—	—
	RSU	16,980	741,517	—	—
	RSU	50,000	2,183,500	—	—
	RSU	5,542	242,019	—	—
	RSU	5,435	237,346	—	—
	RSU	11,295	493,253	—	—
	RSU	9,397	410,367	—	—
	RSU	3,948	172,409	—	—
	RSU	1,207	52,710	—	—
	RSU	338	14,760	—	—
	PRSU	—	—	67,461	2,946,022
	PRSU	—	—	25,471	1,112,319
	PRSU	—	—	75,000	3,275,250
Karen M. Rapp	RSU	27,700	1,209,659	—	—
	RSU	21,043	918,948	—	—
	RSU	10,438	455,827	—	—
	RSU	4,335	189,309	—	—
	RSU	5,000	218,350	—	—
	PRSU	—	—	21,043	918,948
	PRSU	—	—	15,657	683,741
Jason E. Green	RSU	18,705	816,847	—	—
	RSU	7,456	325,604	—	—
	RSU	4,592	200,533	—	—
	RSU	2,174	94,939	—	—
	RSU	17,589	768,112	—	—
	PRSU	—	—	18,705	816,847
	PRSU	—	—	11,184	488,405
Scott A. Rust	RSU	8,768	382,899	—	—
	RSU	5,964	260,448	—	—
	RSU	2,827	123,455	—	—
	RSU	4,076	177,999	—	—
	RSU	6,776	295,908	—	—
	RSU	5,639	246,255	—	—
	RSU	1,316	57,470	—	—
	RSU	725	31,661	—	—
	RSU	315	13,756	—	—
	PRSU	—	—	8,768	382,899
	PRSU	—	—	8,947	390,715
Ritu Favre	RSU	14,029	612,646	—	—
	RSU	2,860	124,896	—	—
	RSU	9,597	419,101	—	—
	RSU	6,000	262,020	—	—
	PRSU	—	—	14,029	612,646
*	Information regarding the PRSUs granted to Mr. Starkloff, Ms. Rapp and Mr. Rust on January 1, 2019, which vested on December 31, 2021, is not included in the table.
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(1)
RSUs were granted under the 2010 Incentive Plan, 2015 Incentive Plan and 2020 Incentive Plan. RSUs granted under the 2010 Incentive Plan and 2015 Incentive Plan prior to April 2016 vest as to 1/10th of the RSUs on each anniversary of the vesting commencement date, subject to acceleration of vesting in the event that NI achieves certain financial performance goals. The maximum amount of vesting acceleration is an additional 10% of the award per year. For grants made pursuant to the 2010 Incentive Plan, the number of RSUs that can have vesting acceleration each year is determined based upon the extent to which we attain a 40% year over year Revenue Growth and 18% non-GAAP operating profit as a percentage of revenue. Specifically, if we achieve a 40% year over year Revenue Growth and a 18% non-GAAP operating profit as a percentage of revenue, then 10% of the total number of RSUs subject to the award will accelerate. For grants made pursuant to the 2015 Incentive Plan prior to April 2016, the number of RSUs that can have vesting acceleration each year is determined based upon the extent to which we attain 20% year over year Revenue Growth and 18% non-GAAP operating profit as a percentage of revenue. Specifically, if we achieve a 20% year-over-year Revenue Growth and a 18% non-GAAP operating profit as a percentage of revenue, then 10% of the total number of RSUs subject to the award accelerates. The earliest an award eligible for acceleration may fully vest is in five years. RSUs granted under the 2010 Incentive Plan and 2015 Incentive Plan prior to April 2016 have a vesting term of ten years. RSUs granted pursuant to the 2015 Incentive Plan from April 2016 to April 2018 vest as to 25% of the RSUs on each anniversary of the vesting commencement date. In 2019, RSUs for Named Executive Officers at that time were granted under the 2015 Incentive Plan and vest as to 1/3rd of the RSUs on each anniversary of the vesting commencement date. For Mr. Green, RSUs granted in 2019 were granted under the 2015 Incentive Plan and vest as to 1/4th of the RSUs on each anniversary of the vesting commencement date. RSUs granted in 2020 were granted pursuant to the 2015 Equity Incentive Plan and vest as to 1/3rd of the RSUs on each anniversary of the vesting commencement date. RSUs granted in 2021 (other than the Rapp April 2021 Award) were granted pursuant to the 2020 Equity Incentive Plan and vest as to 1/3rd of the RSUs on each anniversary of the vesting commencement date. In April 2021, Ms. Rapp received 27,700 RSUs granted under the 2020 Incentive Plan, which vest as to 1/2 of the RSUs on each anniversary of the vesting commencement date. RSUs are subject to the continued service of the Named Executive Officer on each such vesting date.

PRSUs granted in 2021 were granted under the 2020 Incentive Plan, while PRSUs granted in 2020 and 2019 were granted under the 2015 Incentive Plan. Outstanding PRSU awards may be earned and eligible for vesting in a single installment following the end of the applicable three-year performance period from the beginning of the performance period starting on January 1.
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The following table (part of note 1), sets forth the grant date and vesting commencement date or performance period commencement date for the unvested stock awards listed in the table above.
Named Executive Officer	Number of Shares or Units of Stock That Have Not Vested	Grant Date	Vesting Commencement Date / Performance Period Commencement Date
Eric H. Starkloff	44,974	2/17/2021	5/1/2021
	16,980	4/29/2020	5/1/2020
	50,000	2/1/2020	2/1/2020
	5,542	1/22/2019	5/1/2019
	5,435	4/25/2018	5/1/2018
	11,295	4/26/2016	5/1/2016
	9,397	4/21/2015	5/1/2015
	3,948	4/22/2014	5/1/2014
	1,207	4/23/2013	5/1/2013
	338	4/18/2012	5/1/2012
	67,461	2/17/2021	1/1/2021
	25,471	4/29/2020	1/1/2020
	75,000	2/1/2020	1/1/2020
Karen M. Rapp	27,700	4/20/2021	2/28/2021
	21,043	1/19/2021	5/1/2021
	10,438	2/19/2020	5/1/2020
	4,335	1/22/2019	5/1/2019
	5,000	4/25/2018	5/1/2018
	21,043	1/19/2021	1/1/2021
	15,657	2/19/2020	1/1/2020
Jason E. Green	18,705	1/19/2021	5/1/2021
	7,456	2/19/2020	5/1/2020
	4,592	2/20/2019	5/1/2019
	2,174	4/25/2018	5/1/2018
	17,589	9/17/2015	5/1/2015
	18,705	1/19/2021	1/1/2021
	11,184	2/19/2020	1/1/2020
Scott A. Rust	8,768	1/19/2021	5/1/2021
	5,964	2/19/2020	5/1/2020
	2,827	1/22/2019	5/1/2019
	4,076	4/25/2018	5/1/2018
	6,776	4/26/2016	5/1/2016
	5,639	4/21/2015	5/1/2015
	1,316	4/22/2014	5/1/2014
	725	4/23/2013	5/1/2013
	315	4/18/2012	5/1/2012
	8,768	1/19/2021	1/1/2021
	8,947	2/19/2020	1/1/2020
Ritu Favre	14,029	1/19/2021	5/1/2021
	2,860	12/02/2020	11/1/2020
	9,597	4/28/2020	5/1/2020
	6,000	10/22/2019	5/1/2019
	14,029	1/19/2021	1/1/2021
(2)	Calculated by multiplying the number of shares of RSUs by $43.67, the closing market price of our common stock on December 31, 2021.
(3)
Reflects PRSUs granted at target. The PRSUs are reported at the target level because we are required by SEC rules to compare our performance through 2021 under the PRSU grant against the threshold, target and maximum performance levels for the grant and report the applicable potential share number. If the performance is between levels, we are required to report the potential payout at the next highest level. For example, if performance through the previous year exceeded target, even by only a modest amount, and even if it is unlikely that we will achieve the results that would dictate the payment of the maximum amount, we are required by SEC rules to report the maximum potential payouts. For the first year of the 2021-2023 and the first two years of the 2020-2022 performance period, we tracked between the threshold and target levels of performance against the PRSU performance goals on a combined basis and have accordingly reported the PRSUs at the target award levels.

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STOCK VESTED
FOR FISCAL YEAR ENDED DECEMBER 31, 2021 TABLE*
	Stock Awards
Named Executive Officer	Number of Shares Acquired on Vesting	Value Realized on Vesting
Eric H. Starkloff	25,000	$1,035,000 (1)
	33,775	1,398,623 (2)
	10,307	451,137 (4)
Karen M. Rapp	19,554	809,731 (2)
	8,063	352,918 (4)
Jason E. Green	15,698	650,054 (2)
Scott A. Rust	19,594	811,388 (2)
	5,258	230,143 (4)
Ritu Favre	6,200	256,742 (2)
	2,860	121,464 (3)
*	Includes PRSUs granted to Mr. Starkloff, Ms. Rapp and Mr. Rust on January 1, 2019, all of which vested on December 31, 2021.
(1)	Calculated by using the closing price of our common stock for the day immediately preceding the vesting date of February 1, 2021, which was $41.40 per share.
(2)	Calculated by using the closing price of our common stock for the day immediately preceding the vesting date of May 1, 2021, which was $41.41 per share.
(3)	Calculated by using the closing price of our common stock for the day immediately preceding the vesting date of November 1, 2021, which was $42.47 per share.
(4)	Calculated by using the closing price of our common stock for the day immediately preceding the vesting date of December 31, 2021, which was $43.77 per share.
Pension Benefits and Nonqualified Deferred Compensation
NI does not have any pension plans, non-qualified defined contribution plans or non-qualified deferred compensation plans.
Potential Payments Upon Termination or Change in Control
Our employment arrangements with each of Mr. Starkloff, Ms. Rapp, Mr. Green, Ms. Favre, and Mr. Rust, summarized below, include severance or other payment arrangements that would be triggered by a termination of employment, merger or other change in control of NI.
Arrangements with Mr. Starkloff:
On October 28, 2019, we entered into the Starkloff Executive Employment Agreement with Mr. Starkloff, pursuant to which Mr. Starkloff was appointed as our Chief Executive Officer, effective February 1, 2020. On February 3, 2020, the Starkloff Executive Employment Agreement was amended to reflect the implementation of the Company’s EIP. Pursuant to the amendment, in lieu of Mr. Starkloff’s participation in the Company’s prior bonus programs, Mr. Starkloff’s 2020 annual EIP target incentive bonus opportunity was 135% of his base salary.
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In the event Mr. Starkloff’s employment is terminated either by us without Cause or Mr. Starkloff resigns for Good Reason (as such terms are defined in the Starkloff Executive Employment Agreement), subject to him executing and not revoking a release of claims in favor of NI and meeting other requirements in the Starkloff Executive Employment Agreement, Mr. Starkloff will be entitled to receive (the “Starkloff Employment Agreement Severance Payment”):
(i)
continuing severance pay at a rate equal to 100% of his base salary, as then in effect (less applicable withholding), for a period of 18 months from the date of such termination, paid in accordance with NI’s normal payroll practices;

(ii)
to the extent not already earned and accrued, a lump sum equivalent to 100% of his EIP bonus as in effect at the time of the applicable termination or resignation, less applicable withholding, which amount shall be paid at such time annual bonuses are paid to our other senior executives (for avoidance of doubt in no case would Mr. Starkloff be entitled to more than one EIP bonus payment);

(iii)
accelerated vesting of Mr. Starkloff’s outstanding RSUs that would have vested had he remained employed by NI for 12 months following the termination date, and subject to any required approval by the Board; and

(iv)
provided he timely elects healthcare continuation coverage under COBRA, reimbursement of Mr. Starkloff for, or direct payment of, his COBRA premiums (at the coverage level in effect immediately prior to his termination) until the earlier of 18 months following the termination date or the date Mr. Starkloff becomes covered under similar plans. If NI determines, in its sole discretion, that it cannot provide the foregoing benefit related to COBRA premiums without potentially violating or being subject to an excise tax under applicable law, we will instead provide a taxable monthly payment of an equivalent amount, which will be made regardless of whether Mr. Starkloff elects COBRA, and continue until the earlier of 18 months following termination or the date Mr. Starkloff becomes covered under similar plans.

If the employment of Mr. Starkloff had been terminated on December 31, 2021, pursuant to the Starkloff Executive Employment Agreement, the Starkloff Employment Agreement Severance Payment would have been $5,049,268 (including the value of accelerated RSUs based upon the closing market price of NI’s common stock on December 31, 2021, which was $43.67 per share (the “Applicable Price”).
Notwithstanding any contrary provision, if a termination of employment described in the Starkloff Executive Employment Agreement occurs within the period beginning three months prior to a Change in Control (as such term is defined in the Starkloff Executive Employment Agreement, as amended) and ending 12 months following a Change in Control, then Mr. Starkloff will be entitled to receive the same severance described in the preceding paragraphs except the severance amount set forth in (i) above will be paid in a lump-sum on the 60th day following the termination date.
For avoidance of doubt, Mr. Starkloff’s equity awards will remain subject to the Change in Control vesting or other treatment as provided for pursuant to the terms of NI’s equity plan and his equity award agreements, as applicable, notwithstanding his eligibility to receive vesting acceleration set forth in (iii) above.
If a Change in Control had occurred as of December 31, 2021, in connection with a termination that resulted in acceleration under the terms of our equity incentive plans and equity award agreements of all unvested equity awards outstanding as of such date, instead of the value of the equity awards included in the termination benefits above, the value of equity awards at the Applicable Price included with such termination benefits would be $13,845,486.
Arrangements with Ms. Rapp:
On February 22, 2021, we entered into a written executive employment agreement with Ms. Rapp (the “Rapp Executive Employment Agreement”). In the event of involuntary termination of Ms. Rapp’s employment by us without Cause or resignation for Good Reason (as such terms are defined in the Rapp Executive Employment Agreement), subject to her executing and not revoking a release of claims in favor of NI and meeting other requirements in the Rapp Executive Employment Agreement, Ms. Rapp will be entitled to receive (the “Rapp Employment Agreement Severance Payment”): (i) continuing severance pay at a rate equal to 100% of her base salary (less applicable withholding), for a period of 12 months from the date of termination (but if such a termination occurs in a period beginning 3 months prior to a Change in Control (as defined in the Rapp Executive Employment Agreement) and ending 12 months following a Change in Control, then she will be entitled to receive the severance amount in a lump sum in 60 days); (ii) to the extent not already earned and accrued, 100% of her EIP bonus as in effect at the time of the applicable termination or resignation, less applicable withholding; (iii) accelerated vesting of her outstanding
44

service-based RSUs that would have vested had she remained employed by NI for 12 months following the termination date, and subject to any required approval by the Compensation Committee; and (iv) provided she timely elects healthcare continuation coverage under COBRA, NI will reimburse her for, or direct payment of, her COBRA premiums (at the coverage level in effect immediately prior to her termination) until the earlier of 12 months following the termination date or the date she becomes covered under similar plans. If we determine in our sole discretion, that we cannot provide the foregoing benefit related to COBRA premiums without potentially violating, or being subject to an excise tax under, applicable law, we will instead provide a taxable monthly payment of an equivalent amount, which will be made regardless of whether she elects COBRA and continue until the earlier of 12 months following termination or the date she becomes covered under similar plans.
If the employment of Ms. Rapp had been terminated on December 31, 2021, pursuant to the Rapp Executive Employment Agreement, the Rapp Employment Agreement Severance Payment would have been $2,516,129 (including the value of accelerated RSUs at the Applicable Price).
If a Change in Control had occurred as of December 31, 2021 in connection with a termination that resulted in acceleration under the terms of our equity incentive plans and equity award agreements of all unvested equity awards outstanding as of such date, instead of the value of the equity awards included in the termination benefits above, the value of equity awards at the Applicable Price included with such termination benefits would be $4,594,783.
Arrangements with Mr. Green:
On February 22, 2021, we entered into a written executive employment agreement with Mr. Green (the “Green Executive Employment Agreement”). In the event of involuntary termination of Mr. Green’s employment by us without Cause or resignation for Good Reason (as such terms are defined in the Green Executive Employment Agreement ), subject to his executing and not revoking a release of claims in favor of NI and meeting other requirements in the Green Executive Employment Agreement, Mr. Green will be entitled to receive (the “Green Employment Agreement Severance Payment”): (i) continuing severance pay at a rate equal to 100% of his base salary (less applicable withholding), for a period of 12 months from the date of termination (but if such a termination occurs in a period beginning 3 months prior to a Change in Control (as defined in his employment agreement) and ending 12 months following a Change in Control, then he will be entitled to receive the severance amount in a lump sum in 60 days); (ii) to the extent not already earned and accrued, 100% of his EIP bonus as in effect at the time of the applicable termination or resignation, less applicable withholding; (iii) accelerated vesting of his outstanding service-based RSUs that would have vested had he remained employed by NI for 12 months following the termination date, and subject to any required approval by the Compensation Committee; and (iv) provided he timely elects healthcare continuation coverage under COBRA, we will reimburse him for, or direct payment of, his COBRA premiums (at the coverage level in effect immediately prior to his termination) until the earlier of 12 months following the termination date or the date he becomes covered under similar plans. If we determine in our sole discretion, that we cannot provide the foregoing benefit related to COBRA premiums without potentially violating, or being subject to an excise tax under, applicable law, we will instead provide a taxable monthly payment of an equivalent amount, which will be made regardless of whether he elects COBRA and continue until the earlier of 12 months following termination or the date the executive becomes covered under similar plans.
If the employment of Mr. Green had been terminated on December 31, 2021, pursuant to the Green Executive Employment Agreement, the Green Employment Agreement Severance Payment would have been $1,903,461 (including the value of accelerated RSUs at the Applicable Price).
If a Change in Control had occurred as of December 31, 2021 in connection with a termination that resulted in acceleration under the terms of our equity incentive plans and equity award agreements of all unvested equity awards outstanding as of such date, instead of the value of the equity awards included in the termination benefits above, the value of equity awards at the Applicable Price included with such termination benefits would be $3,511,286.
Arrangements with Ms. Favre:
On February 22, 2021, we entered into a written executive employment agreement with Ms. Favre (the “Favre Executive Employment Agreement”). In the event of involuntary termination of Ms. Favre’s employment by us without Cause or resignation for Good Reason (as such terms are defined in the Favre Executive Employment Agreement ), subject to her executing and not revoking a release of claims in favor of NI and meeting other requirements in the Favre Executive Employment Agreement, Ms. Favre will be entitled to receive (the “Favre Employment Agreement Severance Payment”): (i) continuing severance pay at a rate equal to 100% of her base salary (less applicable
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withholding), for a period of 12 months from the date of termination (but if such a termination occurs in a period beginning 3 months prior to a Change in Control (as defined in the Favre Executive Employment Agreement) and ending 12 months following a Change in Control, then she will be entitled to receive the severance amount in a lump sum in 60 days); (ii) to the extent not already earned and accrued, 100% of her EIP bonus as in effect at the time of the applicable termination or resignation, less applicable withholding; (iii) accelerated vesting of her outstanding service-based RSUs that would have vested had she remained employed by NI for 12 months following the termination date, and subject to any required approval by the Compensation Committee; and (iv) provided she timely elects healthcare continuation coverage under COBRA, we will reimburse her for, or direct payment of, her COBRA premiums (at the coverage level in effect immediately prior to her termination) until the earlier of 12 months following the termination date or the date she becomes covered under similar plans. If we determine in our sole discretion, that we cannot provide the foregoing benefit related to COBRA premiums without potentially violating, or being subject to an excise tax under, applicable law, we will instead provide a taxable monthly payment of an equivalent amount, which will be made regardless of whether she elects COBRA and continue until the earlier of 12 months following termination or the date she becomes covered under similar plans.
If the employment of Ms. Favre had been terminated on December 31, 2021, pursuant to the Favre Executive Employment Agreement, the Favre Employment Agreement Severance Payment would have been $1,460,315 (including the value of accelerated RSUs at the Applicable Price).
If a Change in Control had occurred as of December 31, 2021 in connection with a termination that resulted in acceleration under the terms of our equity incentive plans and equity award agreements of all unvested equity awards outstanding as of such date, instead of the value of the equity awards included in the termination benefits above, the value of equity awards at the Applicable Price included with such termination benefits would be $2,031,310.
Arrangements with Mr. Rust:
On September 28, 2021, we entered into a written executive employment agreement with Mr. Rust (the “Rust Executive Employment Agreement”) effective as of October 1, 2021. In the event of involuntary termination of Mr. Rust’s employment by us without Cause or resignation for Good Reason (as such terms are defined in the Rust Executive Employment Agreement ), subject to his executing and not revoking a release of claims in favor of NI and meeting other requirements in the Rust Executive Employment Agreement, Mr. Rust will be entitled to receive (the “Rust Employment Agreement Severance Payment”): (i) continuing severance pay at a rate equal to 100% of his base salary (less applicable withholding), for a period of 12 months from the date of termination (but if such a termination occurs in a period beginning 3 months prior to a Change in Control (as defined in his employment agreement) and ending 12 months following a Change in Control, then he will be entitled to receive the severance amount in a lump sum in 60 days); (ii) to the extent not already earned and accrued, 100% of his EIP bonus as in effect at the time of the applicable termination or resignation, less applicable withholding; (iii) accelerated vesting of his outstanding service-based RSUs that would have vested had he remained employed by NI for 12 months following the termination date, and subject to any required approval by the Compensation Committee; and (iv) provided he timely elects healthcare continuation coverage under COBRA, we will reimburse him for, or direct payment of, his COBRA premiums (at the coverage level in effect immediately prior to his termination) until the earlier of 12 months following the termination date or the date he becomes covered under similar plans. If we determine in our sole discretion, that we cannot provide the foregoing benefit related to COBRA premiums without potentially violating, or being subject to an excise tax under, applicable law, we will instead provide a taxable monthly payment of an equivalent amount, which will be made regardless of whether he elects COBRA and continue until the earlier of 12 months following termination or the date he becomes covered under similar plans.
If the employment of Mr. Rust had been terminated on December 31, 2021, pursuant to the Rust Executive Employment Agreement, the Rust Employment Agreement Severance Payment would have been $1,613,295 (including the value of accelerated RSUs at the Applicable Price).
If a Change in Control had occurred as of December 31, 2021 in connection with a termination that resulted in acceleration under the terms of our equity incentive plans and equity award agreements of all unvested equity awards outstanding as of such date, instead of the value of the equity awards included in the termination benefits above, the value of equity awards at the Applicable Price included with such termination benefits would be $2,363,464.
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Our Named Executive Officers may benefit along with non-executive employees from acceleration provisions under the terms of our 2020 Incentive Plan, 2015 Incentive Plan, and 2010 Incentive Plan that are applicable to all participating employees. Further, each of our Named Executive Officers also have PRSUs under our 2020 Incentive Plan and 2015 Incentive Plan with special vesting terms upon a change of control of NI, as further described below.
The 2010 Incentive Plan provides for acceleration of all unvested restricted stock units in the event of a change of control of NI or the award recipient’s death or disability (each, an “acceleration event”). A change of control under the 2010 Incentive Plan means any of the following events:
•	any person becomes the beneficial owner of 50% or more of the total voting power represented by our outstanding voting securities;
•	existing members of our Board cease to constitute at least a majority of the Board;
•	a public announcement is made of a tender or exchange offer for 50% or more of the outstanding voting securities and it is not opposed by our Board;
•
our stockholders approve a merger or consolidation with any other corporation or partnership, unless our stockholders prior to such transaction will hold a majority of the voting power of the surviving or acquiring entity; or

•	our stockholders approve a plan of complete liquidation or an agreement for the sale or disposition of all or substantially all of our assets.
In the case of unvested restricted stock units under the 2010 Incentive Plan, 100% of the restricted stock units that have not vested as of the date of death or disability will immediately vest.
Pursuant to the 2015 Incentive Plan and 2020 Incentive Plan, in the event of a change in control of NI, awards will be treated as determined by the administrator, including that each award be assumed or substituted by the successor corporation; provided that, in the event the successor corporation does not assume or substitute awards, the restriction period of any award of restricted stock or restricted stock units will immediately be accelerated, and the restrictions will expire, and, with respect to awards with performance-based vesting, all performance goals or other vesting criteria will be deemed achieved at 100% of target levels and all other terms and conditions met. The number of PRSUs so determined will be scheduled to vest in equal monthly installments following the change of control over the remainder of the original performance period. Following any such assumption or substitution of awards, if an employee is terminated without Cause (as defined in the applicable plan) within 24 months following the change in control of NI, then the vesting of such employee’s awards will accelerate, and the restricted stock units will immediately become fully vested.
A change in control under the 2015 Incentive Plan and 2020 Incentive Plan means any of the following events:
•	any person becomes the beneficial owner of fifty percent (50%) or more of the total voting power represented by our outstanding voting securities;
•	the sale or disposition by us of all or substantially all of our assets;
•	existing members of our Board cease to constitute at least a majority of the Board; or
•
the consummation of a merger or consolidation of us with any other corporation, unless our stockholders prior to such transaction will hold at least 50% of the voting power of the surviving or acquiring entity.

If a change in control had occurred as of December 31, 2021 that resulted in the acceleration under the terms of our equity incentive plans and equity award agreements of all unvested awards outstanding as of such date, the value of such accelerated awards based on the Applicable Price for our Named Executive Officers would have been as set forth in the table below:
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Potential Value of Equity Awards Upon a Change of Control
Named Executive Officer	RSUs	PRSUs
Eric H. Starkloff	$ 6,511,895	$ 7,333,590
Karen M. Rapp	2,992,094	1,602,689
Jason E. Green	2,206,034	1,305,253
Scott A. Rust	1,589,850	773,614
Ritu Favre	1,418,664	612,646
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CEO PAY RATIO DISCLOSURE
As required by Item 402(u) of Regulation S-K, we are providing the following information about the relationship of the annual total compensation of our employees and the annual total compensation of our President and CEO, Eric H. Starkloff, who was serving in that position on December 31, 2021, and whose total compensation is annualized for purposes of this disclosure.
To determine the annual total compensation of the “median employee,” the methodology and the material assumptions, adjustments, and estimates that we used were as follows:
•
We selected December 31, 2020, the date of the most recent and validated global employee data file, as the date upon which we identified the median employee. We used the same median employee as used in our disclosure for fiscal year 2020 because during fiscal year 2021 there was no change in our employee population or employee compensation arrangements that we reasonable believe would significantly impact our pay ratio disclosure.

•
We identified the “median employee” by taking all employees, excluding our President and CEO and the other excluded groups described below, and ranking them based on annualized U.S. dollar equivalent direct compensation, including the value of stock awards, and converting the base salary and bonus payouts in local currency utilizing the latest exchange rate table provided by our finance team.

•
In performing our analysis, we excluded those individuals that perform work for us but are paid by a third-party. The total number of U.S. and non-U.S. employees used for our de minimis calculation was 7,035. We then excluded employees in those countries that had less than 75 employees. The total number of employees subject to this exclusion equaled 4.5% of our total global population, as permitted by the applicable SEC de minimis rule. The jurisdictions from which those employees are being excluded, and the approximate number of employees excluded from each jurisdiction, are as follows: Singapore, 51; Italy, 50; Mexico, 39; Ireland, 25; Belgium, 22; Brazil, 21; Philippines, 20; Russian Federation, 18; Canada, 10; Sweden, 9; Netherlands, 8; Switzerland, 7; Austria, 5; Lebanon, 5; Colombia, 4; Czech Republic, 4; Hong Kong, 4; Thailand, 4; Denmark, 3; Poland, 3; Spain, 2; Vietnam, 2; Finland, 1; and Indonesia, 1.

•
We have estimated the median of the annual total compensation of all employees of our Company (other than our President and CEO) was $51,375 (using a consistently applied compensation measure of base salary, plus bonus, target commission, and the value of stock awards, as applicable).

•
We then calculated all the elements of such median employee’s compensation for fiscal year 2021 in accordance with the requirements of Item 402(c)(2)(x) of Regulation S-K, resulting in annual total compensation of $55,621, which includes the median employee’s total compensation as previously calculated and including additional elements such as term life insurance premiums paid by the Company, overtime and a discretionary award.

•	In determining our calculation, the annual total compensation of our President and CEO, as reported in the Summary Compensation Table presented elsewhere in this Proxy Statement, was $8,190,385.
Based on this information, for fiscal year 2021, the ratio of the annual total compensation of our CEO to the median of the annual total compensation of all our employees was 147 to 1. We believe this pay ratio is a reasonable estimate calculated in a manner consistent with Item 402(u) of Regulation S-K.
DELINQUENT SECTION 16(a) REPORTS
Section 16(a) of the Exchange Act requires NI’s officers and directors, and persons who own more than 10% of a registered class of NI’s equity securities, to file reports of ownership on Form 3 and changes in ownership on Form 4 or Form 5 with the SEC. Such officers, directors and 10% stockholders are also required by SEC rules to furnish NI with copies of all Section 16(a) forms they file. Based solely on its review of the copies of such forms received by it, NI believes that, during the fiscal year ended December 31, 2021, all Section 16(a) filing requirements applicable to its officers, directors and 10% stockholders were satisfied except that there was one late Form 4 filed for Ms. Favre with respect to one transaction.
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EQUITY COMPENSATION PLAN INFORMATION
The number of shares issuable upon exercise of outstanding restricted stock unit awards (RSUs and PRSUs) granted to employees and non-employee directors, as well as the number of shares remaining available for future issuance, under our equity compensation plans as of December 31, 2021, are summarized in the table below. We had no outstanding options, warrants or other rights under equity compensation plans as of such date.
Plan category	Number of shares to be issued upon vesting of outstanding options, warrants and rights (1)	Weighted- average exercise price of outstanding options, warrants and rights (2)	Number of shares remaining for future issuance under equity compensation plans (3)
Equity compensation plans approved by stockholders	3,962,458	—	5,310,886
Equity compensation plans not approved by stockholders	—	—	—
Total	3,962,458	—	5,310,886
(1)	Includes 3,962,458 shares to be issued upon the vesting of outstanding restricted stock units.
(2)	All awards were restricted stock units which do not have an exercise price.
(3)	Includes 3,249,365 shares available for future issuance under the 2020 Incentive Plan and 2,061,521 shares available for future issuance under the ESPP.
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REPORT OF THE AUDIT COMMITTEE*
The Audit Committee operates under a written charter adopted by the Board of Directors. The members of the Audit Committee are Gayla J. Delly, James E. Cashman, III, Dr. Gerhard P. Fettweis and Michael E. McGrath. All members of the Audit Committee meet the independence requirements of the Nasdaq listing standards.
Management is responsible for NI’s internal controls and the financial reporting process. NI’s independent registered public accounting firm is responsible for performing an independent audit of NI’s consolidated financial statements in accordance with standards of the Public Company Accounting Oversight Board (United States) and for issuing opinions on the conformity of those audited financial statements with U.S. generally accepted accounting principles and the effectiveness of NI’s internal control over financial reporting. The Audit Committee’s responsibility is to monitor and oversee these processes.
The Audit Committee schedules its meetings and conference calls with a view to ensuring it devotes appropriate attention to all of its tasks. The Audit Committee met six times during fiscal 2021 to carry out its responsibilities. The Audit Committee regularly meets privately with NI’s independent registered public accounting firm, internal audit personnel, and management, each of whom has unrestricted access to the Audit Committee. The Audit Committee evaluated the performance of the items enumerated in the Audit Committee Charter, which includes oversight of NI’s internal audit function.
As part of its oversight of NI’s financial statements, the Audit Committee reviewed and discussed with both management and the independent registered public accounting firm NI’s quarterly and audited fiscal year financial statements, including a review of NI’s Annual Report on Form 10-K. The Audit Committee also reviewed and approved the independent registered public accounting firm’s work plan, audit fees, and all non-audit services performed by the independent registered public accounting firm. The Audit Committee also discussed with the independent registered public accounting firm any matters required to be discussed by Auditing Standard No. 1301, Communication with Audit Committees, as amended.
The Audit Committee has also received the written disclosures from Ernst & Young LLP required by PCAOB Ethics and Independence Rule 3526, Communication with Audit Committees Concerning Independence, and the Audit Committee has discussed the independence of Ernst & Young LLP with that firm. The Audit Committee has implemented a procedure to monitor the independence of NI’s independent registered public accounting firm.
Based upon the Audit Committee’s discussions with management and Ernst & Young LLP and the report of Ernst & Young LLP to the Audit Committee, the Audit Committee recommended that the Board of Directors include the audited consolidated financial statements in NI’s Annual Report on Form 10-K for the year ended December 31, 2021, which has been filed with the SEC.
AUDIT COMMITTEE
Gayla J. Delly, Chair
James E. Cashman, III
Dr. Gerhard P. Fettweis
Michael E. McGrath
*
The foregoing Report of the Audit Committee is not to be deemed to be “soliciting material” or to be “filed” with the Securities Exchange Commission or subject to Regulation 14A or 14C or to the liabilities of Section 18 of the Securities Exchange Act of 1934, except to the extent we specifically request that such information be treated as soliciting material or we specifically incorporate it by reference into any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934.

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PROPOSAL TWO: INCREASE THE NUMBER OF SHARES RESERVED UNDER THE NATIONAL INSTRUMENTS CORPORATION 1994 EMPLOYEE STOCK PURCHASE PLAN BY 3,000,000 SHARES
NI is asking its stockholders to approve a proposed amendment to its 1994 Employee Stock Purchase Plan (the “ESPP”) to increase the number of shares of common stock reserved for issuance thereunder by 3,000,000 shares. On January 19, 2022, the Board of Directors approved the addition of 3,000,000 shares to the ESPP, subject to approval by the stockholders.
The ESPP is intended to promote the best interests of NI and its stockholders by providing eligible employees with the opportunity to become stockholders by purchasing NI common stock through payroll deductions. NI’s Board of Directors believes that the ESPP encourages employees to remain employed with NI and aligns the collective interests of NI’s employees with those of NI’s stockholders. NI’s continued success depends upon its ability to attract and retain talented employees. Equity incentives are necessary for NI to remain competitive in the marketplace to qualified personnel, and an employee stock purchase plan is a key element of NI’s equity incentive package.
As of March 14, 2022 (the Record Date), 22,903,571 shares have been issued to employees since the adoption of the ESPP and 1,797,679 shares remained available for issuance. Assuming approval of the amendment to the ESPP at the Annual Meeting, the total number of shares remaining available to be issued under the ESPP would be 4,797,679 shares. Based on current and projected usage, we currently expect that the increased share reserve would meet the anticipated needs under the ESPP for a period of approximately three years.
Based on the number of shares issued under the ESPP during recent offering periods, the Board of Directors believes that the shares remaining in the ESPP are insufficient to meet the estimated participation levels for upcoming offering periods unless more shares are added to the ESPP. Also, it is critical that the ESPP have sufficient shares at the start of each three-month period to meet the purchase requirements of the entire three-month period to avoid potential adverse accounting consequences and allow the ESPP program to continue uninterrupted.
The following summary of the principal terms of the ESPP is qualified in its entirety by reference to the full text of the plan which is attached hereto as Exhibit A.
Purpose. The purpose of the ESPP is to provide a method whereby employees of NI and certain of its subsidiary corporations will have an opportunity to acquire a proprietary interest in NI through the purchase of shares of NI common stock. The ESPP is intended to qualify as an employee stock purchase plan under Section 423 of the Code (“Section 423”). In addition, the ESPP authorizes the grant of options that do not qualify under Section 423 pursuant to rules, procedures or sub-plans adopted by the Administrator (as defined below), which are designed to achieve desired tax or other objectives in particular locations outside the U.S.
General. The ESPP is implemented by successive three-month offering periods, subject to the Administrator discretion to implement separate offerings for employees outside the U.S. The ESPP operates by eligible employees electing to have a portion of their regular compensation deducted from each paycheck. The payroll deductions are accumulated over a period of approximately three months known as an “offering period.” On the first business day after the end of each offering period, accumulated payroll deductions are automatically used to purchase shares of NI’s common stock. The purchase price for the shares is equal to the lower of (a) 85% of the fair market value of the common stock on the date of commencement of the three-month offering period or (b) 85% of the fair market value of the common stock on the last day of the offering period. The fair market value of the common stock on a given date will be determined by the Administrator in a manner consistent with the ESPP and the Code. The closing price per share of NI common stock on the Record Date was $36.79.
Administration. The ESPP may be administered by the Board of Directors or a committee of the Board of Directors. The ESPP is presently being administered by the Compensation Committee. The term “Administrator” means whichever of the Board or the Compensation Committee is then administering the ESPP. All questions of interpretation of the ESPP are determined by the Administrator, whose decisions are final and binding upon all participants. Subject to the express provisions of the ESPP, the Administrator has discretion to interpret and construe any and all provisions of the ESPP, to adopt rules and regulations for administering the ESPP, and to make all other determinations deemed necessary or advisable for administering the ESPP, including designating separate offerings under the ESPP and designating whether designated subsidiaries (as defined below) participate in the portion of the ESPP designed to qualify under Section 423 or the portion of the ESPP that is not designed to qualify under Section 423. The Administrator is specifically authorized to adopt rules, procedures, and sub-plans, which for purposes of the
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portion of the ESPP that is not designed to qualify under Section 423, may be outside of the scope of Section 423, including, but not limited to, eligibility to participate, what earnings may be included in contributions, modification of offering periods, handling of payroll deductions, making contributions to the ESPP, and obligations to pay payroll tax.
Eligibility. Employees are eligible to participate in the ESPP if they are regular employees of NI or a designated subsidiary, as defined below, scheduled to work at least twenty (20) hours per week (or a greater or lesser amount as required by applicable law or as established by the Administrator with respect to separate offerings outside the U.S.), have been an employee for at least one (1) day prior to an offering period and are not scheduled to work less than five (5) months in a calendar year (or a greater or lesser amount as required by applicable local law or as established by the Administrator with respect to separate offerings outside the U.S.). A “designated subsidiary” is a subsidiary which has been designated from time to time by the Administrator as eligible to participate in the ESPP. As of January 31, 2022, the closing date of the last offering period, approximately 6,478 employees were eligible to participate in the ESPP, and 2,922 of these employees were participants.
Payment of Purchase Price; Payroll Deductions. The purchase price of the shares is accumulated by payroll deductions during the offering period. The deductions may not exceed 15% of a participant’s eligible compensation, which is defined in the ESPP to include the regular straight-time earnings of the participant (plus such employee’s sales commissions, if applicable), but exclusive of any payments for overtime, bonuses, special payments, other incentive compensation and any automobile or expense allowable or reimbursement.
A participant may discontinue his or her participation in the ESPP at any time during an offering period. Payroll deductions commence on the first payday following the offering date and continue at the same rate until the end of the offering period unless a participant withdraws from participation in the ESPP.
Changes in Participation Levels. A participant’s level of payroll deduction with respect to an offering period is initially set by the participant completing, signing and submitting a subscription agreement specifying the rate of payroll deduction up to 15% of the employee’s gross earnings. A subscription agreement shall remain in effect for successive offering periods unless (i) a new subscription agreement is completed, signed and submitted during the enrollment period for a future offering period or (ii) a participant withdraws from participation in the ESPP. Unless the Administrator determines otherwise, a participant’s payroll deduction level may not be changed for a particular offering period once that offering period has commenced. The level can be changed for future offering periods by completing, signing and submitting a new subscription agreement during the enrollment period for the first such future offering period for which the revised payroll deduction rate is intended to apply.
Purchase of Stock; Exercise of Option. The maximum number of shares placed under option for a participant in an offering period is equal to the number determined by dividing the amount of the participant’s total payroll deductions to be accumulated during the offering period by the purchase price per share, as determined in the manner described above. Unless a participant withdraws from the ESPP, such participant’s option for the purchase of shares will be exercised automatically at the end of the offering period for up to the maximum number of shares, as described below, at the purchase price.
Notwithstanding the foregoing, no participant will be permitted to subscribe for shares under the ESPP if immediately after the grant of the option, such participant would own stock and/or hold outstanding options to purchase stock possessing 5% or more of the total combined voting power or value of all classes of stock of NI, nor shall any participant be granted an option which would permit the employee to buy more than $25,000 worth of common stock (based on the fair market value of the common stock at the time the right is granted) in any calendar year pursuant to the ESPP.
Withdrawal. A participant’s interest in a given offering may be terminated in whole, but not in part, by signing and delivering to NI a notice of withdrawal from the ESPP. Such withdrawal may be elected at any time prior to the end of the applicable offering period. Any withdrawal by the participant of accumulated payroll deductions for a given offering automatically terminates the participant’s interest in that offering. If a participant continues to be employed by a subsidiary of NI following termination of employment with NI or a designated subsidiary such participant will not be deemed to have withdrawn, although the participant will not be allowed to continue making contributions during the applicable offering period or be eligible to participate in the ESPP in any subsequent offering period unless the applicable subsidiary is a designated subsidiary.
Termination of Employment. Upon a termination of a participant’s employment with NI or designated subsidiary for any reason, including retirement or death, or a continuation of a leave of absence for a period beyond three (3) months
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or, if applicable, such later day as of which such person’s reemployment is guaranteed by contract or statute and referred to as the “guaranteed reemployment date,” such participant’s participation in the ESPP will terminate and all funds accumulated in the participant’s account will be returned to him or her or, in the case of death, to the person or persons entitled to such funds.
Adjustment Upon Changes in Capitalization. In the event any change is made in NI’s capitalization, such as a stock split or stock dividend, which results in an increase or decrease in the number of outstanding shares of common stock, appropriate adjustments will be made by the Board to the number of shares subject to purchase under the ESPP and to the purchase price per share.
Amendment and Termination of the Plan. The Board may at any time amend or terminate the ESPP, except that no such amendment or termination shall affect options previously granted if it would adversely affect the rights of any participant. In addition, no amendment may be made to the ESPP without the prior approval of the holders of a majority of the shares of NI common stock then issued and outstanding and entitles to vote if such amendment would increase or decrease the number of shares reserved under the ESPP, materially modify the eligibility requirements of the ESPP or materially increase the benefits which may accrue under the ESPP.
Federal Tax Information for ESPP. The ESPP and the right of participants to make purchases thereunder, is intended to qualify for treatment under the provisions of Code Sections 421 and 423 (except for the portion of the ESPP not designed to qualify under Section 423). Under these provisions, no income will be taxable to a participant until the shares purchased under the ESPP are sold or otherwise disposed of. Upon sale or other disposition of the shares, the participant will generally be subject to tax and the amount of the tax will depend upon the holding period. If the shares are sold or otherwise disposed of more than two years from the date of the option grant and more than one year from the applicable purchase date, then the participant generally will recognize ordinary income measured as the lesser of
•	the excess of the fair market value of the shares at the time of such sale or disposition over the purchase price, or
•	an amount equal to 15% of the fair market value of the shares as of the date of the option grant. Any additional gain should be treated as long-term capital gain.
If the shares are sold or otherwise disposed of before the expiration of this holding period, the participant will recognize ordinary income generally measured as the excess of the fair market value of the shares on the date the shares are purchased over the purchase price. Any additional gain or loss on such sale or disposition will be long-term or short-term capital gain or loss, depending on the holding period.
NI is not entitled to a deduction for amounts taxed as ordinary income or capital gain to a participant except to the extent ordinary income is recognized by a participant upon a sale or disposition of shares prior to the expiration of the holding period(s) described above. In all other cases, no deduction is allowed to NI.
The foregoing discussion is not intended to cover all tax consequences of participation in the ESPP. The tax consequences outlined above apply only with respect to an employee whose income is subject to United States federal income tax during the period beginning with the grant of an option and ending with the disposition of the common stock acquired through the exercise of the option. Different or additional rules may apply to individuals who are subject to income tax in a foreign jurisdiction and/or are subject to state/local income tax in the United States.
ESPP Benefits. Participation in the ESPP is voluntary. Because benefits under the ESPP depend on eligible employees’ elections to participate and the fair market value of NI common stock on various future dates, NI is unable to predict the amount of benefits that will be received by or allocated to any particular participant under the ESPP. The following table sets forth the dollar amount and the number of shares purchased under the ESPP during the last fiscal year on behalf of (i) each of NI’s named executive officers, (ii) all executive officers as a group, (iii) all non-employee directors as a group and (iv) all employees other than executive officers as a group.
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ESPP BENEFITS TABLE
Named Executive Officer or Group	Number of Shares (1)	Value of Shares (2)
Eric H. Starkloff	706	$21,223
Karen M. Rapp	—	$—
Jason E. Green	672	$21,249
Scott A. Rust	653	$21,073
Ritu Favre	—	$—
All executive officers as a group (5 persons)	2031	$63,545
All non-employee directors as a group (7 persons) (3)	—	$—
All employees other than executive officers	995,640	$32,454,049
(1)	As of December 31, 2021.
(2)
The dollar value of shares purchased under the ESPP was computed by multiplying the number of shares purchased times the market price of the common stock at the close of trading on the trading date immediately preceding the purchase date. In accordance with the terms of the ESPP, the shares of common stock were purchased at a price equal to 85% of the lesser of (i) the fair market value of the common stock on the first day of the offering period and (ii) the fair market value of the common stock on the last day of the purchase period. The purchases set forth in the above table complied with the $25,000 limitation under the ESPP as such limit is based on the fair market value of the common stock at the time the right to purchase is granted.

(3)	Non-employee directors are not eligible to participate in the ESPP.
NI’s executive officers have an interest in this proposal as they may purchase shares under the ESPP.
Vote Required; Recommendation of Board of Directors
Approval of the National Instruments Corporation 1994 Employee Stock Purchase Plan requires the affirmative vote of the holders of a majority of the shares of common stock of the Company issued and outstanding and entitled to vote as of the Record Date. The Board of Directors has not determined what action it will take if the proposal is not approved by the stockholders.
The Board of Directors unanimously recommends a vote “FOR” the approval of the amendment of the National Instruments Corporation 1994 Employee Stock Purchase Plan.
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PROPOSAL THREE: APPROVAL OF
THE NATIONAL INSTRUMENTS CORPORATION 2022 EQUITY INCENTIVE PLAN
Our stockholders are being asked to approve the National Instruments Corporation 2022 Equity Incentive Plan (the “2022 Incentive Plan”) so that it may be used to achieve NI's compensatory goals. The 2022 Incentive Plan would replace our current equity plan, the 2020 Equity Incentive Plan (the “2020 Incentive Plan”), although the 2020 Incentive Plan will continue to govern outstanding awards previously granted thereunder. Awards previously granted under our 2015 Equity Incentive Plan (the “2015 Incentive Plan”) would continue to be governed by the 2015 Equity Incentive Plan.
On March 10, 2022, the Board of Directors of NI approved the 2022 Incentive Plan, subject to approval from the stockholders at the Annual Meeting. Approval of the 2022 Incentive Plan requires the affirmative vote of a majority of the shares of common stock that are present at the meeting (electronically) or by proxy and entitled to vote on the proposal. NI’s Named Executive Officers and directors have an interest in this proposal as they are expected to receive Awards (defined below) under the 2022 Incentive Plan.
In connection with the approval of the 2022 Incentive Plan, we are requesting stockholder approval of a share reserve under the 2022 Incentive Plan of 4,500,000 shares of NI common stock, plus (i) the number of shares which have been reserved, but not issued under the 2020 Incentive Plan, the 2015 Incentive Plan, the 2010 Incentive Plan and the 2005 Incentive Plan (which, as of March 14, 2022 (the Record Date) totaled 1,595,836) as of the Annual Meeting Date, and (ii) any shares returned to the 2020 Incentive Plan, the 2015 Incentive Plan, the 2010 Incentive Plan or the 2005 Incentive Plan, as a result of the expiration or termination of Awards (as defined in the 2022 Incentive Plan), or the forfeiture or repurchase of the underlying shares, after the Annual Meeting Date.
By approving the 2022 Incentive Plan, the stockholders will be approving, provisions substantially similar to those in the 2020 Incentive Plan, except for changes that (i) further restrict the administrator’s ability to reduce or waive vesting criteria or accelerate the time at which vesting restrictions will lapse or be removed, (ii) prohibit shares withheld to pay taxes upon the settlement of stock awards from being returned to the 2022 Incentive Plan, and (iii) prohibit dividends on unvested shares awarded under the 2022 Incentive Plan.
We strongly believe that the approval of the 2022 Incentive Plan is essential to NI’s continued success. Our service providers are our most valuable asset. Grants of restricted stock units and restricted stock pursuant to the provisions of the 2022 Incentive Plan are crucial to our ability to continue to attract and retain highly skilled individuals and to provide additional incentives to achieve NI’s goals. We ask the stockholders to approve the 2022 Incentive Plan. The Board of Directors has not determined what action it will take if the proposal is not approved by the stockholders.
Burn Rate and Dilution Analysis
In determining the number of shares to request pursuant to the 2022 Incentive Plan, we evaluated our share availability under the 2020 Incentive Plan, recent share usage, historical burn rate, projected burn rate under the 2022 Incentive Plan, and the potential cost and dilution to shareholders associated with the new reserve and outstanding equity-based awards that the Company previously granted. Our burn rate over the past three fiscal years is as follows:
Fiscal Year	RSUs Granted	PRSUs Granted (1)	PRSUs Vested (2)	Total Awards (RSUs and PRSUs) Granted	Weighted Average Number of Common Shares Outstanding	Unadjusted Burn Rate
2021	1,627,600	130,006	23,628	1,757,606	132,310,764	1%
2020	2,203,078	144,647	—	2,347,725	131,081,983	2%
2019	1,213,578	92,809	—	1,306,387	131,721,687	1%
(1)	Amounts indicated are based on target achievement of the applicable performance goals.
(2)
PRSUs may be earned and eligible for vesting following the end of a three-year performance periods, which begins on January 1 of the fiscal year on which such PRSUs are granted. For 2021, reflects amount of PRSUs granted during 2019 that vested following the three-year performance period, which began on January 1, 2019 and ended on December 31, 2021.

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As of the Record Date, our potential dilution, or “overhang,” from outstanding awards and our request for shares to be available for awards under the 2022 Incentive Plan is approximately 9%. This percentage is calculated as follows:
Select Data as of March 14, 2022
New Shares Requested under the 2022 Incentive Plan	4,500,000
Awards Outstanding (1)	5,540,965
Shares Available under Prior Plans	1,595,836
Total Share Allocation (TSA)	11,636,801
Common Shares Outstanding (2)	132,038,488
Total Dilution (TSA / Common Shares Outstanding + TSA)	9%
(1)
Amount indicated includes actual shares attributable to RSUs and shares attributable to PRSUs based on target achievement of the applicable performance goals. NI does not grant stock options or stock appreciation awards.

(2)	Does not include 2,042 shares corresponding to awards pending release to participants subject to, among other things, payment of estate or other taxes.
Summary of the 2022 Incentive Plan
The following paragraphs provide a summary of the principal features of the 2022 Incentive Plan and its operation. The following summary is qualified by, and should be read together with, the complete copy of the 2022 Incentive Plan set forth in Exhibit B (marked to show changes from the 2020 Incentive Plan).
Grants of Awards. The 2022 Incentive Plan provides for the grant of the following types of Awards: (i) restricted stock and (ii) restricted stock units, collectively referred to as “Awards.” Awards may be granted under the 2022 Incentive Plan to employees, directors and consultants of NI and of any parent or subsidiary entity. Subject to the terms of the 2022 Incentive Plan, including the Administrator’s authority to delegate its authority, the Administrator has the sole discretion to determine which service providers will receive Awards, to determine the terms and conditions of those Awards, and to approve forms of agreement for use under the 2022 Incentive Plan.
As of the Record Date, approximately 5,343 persons, including approximately 5,331 employees, 5 executive officers and 7 non-employee directors were eligible to receive awards under the 2022 Incentive Plan.
Number of Shares of Common Stock Available Under the 2022 Incentive Plan. Upon stockholder approval, the 2022 Incentive Plan share reserve will include 4,500,000 shares of NI's common stock plus (i) the number of shares which have been reserved but not issued under the 2020 Incentive Plan, the 2015 Incentive Plan, the 2010 Incentive Plan and the 2005 Incentive Plan as of the Annual Meeting Date, and (ii) any shares returned to the 2020 Incentive Plan, the 2015 Incentive Plan, the 2010 Incentive Plan or the 2005 Incentive Plan, as a result of the expiration or termination of Awards, or the forfeiture or repurchase of the underlying shares, after the Annual Meeting Date.
If any Award granted under the 2022 Incentive Plan expires, is surrendered pursuant to an exchange program or otherwise terminates, or if any restricted shares are otherwise forfeited or repurchased by the company, the shares subject to such Award will become available for future Award grants under the 2022 Incentive Plan. However, shares used to satisfy the tax withholding obligations of an Award will not become available for future grant under the 2022 Incentive Plan.
Adjustment of Reserve and Awards. The number of shares authorized and available for issuance under the 2022 Incentive Plan (and represented by outstanding Awards) shall be adjusted in the event of a stock split, stock dividend, recapitalization, reorganization or similar action.
Administration of the 2022 Incentive Plan. The 2022 Incentive Plan will be administered by the Board, the Compensation Committee or another committee of the Board (the “Administrator”). The Administrator may, in its discretion and to the extent permitted by applicable laws, delegate to a committee, including, but not limited to, one comprised of one or more executive officers of NI, the authority to grant one or more Awards, without further approval of the Administrator. To qualify grants to certain NI officers and employees as exempt from Rule 16b-3 of the Securities Exchange Act of 1934 (the “Exchange Act”), however, the members of such committee must qualify as “non-employee directors” under Rule 16b-3 (“Non-Employee Directors”).
Restricted Stock. Awards of restricted stock result in the issuance of shares of NI common stock to the recipient, which vest in accordance with the terms and conditions established by the Administrator. Each Award of restricted
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stock will be evidenced by a written agreement between NI and the participant specifying the number of shares subject to the Award and the other terms and conditions of the Award as determined by the Administrator. Generally, shares of restricted stock will be held by NI in an escrow account until the restrictions on the shares of restricted stock have lapsed. Unless otherwise determined by the Administrator, holders of restricted stock subject to restrictions may exercise voting rights during the restriction period but will not be entitled to dividends paid on shares during the restriction period.
Restricted Stock Units. The Administrator may grant restricted stock units, which represent a right to receive cash, shares, or a combination of both at a future date. Restricted stock units will result in a payment to a participant only if the performance goals or other vesting criteria are achieved or the Awards otherwise vest in accordance with their terms. Earned restricted stock units may be paid out in cash, shares of common stock or any combination thereof at the sole discretion of the Administrator.
Performance Goals. In the Administrator’s discretion, Awards granted under the 2022 Incentive Plan may be made subject to the attainment of performance goals, which may include achievement of company-wide, business unit, or individual goals and which may differ from participant to participant and from Award to Award.
Transferability of Awards. Generally, and unless otherwise determined by the Administrator, no Award granted under the 2022 Incentive Plan may be transferred other than by the laws of descent and distribution and all rights with respect to an Award will generally be available only to the participant receiving such Award.
Acceleration of Awards. Under the 2022 Incentive Plan, vesting and other restrictions may only be accelerated in certain circumstances, including death or disability of a participant, Change in Control (as defined in the 2022 Incentive Plan) and Restructuring (as defined in the 2022 Incentive Plan).
Change in Control. In the event of a Change in Control, all outstanding and unvested equity awards will be treated as determined by the Administrator, including that each award be assumed or substituted by the successor corporation; provided that, in the event the successor corporation does not assume or substitute awards, the restriction period of any award of restricted stock or restricted stock units shall immediately be accelerated and the restrictions shall expire. Following any such assumption or substitution of awards, if an employee is terminated without Cause (as defined in the 2022 Incentive Plan) within twenty-four (24) months following the change in control, then the vesting of such employee’s awards will accelerate, and the restricted stock units will immediately become fully vested.
Restructuring. The Award is not affected by a Restructuring that does not occur in connection with a Change in Control, unless otherwise determined by the Administrator in accordance with the terms of the 2022 Incentive Plan.
Amendment and Termination of the 2022 Incentive Plan. The Administrator will have the authority to amend, alter, suspend or terminate the 2022 Incentive Plan, except that stockholder approval will be required to the extent necessary to comply with any applicable laws. Any amendment, alteration, suspension or termination will not, without the consent of the participant, impair the rights or obligations under any Award granted under the 2022 Incentive Plan. The 2022 Incentive Plan will terminate upon NI’s Annual Meeting of Stockholders held in 2027 but no later than December 31, 2027, unless terminated earlier by the Administrator.
Number of Awards Granted
The number of Awards that any employee, consultant or director receives is in the discretion of the Administrator and cannot be determined in advance (other than awards for non-employee directors described in the section titled “Board Compensation — Restricted Stock Unit Awards” above). Future Awards that would be received under the 2022 Incentive Plan by an employee, consultant or director are discretionary and are therefore not determinable at this time. We have not approved any Awards that are conditioned on stockholder approval of the 2022 Incentive Plan. If stockholders approve the 2022 Incentive Plan at the Annual Meeting, it is expected that each individual continuing as a non-employee director will receive a grant described in the section titled “Board Compensation—Restricted Stock Unit Awards” above.
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The following table sets forth information with respect to the grant of RSUs and PRSUs under the 2020 Incentive Plan during fiscal 2021 (no other type of award was granted under the 2020 Incentive Plan during fiscal 2021) to each of our named executive officers during fiscal 2021 (with roles held during 2021), all current executive officers as a group, all current Non-Employee Directors as a group, and all employees who are not executive officers as a group:
Name of Individual or Group	RSUs Granted (#)	Grant Date Fair Value of RSUs ($)	PRSUs Granted (#) (1)	Grant Date Fair Value of PRSUs ($)
Eric H. Starkloff President and Chief Executive Officer	44,974	2,092,640	67,461	4,566,873
Karen M. Rapp Executive Vice President and Chief Financial Officer	48,743	2,188,234	21,043	1,392,697
Jason E. Green Executive Vice President & GM, Portfolio BU and Chief Revenue Officer	18,705	850,890	18,705	1,237,961
Scott A. Rust Executive Vice President of Platform and Technology (2)	8,768	398,856	8,768	580,296
Ritu Favre Executive Vice President & GM, Business Units	14,029	638,179	14,029	928,487
All current executive officers as a group (5 people)	135,219	6,168,799	130,006	8,706,314
All current non-employee directors as a group (7 people)	32,263	1,428,606	—	—
All employees who are not executive officers as a group	1,460,118	63,945,689	—	—
(1)	Amounts indicated are based on target achievement of the applicable performance goals.
(2)	Mr. Rust served as Senior Vice President, Global Research & Development from January to October 2021.
Federal Tax Aspects
The following summary is intended only as a general guide to the material U.S. federal income tax consequences of participation in the 2022 Incentive Plan. The summary is based on existing U.S. laws and regulations, and there can be no assurance that those laws and regulations will not change in the future. The summary does not purport to be complete and does not discuss the tax consequences upon a participant’s death, or the provisions of the income tax laws of any municipality, state or foreign country in which the participant may reside. As a result, tax consequences for any particular individual may be different.
Restricted Stock Awards. There are no immediate tax consequences of receiving an Award of restricted stock for which the recipient does not make an 83(b) election pursuant to the Code. A participant acquiring restricted stock generally will recognize ordinary income equal to the fair market value of the shares on the vesting date. If the participant is an employee, such ordinary income generally is subject to withholding of income and employment taxes. However, the participant may elect, pursuant to Code Section 83(b), to be taxed on the fair market value of the shares on the grant date. Upon subsequent sale of the shares, the participant will recognize gain or loss equal to the difference between the sale price and the fair market value on the date the ordinary income tax event occurs, and such amount will be taxed as short-term or long-term capital gain or loss depending on the holding period for such shares.
Restricted Stock Units. There are no immediate tax consequences of receiving an Award of restricted stock units. A participant who is awarded restricted stock units will be required to recognize ordinary income in an amount equal to the fair market value of the shares issued or cash paid to such participant on the settlement date (i.e., generally, shortly following the vesting event). Any additional gain or loss recognized upon any later disposition of any shares received would be short-term or long-term capital gain or loss depending on the holding period for such shares.
Section 409A. Code Section 409A provides requirements for non-qualified deferred compensation arrangements. If an Award is subject to and fails to satisfy the requirements of Code Section 409A, the recipient of that Award may recognize ordinary income on the amounts deferred under the Award, to the extent vested, which may be prior to when the compensation is actually or constructively received. Also, if an Award that is subject to Section 409A fails to comply with Section 409A’s provisions, Section 409A imposes an additional 20% federal income tax on compensation recognized as ordinary income, as well as interest on such deferred compensation. Restricted stock is not subject to Code Section 409A. The RSU Awards will generally be designed with the intent to be exempt from Code Section 409A.
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Medicare Surtax. A participant’s annual “net investment income”, as defined in Section 1411 of the Code, may be subject to a 3.8% federal surtax (generally referred to as the “Medicare Surtax”). Net investment income may include capital gain and/or loss arising from the disposition of shares issued under an Award. Whether a participant’s net investment income will be subject to the Medicare Surtax will depend on the participant’s level of annual income and other factors.
Tax Effect for NI. NI generally will be entitled to an income tax deduction in connection with an Award under the 2022 Incentive Plan at the time the participant recognizes such income (for example, the vesting of restricted stock). The amount of such tax deduction generally equals the amount of ordinary income realized by a participant. Special rules limit the deductibility of compensation paid to our chief executive officer and other “covered employees” as determined under Section 162(m) and applicable guidance. Under Section 162(m), the annual compensation paid to any of these specified executives will be deductible only to the extent that it does not exceed $1,000,000.
Vote Required; Recommendation of the Board of Directors
Approval of the National Instruments Corporation 2022 Equity Incentive Plan requires the affirmative vote of the holders of at least a majority of the outstanding shares entitled to vote who are present at the meeting (electronically) or by proxy, on the proposal.
The Board of Directors unanimously recommends a vote “FOR” the approval of the National Instruments Corporation 2022 Equity Incentive Plan.
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PROPOSAL FOUR: APPROVAL OF EXECUTIVE COMPENSATION
The Dodd-Frank Act enables our stockholders to vote to approve, on an advisory (non-binding) basis, pursuant to Section 14A of the Exchange Act, the compensation of our Named Executive Officers as disclosed in this Proxy Statement in accordance with the SEC’s rules (commonly referred to as a “Say-on-Pay”).
As described under the heading “Executive Compensation — Compensation Discussion and Analysis,” our executive compensation programs are designed to attract, retain and motivate our Named Executive Officers, who are critical to our success. We believe that the various elements of our executive compensation program work together to promote our goal of ensuring that total compensation should be related to both NI’s performance and individual performance.
Stockholders are urged to read the “Executive Compensation — Compensation Discussion and Analysis” section of this Proxy Statement, which discusses how our executive compensation policies implement our compensation philosophy, and the “Executive Compensation — Summary Compensation Table” section of this Proxy Statement, which contains tabular information and narrative discussion about the compensation of our Named Executive Officers and additional details about our executive compensation programs, including information about fiscal year 2021 compensation of our Named Executive Officers. The Compensation Committee and our Board believe that these policies are effective in implementing our compensation philosophy and in achieving its goals.
We are asking our stockholders to indicate their support for our executive compensation as described in this Proxy Statement. This Say-on-Pay proposal gives our stockholders the opportunity to express their views on our Named Executive Officers’ compensation. This vote is not intended to address any specific item of compensation, but rather the overall compensation of our Named Executive Officers and the philosophy, policies and practices described in this Proxy Statement. Accordingly, we are asking our stockholders to approve, on an advisory basis, the compensation of the Named Executive Officers, as disclosed in this Proxy Statement pursuant to the compensation disclosure rules of the SEC, including the Compensation Discussion and Analysis, the Summary Compensation Table and the other related tables and disclosure.
The Say-on-Pay vote is advisory, and therefore not binding on NI, the Compensation Committee, or our Board. However, our Board and our Compensation Committee value the opinions of our stockholders and to the extent there is any significant vote against the Named Executive Officer compensation as disclosed in this Proxy Statement, we will consider our stockholders’ concerns and the Compensation Committee will evaluate whether any actions are necessary to address those concerns. The Say-on-Pay vote is conducted annually, and the next such vote will occur at the 2023 annual meeting of stockholders.
Vote Required; Recommendation of the Board of Directors
Approval of NI’s executive compensation program requires the affirmative vote of the holders of at least a majority of the outstanding shares entitled to vote who are present, in person or by proxy, on the proposal.
The Board of Directors unanimously recommends a vote “FOR” the approval of National Instruments Corporation's Executive Compensation Program, as described in this Proxy Statement.
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PROPOSAL FIVE: RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
The charter of our Audit Committee provides that the Audit Committee shall appoint, compensate, retain and oversee NI’s independent registered public accounting firm. The Audit Committee has selected Ernst & Young LLP (“E&Y”) as NI’s independent registered public accounting firm for the fiscal year ending December 31, 2022. The Board is asking the stockholders to ratify this appointment of E&Y, which has served as NI’s independent registered public accounting firm since June 2005.
In the event the stockholders fail to ratify the appointment, our Audit Committee will reconsider its selection. Even if the selection is ratified, the Audit Committee in its discretion may direct the appointment of a different independent registered public accounting firm at any time during the year if the Audit Committee believes that such a change would be in the best interests of NI and NI’s stockholders.
A representative of E&Y is expected to be available at the Annual Meeting to make a statement if such representative desires to do so and to respond to appropriate questions.
Audit Fees
The aggregate fees billed for professional services rendered for the integrated audits of NI’s annual financial statements for the fiscal years ended December 31, 2021 and 2020, for the reviews of the financial statements included in NI’s Quarterly Reports on Form 10-Q for those fiscal years, for the audit of NI’s internal control over financial reporting pursuant to Section 404 of the Sarbanes-Oxley Act of 2002 for those fiscal years, and for statutory audits in various countries were approximately $1,954,000 and $1,892,000, respectively.
Audit-Related Fees
Audit-related fees for each of 2021 and 2020 were $0.
The services rendered related to professional services that are reasonably related to the performance of the world-wide audit or review of NI's financial statements.
Tax Fees
The aggregate fees billed for professional tax services rendered for 2021 and 2020 were approximately $458,000 and $1,003,000, respectively. Included in the foregoing tax fees are such services as tax compliance, tax advice and tax planning.
All Other Fees
There were no fees billed for other services in 2021 or 2020.
Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of Independent Auditors
The Audit Committee’s policy is to pre-approve all services provided by NI’s independent registered public accounting firm. These services may include audit services, audit-related services, tax services and other services. The Audit Committee may also pre-approve particular services on a case-by-case basis. The independent registered public accounting firm is required to periodically report to the Audit Committee regarding the extent of services provided by such firm in accordance with such pre-approval. The Audit Committee may also delegate pre-approval authority to one of its members. Such member(s) must report any decisions to the Audit Committee at the next scheduled meeting. During 2021 and 2020, the Audit Committee approved in advance all audit, audit-related, and tax services to be provided by E&Y. E&Y has not performed any “prohibited activities” as such term is defined in Section 201 of the Sarbanes Oxley Act of 2002.
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Vote Required; Recommendation of the Board of Directors
Ratification of the appointment of E&Y as National Instruments Corporation’s independent registered public accounting firm requires the affirmative vote of the holders of at least a majority of the outstanding shares entitled to vote who are present at the meeting (electronically) or by proxy, on the proposal.
Upon the recommendation of the Audit Committee, the Board of Directors unanimously recommends a vote “FOR” the ratification of the Appointment of E&Y as National Instruments Corporation's Independent Registered Public Accounting Firm for the fiscal year ending December 31, 2022.
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CODE OF ETHICS
In February 2012, our Board adopted a Code of Ethics that applies to all directors and employees, including NI’s principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions. The Code of Ethics incorporated several corporate policies which had been in effect since 1994.
The Code of Ethics is available on NI’s website at www.ni.com/nati/corporategovernance/code_of_ethics.htm. The Code of Ethics and its incorporated corporate policies are updated from time to time and were most recently updated in July 2020. NI intends to disclose future material amendments to provisions of the Code of Ethics, or waivers of such provisions granted to executive officers, on NI’s website within four business days following the date of such amendment or waiver.
OTHER MATTERS
NI knows of no other matters to be submitted at the Annual Meeting. If any other matters properly come before the Annual Meeting, it is the intention of the persons named in the enclosed proxy to vote the shares they represent as the Board may recommend.
BY ORDER OF THE BOARD OF DIRECTORS

R. Eddie Dixon, Jr.
Chief Legal Officer, Senior Vice President & Secretary
Austin, Texas
March 28, 2022
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Forward Looking Statements
This document contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Exchange Act that are subject to risks and uncertainties. Any statements contained herein regarding our future financial performance, operations, strategy and goals relating to our corporate impact strategy or other matters (including, without limitation, statements to the effect that we “believe,” “expect,” “plan,” “may,” “could,” “will,” “projected,” “predict,” “anticipate,” “continue,” “seek to,” “strive to,” “endeavor to,” “focus on,” “remain optimistic”; statements of “goals,” “initiatives,” “commitments,” “strategy”, “focus” or “visions”; or other variations thereof or comparable terminology or the negative thereof) should be considered forward-looking statements. All forward-looking statements are based on current expectations and projections of future events. We claim the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995 for all forward-looking statements. Although we believe that the expectations reflected in the forward-looking statements are reasonable, forward-looking statements are not guarantees of performance and actual results could differ materially from those projected in the forward-looking statements as a result of a number of important factors which could affect our future results and could cause those results or other outcomes to differ materially from those expressed or implied in the forward-looking statements, including risks and uncertainties related to adverse changes or fluctuations in the global economy; further adverse fluctuations in our industry; foreign exchange fluctuations; changes in the current global trade regulatory environment; adverse effects related to the COVID-19 pandemic and further economic and market disruptions resulting from COVID-19; fluctuations in customer demands and markets; fluctuations in demand for our products including orders from our large customers; component shortages; delays in the release of new products; our ability to effectively manage our operating expenses; manufacturing inefficiencies and the level of capacity utilization; the impact of any recent or future acquisitions or divestitures by NI (including the ability to successfully operate or integrate the acquired company’s business into NI, the ability to retain and integrate the acquired company’s employees into NI, and the ability to realize the expected benefits of the acquisition); our ability to achieve the benefits of employee restructuring plans and possible changes in the size and timing of the related charges; cyber-attacks; expense overruns; catastrophic events, including war, terrorism and other international conflicts; and adverse effects of price changes or effective tax rates. We direct readers to our Form 10-K for the year ended December 31, 2021 and the other documents we file with the SEC for other risks associated with our future performance. Actual results could differ materially from those stated or implied by our forward-looking statements, due to risks and uncertainties associated with our business or underlying assumptions or conditions. You should not place undue reliance on any of these forward-looking statements. Any forward-looking statement speaks only as of the date on which it is made, and we disclaim any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

ANNEX I
NON-GAAP FINANCIAL MEASURES
Below is a reconciliation of certain no-GAAP financial measures discussed in our 2022 Proxy Statement.
Non-GAAP Organic Revenue
Reconciliation of Revenue to Organic Revenue	FY21
Revenue, as reported	1,469,681
Impact of acquisition related fair value adjustments	2,324
Non-GAAP revenue	1,472,005
Acquisitions/divesitures	(9,068)
Organic revenue	1,462,937
Non-GAAP Operating Margin
Reconciliation of Operating Margin to Organic Operating Margin	FY21
Operating margin, as reported	8.0%
Stock-based compensation	5.1%
Amortization of acquisition-related intangibles and fair value adjustments	2.2%
Acquisition transaction and integration costs, restructuring charges and other	1.8%
Net amortization of internally developed software costs	1.5%
Non-GAAP operating margin	18.6%
Acquisitions/divestitures	-0.1%
Organic operating margin	18.5%
I-1

Exhibit A
NATIONAL INSTRUMENTS CORPORATION
1994 EMPLOYEE STOCK PURCHASE PLAN
(as amended by the Board of Directors through January 19, 2022, subject to stockholder approval)

A-i

A-ii

NATIONAL INSTRUMENTS CORPORATION
1994 EMPLOYEE STOCK PURCHASE PLAN
ARTICLE I

PURPOSE AND SHARES RESERVED FOR THE PLAN
Section 1.1 Purpose. The National Instruments Corporation 1994 Employee Stock Purchase Plan (the “Plan”) is intended to provide a method whereby employees of National Instruments Corporation (the “Company”) and its Designated Subsidiaries will have an opportunity to acquire a proprietary interest in the Company through the purchase of shares of the common stock of the Company (“Common Stock”). This Plan includes two components: a Code Section 423 Component (the “423 Component”) and a non-Code Section 423 Component (the “Non-423 Component”). The Company intends the 423 Component to qualify as an “employee stock purchase plan” under section 423 of the Code. The provisions of the Section 423 Component, accordingly, will be construed so as to extend and limit participation in a manner consistent with the requirements of section 423 of the Code. In addition, this Plan document authorizes the grant of options under the Non-Section 423 Component which do not qualify under Section 423 of the Code pursuant to rules, procedures or sub-plans adopted by the Committee designed to achieve tax, securities law or other Company compliance objectives in particular locations outside the United States. Except as otherwise indicated, the Non-423 Component will operate and be administered in the same manner as the 423 Component.
Section 1.2 Shares Reserved for the Plan. There shall be reserved for issuance and purchase by eligible employees under the Plan aggregate of 27,701,250 shares of Common Stock, subject to adjustment as provided in Section 8.3. Shares of Common Stock subject to the Plan may be shares now or hereafter authorized, issued or outstanding. If and to the extent that any right to purchase reserved shares is not exercised by a Participant for any reason, or if such right to purchase Common Stock under the Plan terminates as provided herein, or if the shares of Common Stock purchased by a Participant are forfeited, the shares of Common Stock which have not been so purchased or which are forfeited will again become available for purposes of the Plan, unless the Plan is terminated. Such unpurchased or forfeited shares of Common Stock will not be deemed to increase the aggregate number of shares specified above to be reserved for the purposes of the Plan (subject to adjustment as provided in Section 8.3).
ARTICLE II

DEFINITIONS
Section 2.1 Definitions.
(a) “Beneficiary” means the person or persons designated by the Participant under Section 8.1 to receive shares of Common Stock or cash upon the Participant’s death.
(b) “Board” means the Board of Directors of the Company.
(c) “Business Day” means any day that is a market trading day for the NASDAQ Global Select Market.
(d) “Code” means the Internal Revenue Code of 1986, as amended.
(e) “Committee” means the individuals appointed to administer the Plan as described in Article VII.
(f) “Common Stock” means the Common Stock of the Company as described in the Company’s Certificate of Incorporation, or such other stock as shall be substituted therefor.
(g) “Company” means National Instruments Corporation, a Delaware corporation, or any successor to the Company.
(h) “Designated Subsidiaries” means the Subsidiaries which have been designated by the Board or the Committee from time to time in its sole discretion as eligible to participate in the Plan.
(i) “Effective Date” means the Effective Date of the Plan set forth in Section 8.6.
(j) “Eligible Employee” means an Employee eligible to participate in the Plan, as defined in Section 3.1, or as otherwise required under mandatory provisions of laws applicable to a Designated Subsidiary.
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(k) “Employee” means any person who is customarily employed by the Company or a Designated Subsidiary for at least twenty (20) hours per week and more than five (5) months in a calendar year, or any lesser number of hours per week and/or number of months in any calendar year established by the Committee (if required by applicable local law) for purposes of any separate Offering or for Eligible Employees participating in the Non-423 Component.
(l) “Fair Market Value” means, for a particular day:
(i) If shares of Common Stock of the same class are listed or admitted to unlisted trading privileges on any national or regional securities exchange at the date of determining the Fair Market Value, then the last reported sale price, regular way, on the composite tape of that exchange on the last Business Day before the date in question or, if no such sale takes place on that Business Day, the average of the closing bid and asked prices, regular way, in either case as reported in the principal consolidated transaction reporting system with respect to securities listed or admitted to unlisted trading privileges on that securities exchange; or
(ii) If shares of Common Stock of the same class are not listed or admitted to unlisted trading privileges as provided in paragraph (i) above and sales prices for shares of Common Stock of the same class in the over-the-counter market are reported by the NASDAQ National Market System (or such other system then in use) at the date of determining the Fair Market Value, then the last reported sales price so reported on the last Business Day before the date in question or, if no such sale takes place on that Business Day, the average of the high bid and low asked prices so reported; or
(iii) If shares of Common Stock of the same class are not listed or admitted to unlisted trading privileges as provided in paragraph (i) above and sales prices for shares of Common Stock of the same class are not reported by the NASDAQ National Market System (or a similar system then in use) as provided in paragraph (ii) above, and if bid and asked prices for shares of Common Stock of the same class in the over-the-counter market are reported by NASDAQ (or, if not so reported, by the OTC Markets Group, Inc.) at the date of determining the Fair Market Value, then the average of the high bid and low asked prices on the last Business Day before the date in question; or
(iv) If shares of Common Stock of the same class are not listed or admitted to unlisted trading privileges as provided in paragraph (i) above and sales prices or bid and asked prices therefor are not reported by NASDAQ (or the OTC Markets Group, Inc.) as provided in paragraph (ii) above or paragraph (iii) above at the date of determining the Fair Market Value, then the value determined in good faith by the Committee, which determination shall be conclusive for all purposes; or
(v) If shares of Common Stock of the same class are listed or admitted to unlisted trading privileges as provided in paragraph (i) or sales prices or bid and asked prices therefor are reported by NASDAQ (or the OTC Markets Group, Inc.) as provided in paragraph (ii) above or paragraph (iii) above at the date of determining the Fair Market Value, but the volume of trading is so low that the
Board determines in good faith that such prices are not indicative of the fair value of the Common Stock, then the value determined in good faith by the Committee, which determination shall be conclusive for all purposes notwithstanding the provisions of paragraph (i), (ii), or (iii) above.
(m) “Gross Earnings” means an Employee’s regular straight-time earnings in effect for each payroll period for which payroll deductions are being made during an Offering Period, plus the Employee’s sales commissions paid during the Offering Period, but excluding any payments for overtime, bonuses, special payments, other incentive compensation and any automobile or other expense allowance or reimbursement.
(n) “Last Day of the Offering Period” means, with respect to any Quarterly Grant Date, the January 31, April 30, July 31 or October 31 which next occurs after such Quarterly Grant Date.
(o) “Offering” means an offer under the Plan of an option that may be exercised during an Offering Period as provided in Article V. For purposes of the Plan, the Committee may designate separate Offerings under the Plan (the terms of which need not be identical) in which Eligible Employees of the Company and/or any specified Designated Subsidiary will participate, even if the dates of the applicable Offering Periods of each such Offering are identical.
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(p) “Offering Period” means, with respect to any Quarterly Grant Date, the period beginning on such date and ending on the Last Day of the Offering Period. The Committee may change the duration and timing of Offering Periods with respect to future offerings without stockholder approval if such change is announced prior to the scheduled beginning of the first Offering Period to be affected thereafter.
(q) “Participant” means an Eligible Employee who elects to participate in the Plan pursuant to Section 3.3.
(r) “Payroll Deduction Account” means the separate account established for each Participant to reflect the Participant’s payroll deductions and contributions to the Plan.
(s) “Plan Year” means the twelve (12) month period beginning each February 1 and ending each January 31.
(t) “Purchase Price” means the lower of (a) 85 percent of the Fair Market Value of the Common Stock on the Quarterly Grant Date applicable to an Offering Period, or (b) 85 percent of the Fair Market Value of the Common Stock on the Stock Purchase Date. The Purchase Price of the Common Stock will include applicable commissions and brokerage fees, if any.
(u) “Quarterly Grant Date” means any February 1, May 1, August 1, and November 1 which occurs prior to the termination of the Plan.
(v) “Stock Purchase Date” means, the first Business Day after the Last Day of the Offering Period.
(w)  “Subsidiary” means any entity which is a “subsidiary corporation” of the Company within the meaning of Section 424 of the Code.
ARTICLE III

ELIGIBILITY AND PARTICIPATION
Section 3.1 Initial Eligibility. Each Employee who has been employed by the Company or a Designated Subsidiary preceding the first day of an Offering Period will be eligible to participate in the Plan for such Offering Period (an “Eligible Employee”).
Section 3.2 Leave of Absence; Termination of Employment. For purposes of participation in the Plan, a person on leave of absence will be deemed to be an Employee for the first three (3) months of such leave of absence or until such later day as of which such person’s reemployment is guaranteed by contract or statute (“Guaranteed Reemployment Date”). However, such an Employee’s employment with the Company or Designated Subsidiary will be deemed to have terminated for purposes of the Plan at the close of business on the first day following such three (3) month period of such leave of absence or the Guaranteed Reemployment Date (whichever is applicable) unless the Employee returns to full-time employment with the Company or a Designated Subsidiary on or before such date.
If an Employee’s employment terminates, including but not limited to termination because such Employee’s leave of absence terminates other than by reason of a return to full-time employment with the Company or a Designated Subsidiary, the Employee’s employment with the Company or Designated Subsidiary will be deemed to have terminated for purposes of the Plan and such Employee will no longer be eligible to participate in the Plan and purchase Common Stock under the Plan. If an Employee’s employment with the Company or a Designated Subsidiary terminates, but such Employee continues to be employed by a subsidiary of the Company immediately following termination of the Employee’s employment with the Company or a Designated Subsidiary, such Employee will not be deemed to have terminated such Employee’s participation in the Plan unless such Employee withdraws from participation; however, notwithstanding the foregoing, no such Participant shall be allowed to continue making contributions during the applicable Offering Period or be eligible to participate in the Plan in any subsequent Offering Period, unless the applicable subsidiary is a Designated Subsidiary. Notwithstanding the foregoing, the Committee may establish different rules to govern when a Participant ceases to be an Employee and to otherwise govern transfers of employment among the Company and Designated Subsidiaries including, without limitation, transfers of employment between a 423 Component and a Non-423 Component and between separate Offerings established under the Plan, consistent with the applicable requirements of Section 423 of the Code.
Section 3.3 Commencement of Participation. Each Eligible Employee may elect to participate in the Plan by completing and forwarding a payroll deduction authorization form to the Employee’s appropriate payroll location on or before the date(s) specified by the Committee. The form will authorize regular payroll deductions over the following
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Offering Period in terms of whole number percentages or dollar amounts up to fifteen percent (15%) of the Employee’s Gross Earnings for such Offering Period; provided, that the Committee, in its sole discretion, may permit an Employee to designate minimum or maximum contributions, specify different deduction instructions applicable to different components of his or her gross earnings, or otherwise provide instructions which the Committee determines to be administratively feasible.
ARTICLE IV

PAYROLL DEDUCTIONS
Section 4.1 Amount of Deduction. At the time an Eligible Employee files his authorization for payroll deduction, he or she will elect to have deductions made from his or her pay on each payday during the time he or she is a Participant at the rate specified in Section 3.3. Such payroll deductions shall be made regularly and in equal amounts during the Offering Period. No contributions shall be allowed under the Plan by payroll deduction except to the extent that acceptance of other contributions shall be required by statute or as determined by the Committee pursuant to Section 7.2.
Section 4.2 Participant’s Account. All payroll deductions made for a Participant will be credited to his or her Payroll Deduction Account. A Participant may not make any separate cash payment into such account except with respect to periods when the Participant is on leave of absence and then only as provided in Section 4.4.
Section 4.3 Changes in Payroll Deductions. A Participant may not increase or decrease his or her payroll deduction during the Offering Period unless the Committee, in its sole discretion, determines otherwise. A Participant may discontinue his or her participation in the Plan during an Offering Period, but will not be eligible to recommence participation in the Plan for the Offering in accordance with Section 6.1.
Section 4.4 Leave of Absence. If a Participant goes on a leave of absence, such Participant will have the right to continue participating in the Plan to the extent he or she has Gross Earnings. If the Participant does not have any Gross Earnings during such leave of absence, his or her payroll deductions will be suspended and no further contributions shall be allowed during the leave of absence except as required by statute, but the Participant shall participate in purchases pursuant to Article V unless he or she withdraws from participation. If the Participant returns to employment with the Company or Designated Subsidiary before the end of three (3) months after such leave of absence began, or the Guaranteed Reemployment Date (if applicable), the Participant will recommence payroll deductions as of the date of his or her reemployment. If the Participant does not return to employment with the Company or a Designated Subsidiary within three (3) months after the date his or her leave of absence began, or the Guaranteed Reemployment Date (if applicable), his or her employment with the Company or Designated Subsidiary will be deemed to have terminated and his or her participation in the Plan will cease.
ARTICLE V

PURCHASE OF STOCK
Section 5.1 Grant of Option. Each individual who is an Eligible Employee as of any Quarterly Grant Date is granted an option to purchase at the Purchase Price the number of shares of Common Stock equal to 15 percent of the Eligible Employee’s Gross Earnings for the Offering Period with respect to such Quarterly Grant Date.
Section 5.2 Limitation on Employee Stock Purchases. The provisions of Section 5.1 notwithstanding, no Participant may purchase more than Twenty-five thousand ($25,000) of Common Stock under this Plan (based upon the Fair Market Value of the Common Stock at the time the right is granted) in one (1) year, considering both this Plan and any other stock purchase plan of the Company and its Subsidiaries. In addition, no Participant will be allowed to purchase stock under the Plan to the extent that immediately after the grant, such Participant would own stock, and/or hold outstanding options to purchase stock, possessing five percent (5%) or more of the total combined voting power or value of all classes of stock of the Company. For purposes of this Section 5.2, the rules of section 424(d) of the Code will apply in determining stock ownership of any Participant.
Section 5.3 Method of Purchase. As of each Stock Purchase Date, each Participant having funds in his or her Payroll Deduction Account automatically will purchase the number of whole shares of Common Stock determined by dividing the sum of the balance in the Participant’s Payroll Deduction Account on the Last Day of the Offering Period by the Purchase Price.
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Section 5.4 Fractional Shares. Fractional shares of Common Stock will not be issued under the Plan and any accumulated payroll deductions or contributions which would have been used to purchase fractional shares of Common Stock will be retained in the Employee’s Payroll Deduction Account and used to purchase shares of Common Stock on the next Stock Purchase Date; provided however, if the funds remain after the last Stock Purchase Date in the Plan Year the Participant may elect to have such amounts returned to him without interest.
Section 5.5 Delivery of Stock. All shares of Common Stock purchased as of a Stock Purchase Date will be delivered to the Participant as soon as practicable following such date.
Section 5.6 Participant’s Interest in Purchased Stock. The Participant will have no rights (including but not limited to voting or dividend rights) or interest in the shares of Common Stock available under the Plan until such shares have been purchased for such Participant pursuant to Section 5.3.
Section 5.7 Registration of Stock. Shares of Common Stock to be delivered to a Participant under the Plan will be registered in the name of the Participant, or, if the Participant so directs by written notice to the Committee before the Stock Purchase Date, in the names of the Participant and one such other person as may be designated by the Participant, as joint tenants with rights of survivorship or as tenants by the entireties, to the extent allowed by applicable law.
Section 5.8 Restrictions on Purchase. The Board of Directors may, in its discretion, require as conditions to the purchase of the shares of Common Stock reserved for issuance under the Plan that such shares be duly listed on a stock exchange, and that either:
(a) A Registration Statement under the Securities Act of 1933, as amended, with respect to said shares is effective, or
(b) The Participant represents at the time of purchase, in form and substance satisfactory to the Committee, that it is such Participant’s intention to purchase the shares for investment and not for resale or distribution.
ARTICLE VI

CESSATION OF PARTICIPATION
Section 6.1 In General. As indicated in Section 4.3, a Participant may terminate his or her Participation in the Plan at any time by giving written notice to the Committee.
Section 6.2 Termination of Employment. Upon termination of the Participant’s employment with the Company or a Designated Subsidiary for any reason, including retirement or death, or a continuation of a leave of absence for a period beyond three (3) months or, if applicable, the Guaranteed Reemployment Date, the Participant’s participation in the Plan will terminate and any funds accumulated in the Participant’s Payroll Deduction Account will be returned to such Participant, or, in the case of such Participant’s death, to the person or persons entitled such funds under Section 8.1. Upon such termination of employment, the Participant will forfeit any nonvested shares of Common Stock credited to his or her Stock Purchase Account.
ARTICLE VII

ADMINISTRATION
Section 7.1 Appointment of Committee. The Board of Directors will appoint the Committee to administer the Plan, which will consist of no fewer than two (2) members of the Board of Directors. No member of the Committee will be eligible to purchase Common Stock under the Plan. Notwithstanding the foregoing, the Board may decline to appoint a Committee and, in such event, the Board shall serve as the Committee hereunder. The Committee shall be constituted so that, as long as Common Stock is registered under Section 12 of the Exchange Act, each member of the Committee shall be a Non-Employee Director (as defined in Rule 16b-3) and so that the Plan in all other applicable respects will qualify transactions related to the Plan for the exemptions from Section 16(b) of the Exchange Act provided by Rule 16b-3, to the extent exemptions thereunder may be available. Persons elected to serve on the Committee as Non-Employee Directors shall not be eligible to participate in the Plan or acquire equity securities under any plan of the Corporation or its affiliates while they are serving as members of the Committee; shall not have received
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equity securities under any plan of the Corporation or its affiliates within one year before their appointment to the Committee becomes effective; and shall not be eligible to receive equity securities under any plan of the Corporation or its affiliates for such period following service on the Committee as may be required by Rule 16b-3 for that person to remain a Non-Employee Director.
Section 7.2 Authority of Committee. Subject to the express provisions of the Plan, the Committee will have plenary authority in its discretion to interpret and construe any and all provisions of the Plan, to adopt rules and regulations for administering the Plan, and to make all other determinations deemed necessary or advisable for administering the Plan, including designating separate Offerings under the Plan and designating whether Designated Subsidiaries participate in the 423 Component or the Non-423 Component. The Committee’s determination on such matters shall be conclusive. Notwithstanding any provision to the contrary in this Plan, the Committee may adopt rules or procedures relating to the operation and administration of the Plan to accommodate the specific requirements of local laws and procedures for jurisdictions outside of the United States. Without limiting the generality of the foregoing, the Committee is specifically authorized to adopt rules, procedures and sub-plans, which for purposes of the Non-423 Component, may be outside the scope of Section 423 of the Code, regarding, but not limited to, eligibility to participate, the definition of Gross Earnings, handling of payroll deductions, making of contributions to the Plan (including, without limitation, in forms other than payroll deductions), establishment of bank or trust accounts to hold contributions, payment of interest, conversion of local currency, obligations to pay payroll tax, determination of beneficiary designation requirements, withholding procedures and handling of stock certificates which vary with local requirements. The terms of such sub-plans may take precedence over other provisions of the Plan, with the exception of Section 1.2 hereof, but unless otherwise superseded by the terms of such sub-plan, the provisions of the Plan will govern the operation of such sub-plan. Unless otherwise determined by the Committee, the Employees eligible to participate in each sub-plan will participate in a separate Offering or in the Non-423 Component.
Section 7.3 Rules Governing the Administration of the Committee. The Board of Directors may from time to time appoint members of the Committee in substitution for or in addition to members previously appointed, and may fill vacancies, however caused, in the Committee. The Committee may select one (1) of its members as its Chairman and will hold its meetings at such times and places as it deems advisable and may hold meetings by telephone. A majority of the Committee’s members will constitute a quorum. All determinations of the Committee will be made by a majority of its members. The Committee may correct any defect or omission or reconcile any inconsistency in the Plan, in the manner and to the extent it deems proper. Any decision or determination reduced to writing and signed by a majority of the members of the Committee will be as fully effective as if it had been made by a majority vote at a meeting duly called and held. The Committee may appoint a secretary and will make such rules and regulations for the conduct of its business as it deems advisable.
ARTICLE VIII

MISCELLANEOUS
Section 8.1 Designation of Beneficiary. A Participant may designate in writing a Beneficiary to receive any shares of Common Stock and/or cash upon the Participant’s death. Such Beneficiary designation may be changed by the Participant at any time by written notice to the Committee. Upon the death of the Participant and upon the receipt by the Committee of proof of the identity and existence of a Beneficiary validly designated by the Participant under the Plan, the Committee will deliver such shares of Common Stock and/or cash to such Beneficiary. In the event of the death of a Participant and in the absence of a validly designated Beneficiary who is living at the time of such Participant’s death, the Committee will deliver such Common Stock and/or cash to the executor or administrator of the Participant’s estate, or if no such executor or administrator has been appointed (to the knowledge of the Committee), the Committee, in its discretion, may deliver such shares of Common Stock and/or cash to the Participant’s spouse or dependents as the Company may designate. No Beneficiary will, before the death of the Participant by whom he has been designated, acquire any interest in the shares of Common Stock issued to, or the cash credited to, the Participant under the Plan.
Section 8.2 Transferability. Neither the payroll deductions or contributions credited to a Participant’s Payroll Deduction Account nor any rights with regard to the right to purchase or receive shares of Common Stock under the Plan may be assigned, transferred, pledged, or otherwise disposed of in any way by the Participant other than by will or the laws of descent and distribution. Any such attempted assignment, transfer, pledge or other disposition will be without effect.
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Section 8.3 Adjustment in Case of Changes Affecting the Company’s Stock. In the event of a subdivision of the outstanding shares of Common Stock, or the payment of a stock dividend thereon, the number of shares of Common Stock reserved or authorized to be reserved under this Plan will be increased proportionately, and such other adjustments may be made as may be deemed necessary or equitable by the Board of Directors. In the event of any other change affecting the Common Stock, such adjustments will be made as may be deemed equitable by the Board of Directors to give proper effect to such event, subject to the limitations of section 424 of the Code.
Section 8.4 Amendment of the Plan. The Board of Directors may at any time, or from time to time, amend the Plan in any respect, except that no such amendment shall affect options previously granted to the extent that any Participant would be adversely affected by the amendment. In addition, no amendment of the Plan may be made without the prior approval of the holders of a majority of the shares of Common Stock of the Company then issued and outstanding and entitled to vote, if such amendment would:
(a) Increase or decrease the number of shares of Common Stock reserved under the Plan (other than as provided in Section 8.3);
(b) Materially modify the eligibility requirements of the Plan; or
(c) Materially increase the benefits which may accrue under the Plan.
Section 8.5 Termination of the Plan. The Plan and all rights of Participants under the Plan will terminate:
(a) On the Stock Purchase Date that a Participant becomes entitled to purchase a number of shares of Common Stock equal to or greater than the remaining number of reserved shares available for purchase under the Plan, or
(b) At any time, at the discretion of the Board of Directors, except that no such termination shall affect previously granted options to the extent that such termination would adversely affect the rights of participants. If the Plan is terminated, the Board, in its discretion, may elect to terminate all outstanding Offering Periods either immediately or upon completion of the purchase of shares of Common Stock on the next Stock Purchase Date, which may be sooner than originally scheduled, if determined by the Board.
If the Plan terminates under circumstances described in (a) above, any reserved shares of Common Stock remaining as of the termination date will be issued to Participants on a pro rata basis. Upon termination of this Plan all amounts in the Payroll Deduction Accounts of Participants that have not been used to purchase shares of Common Stock will be promptly refunded.
Section 8.6 Effective Date of Plan. The Plan originally became effective on the date of the effectiveness of the Registration Statement under the Securities Act of 1933, as amended, relating to the initial public offering of the Common Stock. Subsequent amendments to the Plan are effective on the date of approval by the Board, subject to any required approval by the Company’s stockholders. The Plan shall remain in effect until terminated under Section 8.5 hereof.
Section 8.7 No Employment Rights. The Plan does not, directly or indirectly, create any right for the benefit of any Employee or class of Employees to purchase any shares of Common Stock under the Plan. In addition, the Plan does not create in any Employee or class of Employees any right to continue employment with the Company or a Subsidiary, and the Plan will not interfere in any way with the Company’s or its Subsidiaries’ rights to terminate, or otherwise modify, an Employee’s employment at any time.
Section 8.8 Company Has No Responsibility for Taxes. The Company makes no guarantee or warranty with respect to the tax ramifications of participation in the Plan. The Company will not pay to or in respect of, reimburse or hold harmless any Participant with respect to any tax liability incurred by such Participant in connection with such participation.
Section 8.9 No Interest. No interest shall accrue or be paid on the payroll deductions of a Participant in the Plan.
Section 8.10 Foreign Employees. The Committee may restrict the participation of foreign Employees if the Committee deems such restrictions advisable in light of domestic or foreign tax or securities laws, providing that such restrictions do not cause the Plan or Offering to fail to satisfy the provisions of section 423 of the Code with respect to the 423 Component. In the case of a Non-Section 423 Component, Eligible Employees may be excluded from participation in the Plan or an offering if the Committee has determined that participation of such Eligible Employees is not advisable or practicable.
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Section 8.11 Use of Funds. All payroll deductions received or held by the Company under the Plan may be used by the Company for any corporate purpose, and the Company shall not be required to segregate such payroll deductions.
Section 8.12 Effect of Plan. The provisions of the Plan will, in accordance with its terms, be binding upon, and inure to the benefit of, all successors of each Employee participating in the Plan, including, without limitation, such Employee’s estate and the executors, administrators or trustees thereof, heirs and legatees, and any receiver, trustee in bankruptcy or representative of the creditors of such Employee.
Section 8.13 Governing Law. The law of the State of Delaware will govern all matters relating to this Plan except to the extent it is superseded by the laws of the United States.
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Exhibit B
NATIONAL INSTRUMENTS CORPORATION
2022 EQUITY INCENTIVE PLAN
(as approved by the Board of Directors, subject to stockholder approval;
marked against the National Instruments Corporation 2020 Equity Incentive Plan)

NATIONAL INSTRUMENTS CORPORATION

~~2020~~2022 EQUITY INCENTIVE PLAN
1. Purposes of the Plan. The purposes of this Plan are:
•	to attract and retain the best available personnel for positions of substantial responsibility,
•	to provide incentives to individuals who perform services to the Company, and
•	to promote the success of the Company’s business.
The Plan permits the grant of Restricted Stock and Restricted Stock Units.
2. Definitions. As used herein, the following definitions will apply:
(a) “Administrator” means the Board or any of its Committees as will be administering the Plan, in accordance with Section 4 of the Plan.
(b) “Applicable Laws” means the requirements relating to the administration of equity-based awards under U.S. state corporate laws, U.S. federal and state securities laws, the Code, any stock exchange or quotation system on which the Common Stock is listed or quoted and the applicable laws of any foreign country or jurisdiction where Awards are, or will be, granted under the Plan.
(c) “Award” means, individually or collectively, a grant under the Plan of Restricted Stock or Restricted Stock Units.
(d) “Award Agreement” means the written or electronic agreement setting forth the terms and provisions applicable to each Award granted under the Plan. The Award Agreement is subject to the terms and conditions of the Plan.
(e) “Board” means the Board of Directors of the Company.
(f) “Cause” means (i) the commission of any act of fraud, embezzlement or theft by the Participant in connection with such Participant’s responsibilities as a Service Provider; (ii) conviction of, or a plea of “guilty” or “nolo contendere” to, a felony under the laws of the United States or any state thereof or a comparable offense under Applicable Laws for non-U.S. Service Providers; (iii) any unauthorized use or disclosure by Participant of proprietary information or trade secrets of the Company (or any Parent or Subsidiary); (iv) a willful act by Participant which constitutes misconduct and is materially injurious to the Company (or any Parent or Subsidiary); or (v) continued violations by Participant of Participant’s obligations to the Company after there has been delivered to the Service Provider a written demand for performance from the Company.
(g) “Change in Control” means the occurrence of any of the following events:
(i) Any “person” (as such term is used in Sections 13(d) and 14(d) of the Exchange Act) becomes the “beneficial owner” (as defined in Rule 13d-3 of the Exchange Act), directly or indirectly, of securities of the Company representing more than fifty percent (50%) of the total voting power represented by the Company’s then outstanding voting securities; or
(ii) The consummation of the sale or disposition by the Company of all or substantially all of the Company’s assets; or
(iii) A change in the composition of the Board as a result of which fewer than a majority of the directors are Incumbent Directors; or
(iv) The consummation of a merger or consolidation of the Company with any other corporation, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or its parent) more than fifty percent (50%) of the total voting power represented by the voting securities of the Company or such surviving entity or its parent outstanding immediately after such merger or consolidation.
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(h) “Code” means the Internal Revenue Code of 1986, as amended. Reference to a specific section of the Code or Treasury Regulation thereunder will include such section or regulation, any valid regulation or other official applicable guidance promulgated under such section, and any comparable provision of any future legislation or regulation amending, supplementing or superseding such section or regulation.
(i) “Committee” means a committee of Directors or of other individuals satisfying Applicable Laws appointed by the Board in accordance with Section 4 hereof.
(j) “Common Stock” means the common stock of the Company.
(k) “Company” means National Instruments Corporation, a Delaware corporation, or any successor thereto.
(l) “Consultant” means any person, including an advisor, engaged by the Company or a Parent or Subsidiary of the Company to render services to such entity
(m) “Director” means a member of the Board.
(n) “Disability” shall have the meaning given it in the employment agreement of the Participant; provided, however, that if that Participant has no employment agreement, “Disability” shall mean, as determined by the Administrator in the sole discretion exercised in good faith of the Board, a physical or mental impairment of sufficient severity that either the Participant is unable to continue performing the duties he or she performed before such impairment or the Participant’s condition entitles him or her to disability benefits under any insurance or employee benefit plan of the Company or its Subsidiaries and that impairment or condition is cited by the Company as the reason for termination if the Participant ceases to be a Service Provider.
(o) “Employee” means any person, including Officers and Directors, employed by the Company or a Parent or Subsidiary of the Company. Neither service as a Director nor payment of a director’s fee by the Company will be sufficient to constitute “employment” by the Company.
(p) “Exchange Act” means the Securities Exchange Act of 1934, as amended.
(q) “Exchange Program” means a program under which outstanding Awards are surrendered or cancelled in exchange for Awards of the same type, a different type of award, and/or cash. The Administrator will determine the terms and conditions of any Exchange Program in its sole discretion.
(r) “Fair Market Value” means, as of any date, the value of Common Stock as the Administrator may determine in good faith.
(s) “Fiscal Year” means the fiscal year of the Company.
(t) “Incumbent Directors” means directors who either (A) are Directors as of the effective date of the Plan, or (B) are elected, or nominated for election, to the Board with the affirmative votes of at least a majority of the Incumbent Directors at the time of such election or nomination (but will not include an individual whose election or nomination is in connection with an actual or threatened proxy contest relating to the election of directors to the Company).
(u) “Non-Surviving Event” means an event of Restructuring as described in Section 2(dd)(ii).
(v) “Officer” means a person who is an officer of the Company within the meaning of Section 16 of the Exchange Act and the rules and regulations promulgated thereunder.
(w) “Outside Director” means a Director who is not an Employee.
(x) “Parent” means a “parent corporation,” whether now or hereafter existing, as defined in Section 424(e) of the Code.
(y) “Participant” means the holder of an outstanding Award.
(z) “Period of Restriction” means the period during which the transfer of Shares of Restricted Stock are subject to restrictions and therefore, the Shares are subject to a substantial risk of forfeiture. Such restrictions may be based on the passage of time, the achievement of target levels of performance, or the occurrence of other events as determined by the Administrator.
(aa) “Plan” means this ~~2020~~2022 Equity Incentive Plan.
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(bb) “Restricted Stock” means Shares issued pursuant to a Restricted Stock award under Section 6 of the Plan.
(cc) “Restricted Stock Unit” means a bookkeeping entry representing an amount equal to the Fair Market Value of one Share, granted pursuant to Section 7. Each Restricted Stock Unit represents an unfunded and unsecured obligation of the Company.
(dd) “Restructuring” means the occurrence of any one or more of the following:
(i) The merger or consolidation of the Company with any person, whether effected as a single transaction or a series of related transactions, with the Company remaining the continuing or surviving entity of that merger or consolidation and the Shares remaining outstanding and not changed into or exchanged for stock or other securities of any other person or of the Company, cash, or other property; or
(ii) The merger or consolidation of the Company with any person, whether effected as a single transaction or a series of related transactions, with (i) the Company not being the continuing or surviving entity of that merger or consolidation or (ii) the Company remaining the continuing or surviving entity of that merger or consolidation but all or a part of the outstanding Shares are changed into or exchanged for stock or other securities of any other person or the Company, cash, or other property.
(ee) “Rule 16b-3” means Rule 16b-3 of the Exchange Act or any successor to Rule 16b-3, as in effect when discretion is being exercised with respect to the Plan.
(ff) “Section 16(b)” means Section 16(b) of the Exchange Act.
(gg) “Section 409A” means Code Section 409A, as it has been and may be amended from time to time, and any proposed or final Treasury Regulations and Internal Revenue Service guidance that has been promulgated or may be promulgated thereunder from time to time.
(hh) “Service Provider” means an Employee, Director or Consultant. The Administrator shall determine in good faith and in the exercise of its discretion whether an individual has become or has ceased to be a Service Provider and the effective date of such individual’s status as, or cessation of status as, a Service Provider. For purposes of an individual’s rights, if any, under the Plan as of the time of the Administrator’s determination, all such determinations by the Administrator shall be final, binding and conclusive.
(ii) “Share” means a share of the Common Stock, as adjusted in accordance with Section 11 of the Plan.
(jj) “Subsidiary” means a “subsidiary corporation,” whether now or hereafter existing, as defined in Section 424(f) of the Code.
(kk) “Voting Securities” means any securities that are entitled to vote generally in the election of Directors, in the admission of general partners or in the selection of any other similar governing body.
3. Stock Subject to the Plan.
(a) Stock Subject to the Plan. Subject to the provisions of Section 11 of the Plan, the maximum aggregate number of Shares that may be awarded and sold under the Plan is 4,500,000 plus (i) such number of Shares which have been reserved but not issued under the Company’s 2020 Equity Incentive Plan (the “2020 Plan”), the Company’s 2015 Equity Incentive Plan (the “2015 Plan”), the Company’s 2010 Incentive Plan (the “2010 Plan”) and the Company’s 2005 Incentive Plan (the “2005 Plan”) as of the date stockholders approve the Plan, and (ii) any Shares subject to awards under the ~~Company’s~~2020 Plan, 2015 Plan, 2010 Plan or 2005 Plan that, after the date shareholders approve the Plan, expire or otherwise terminate without having been vested in full or Shares issued under such plans that are forfeited to or repurchased by the Company due to failure to vest. Shares shall not be deemed to have been issued pursuant to the Plan with respect to any portion of an Award that is settled in cash. The Shares may be authorized, but unissued, or reacquired Common Stock.
(b) Lapsed Awards. If an Award expires, is surrendered pursuant to an Exchange Program, is forfeited to or repurchased by the Company or otherwise terminates, the forfeited, repurchased or unissued Shares which were subject thereto will become available for future grant or sale under the Plan (unless the Plan has
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terminated). ~~However,~~ Shares that have actually been issued under the Plan under any Award will not be returned to the Plan and will not become available for future distribution under the Plan; provided, however, that if unvested Shares of Restricted Stock are repurchased by the Company or are forfeited to the Company, such Shares will become available for future grant under the Plan. Shares used to ~~pay~~satisfy the tax withholding obligations ~~related to an Award or the purchase price~~ of ~~an~~any Award will not become available for future grant or sale under the Plan. To the extent an Award under the Plan is paid out in cash rather than Shares, such cash payment will not result in reducing the number of Shares available for issuance under the Plan.
(c) Share Reserve. The Company, during the term of this Plan, will at all times reserve and keep available such number of Shares as will be sufficient to satisfy the requirements of the Plan.
4. Administration of the Plan.
(a) Procedure.
(i) Multiple Administrative Bodies. Different Committees with respect to different groups of Service Providers may administer the Plan.
(ii) Rule 16b-3. To the extent desirable to qualify transactions hereunder as exempt under Rule 16b-3, the transactions contemplated hereunder will be structured to satisfy the requirements for exemption under Rule 16b-3.
(iii) Other Administration. Other than as provided above, the Plan will be administered by (A) the Board or (B) a Committee, which committee will be constituted to satisfy Applicable Laws. The Administrator may, in its discretion and to the extent permitted by Applicable Laws, delegate to a Committee, including but not limited to, a Committee comprised of one or more Officers, the authority to grant one or more Awards, without further approval of the Administrator, on such terms and conditions as the Administrator, in its discretion, deems appropriate. To the extent of any delegation by the Administrator, references to the Administrator in the Plan and any Award Agreement shall be deemed also to include reference to the applicable delegate(s).
(b) Powers of the Administrator. Subject to the provisions of the Plan, and in the case of a Committee, subject to the specific duties delegated by the Board to such Committee, the Administrator will have the authority, in its discretion:
(i) to determine the Fair Market Value;
(ii) to select the Service Providers to whom Awards may be granted hereunder;
(iii) to determine the terms and conditions, not inconsistent with the terms of the Plan, of any Award granted hereunder. Such terms may include, but are not limited to, performance goals applicable to an Award, which may differ from Participant to Participant and from Award to Award;
(iv) to approve forms of agreement for use under the Plan;
(v) to institute an Exchange Program;
(vi) to construe and interpret the terms of the Plan and Awards granted pursuant to the Plan;
(vii) to prescribe, amend and rescind rules and regulations relating to the Plan, including rules and regulations relating to sub-plans established for the purpose of satisfying applicable foreign laws or for qualifying for favorable tax treatment under applicable foreign laws;
(viii) to modify or amend each Award (subject to Section 16(c) of the Plan);
(ix) to authorize any person to execute on behalf of the Company any instrument required to effect the grant of an Award previously granted by the Administrator;
(x) to allow Participants to satisfy withholding tax obligations in such manner as prescribed in Section 12 of the Plan;
(xi) to allow a Participant to defer the receipt of the payment of cash or the delivery of Shares that would otherwise be due to such Participant under an Award pursuant to such procedures as the Administrator may determine; and
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(xii) to make all other determinations deemed necessary or advisable for administering the Plan.
(c) Effect of Administrator’s Decision. The Administrator’s decisions, determinations and interpretations will be final and binding on all Participants and any other holders of Awards.
(d) No Liability. Under no circumstances shall the Company, its Parent or Subsidiary companies, the Administrator, or the Board incur liability for any indirect, incidental, consequential or special damages (including lost profits) of any form incurred by any person, whether or not foreseeable and regardless of the form of the act in which such a claim may be brought, with respect to the Plan or the Company’s, its Parent or Subsidiary companies’, the Administrator’s or the Board’s roles in connection with the Plan.
5. Eligibility. Restricted Stock and Restricted Stock Units may be granted to Service Providers.
6. Restricted Stock.
(a) Grant of Restricted Stock. Subject to the terms and provisions of the Plan, the Administrator, at any time and from time to time, may grant Shares of Restricted Stock to Service Providers in such amounts as the Administrator, in its sole discretion, will determine.
(b) Restricted Stock Agreement. Each Award of Restricted Stock will be evidenced by an Award Agreement that will specify the Period of Restriction, the number of Shares granted, and such other terms and conditions as the Administrator, in its sole discretion, will determine. Unless the Administrator determines otherwise, Shares of Restricted Stock will be held by the Company as escrow agent until the restrictions on such Shares have lapsed.
(c) Transferability. Except as provided in this Section 6, Shares of Restricted Stock may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated until the end of the applicable Period of Restriction.
(d) Other Restrictions. The Administrator, in its sole discretion, may impose such other restrictions on Shares of Restricted Stock as it may deem advisable or appropriate.
(e) Removal of Restrictions. Except as otherwise provided in this Section 6, Shares of Restricted Stock covered by each Restricted Stock grant made under the Plan will be released from escrow as soon as practicable after the last day of the Period of Restriction or at such other time as the Administrator may determine. ~~The~~In the case of a Participant’s death or disability, the Administrator, in its sole discretion, may reduce or waive any restrictions for Awards made to such ~~Award~~Participant and may in either such case accelerate the time at which any restrictions will lapse or be removed.
(f) Voting Rights. During the Period of Restriction, Service Providers holding Shares of Restricted Stock granted hereunder may exercise any voting rights with respect to those Shares, unless the Administrator determines otherwise.
(g) Dividends and Other Distributions. During the Period of Restriction, Service Providers holding Shares of Restricted Stock will not be entitled to receive any ~~cash~~ dividends paid with respect to such Shares~~, unless the Administrator determines otherwise. During the Period of Restriction, if dividends or distributions are paid in Shares, Service Providers holding Shares of Restricted Stock will be entitled to such dividends or distributions. The Shares received pursuant to any such dividend or distribution will be subject to the same restrictions on transferability and forfeitability as the Shares of Restricted Stock with respect to which they were issued.~~
(h) Return of Restricted Stock to Company. On the date set forth in the Award Agreement, the Restricted Stock for which restrictions have not lapsed will revert to the Company and again will become available for grant under the Plan.
7. Restricted Stock Units.
(a) Grant. Restricted Stock Units may be granted at any time and from time to time as determined by the Administrator. After the Administrator determines that it will grant Restricted Stock Units under the Plan, it will advise the Participant in writing or electronically of the terms, conditions, and restrictions related to the grant, including the number of Restricted Stock Units and the form of payout, which, subject to Section 7(d), may be left to the discretion of the Administrator.
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(b) Vesting Criteria and Other Terms. The Administrator will set vesting criteria in its discretion, which, depending on the extent to which the criteria are met, will determine the number of Restricted Stock Units that will be paid out to the Participant. The Administrator may set vesting criteria based upon the achievement of Company-wide, business unit, or individual goals (including, but not limited to, continued employment), or any other basis determined by the Administrator in its discretion.
(c) Earning Restricted Stock Units. Upon meeting the applicable vesting criteria, the Participant will be entitled to receive a payout as determined by the Administrator. Notwithstanding the foregoing, at any time after the grant of Restricted Stock Units, in the case of a Participant’s death or disability, the Administrator, in its sole discretion, may reduce or waive any vesting criteria that must be met for such Participant to receive a payout and may in either such case accelerate the time at which any restrictions will lapse or be removed.
(d) Form and Timing of Payment. Payment of earned Restricted Stock Units will be made as soon as practicable after the date(s) set forth in the Award Agreement. The Administrator, in its sole discretion, may pay earned Restricted Stock Units in cash, Shares, or a combination thereof.
(e) Cancellation. On the date set forth in the Restricted Stock Unit Award Agreement, all unearned Restricted Stock Units will be forfeited to the Company.
8. Leaves of Absence/Transfer Between Locations. Unless the Administrator provides otherwise and except as required by Applicable Laws, vesting of Awards granted hereunder will be suspended during any unpaid leave of absence. A Participant will not cease to be an Employee in the case of (i) any leave of absence approved by the Company or (ii) transfers between locations of the Company or between the Company, its Parent, or any Subsidiary.
9. Outside Director Limitations. No Outside Director may be granted, in any Fiscal Year, Awards covering more than 20,000 Shares. Any Awards provided to an individual for his or her services as an Employee, or for his or her services as a Consultant other than an Outside Director, will be excluded for purposes of this Section 9.
10. Transferability of Awards. Unless determined otherwise by the Administrator, an Award may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by will or by the laws of descent or distribution and may be exercised, during the lifetime of the Participant, only by the Participant. If the Administrator makes an Award transferable, such Award will contain such additional terms and conditions as the Administrator deems appropriate.
11. Adjustments; Dissolution or Liquidation; Merger or Change in Control.
(a) Adjustment of Awards and Authorized Shares. The terms of an Award and the number of Shares authorized pursuant to Section 3 for issuance under the Plan and the numerical Share limit set forth in Section 9 shall be subject to adjustment from time to time, in accordance with the following provisions:
(i) If at any time, or from time to time, the Company shall subdivide as a whole (by reclassification, by a stock split, by the issuance of a distribution on Shares payable in Shares, or otherwise) the number of Shares then outstanding into a greater number of Shares, then (i) the maximum number of Shares available for the Plan as provided in Section 3 and the numerical Share limit set forth in Section 9 shall be increased proportionately, and the kind of shares or other securities available for the Plan shall be appropriately adjusted, (ii) the number of Shares (or other kind of shares or securities) that may be acquired under any Award shall be increased proportionately, and (iii) the price, if any, for each Share (or other kind of shares or securities) subject to then outstanding Awards shall be reduced proportionately, without changing the aggregate purchase price or value as to which outstanding Awards remain exercisable or subject to restrictions.
(ii) If at any time, or from time to time, the Company shall consolidate as a whole (by reclassification, reverse stock split, or otherwise) the number of Shares then outstanding into a lesser number of Shares, then (i) the maximum number of Shares available for the Plan as provided in Section 3 and the numerical Share limit set forth in Section 9 shall be decreased proportionately, and the kind of shares or other securities available for the Plan shall be appropriately adjusted, (ii) the number of Shares (or other kind of shares or securities) that may be acquired under any Award shall be decreased proportionately, and (iii) the price, if any, for each Share (or other kind of shares or securities) subject to then outstanding Awards shall be increased proportionately, without changing the aggregate purchase price, if any, or value as to which outstanding Awards remain exercisable or subject to restrictions.
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(iii) Whenever the number of Shares subject to outstanding Awards and the price, if any, for each Share subject to outstanding Awards are required to be adjusted as provided in this Section 11(a), the Administrator shall promptly prepare a notice setting forth, in reasonable detail, the event requiring adjustment, the amount of the adjustment, the method by which such adjustment was calculated, and the change in price and the number of Shares, other securities, cash, or property purchasable subject to each Award after giving effect to the adjustments. The Administrator shall promptly give each Participant such a notice.
(iv) Adjustments under Sections 11(a)(i) and 11(a)(ii) shall be made by the Administrator, and its determination as to what adjustments shall be made and the extent thereof shall be final, binding, and conclusive. No fractional interest shall be issued under the Plan on account of any such adjustments.
(v) Except as set forth in Sections 11(a)(i) and 11(a)(ii), in the event that any dividend or other distribution (whether in the form of Shares, other securities, or other property), recapitalization, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase, or exchange of Shares or other securities of the Company, or other change in the corporate structure of the Company affecting the Shares occurs, the Administrator, in order to prevent diminution or enlargement of the benefits or potential benefits intended to be made available under the Plan, may (in its sole discretion) adjust the number and class of Shares that may be delivered under the Plan and/or the number, class, and price of Shares covered by each outstanding Award, and the numerical Share limit set forth in Section 9.
(b) Dissolution or Liquidation. In the event of the proposed dissolution or liquidation of the Company, the Administrator will notify each Participant as soon as practicable prior to the effective date of such proposed transaction.
(c) Change in Control. In the event of a Change in Control, each outstanding Award will be treated as the Administrator determines, including, without limitation, that each Award be assumed or an equivalent right substituted by the successor corporation or a Parent or Subsidiary of the successor corporation. The Administrator will not be required to treat all Awards similarly in the transaction. Notwithstanding the foregoing, in the event that the successor corporation does not assume or substitute for the Award, the restriction period of any Award of Restricted Stock or Restricted Stock Units shall immediately be accelerated and the restrictions shall expire, and, with respect to Awards with performance-based vesting, all performance goals or other vesting criteria will be deemed achieved at one hundred percent (100%) of target levels and all other terms and conditions met.
Following such assumption or substitution in connection with a Change in Control, if a Participant’s status as Service Provider is terminated without Cause within twenty four (24) months following the Change in Control, then the restriction period of any Award of Restricted Stock or Restricted Stock Units shall immediately be accelerated and the restrictions shall expire, and, with respect to Awards with performance-based vesting, all performance goals or other vesting criteria will be deemed achieved at one hundred percent (100%) of target levels and all other terms and conditions met.
If a Change in Control involves a Restructuring or occurs in connection with a series of related transactions involving a Restructuring and if such Restructuring is in the form of a Non-Surviving Event and as a part of such Restructuring, stock, other securities, cash, or property shall be issuable or deliverable in exchange for Shares, then the Participant shall be entitled to purchase or receive (in lieu of the Shares that the Participant would otherwise be entitled to purchase or receive), as appropriate for the form of Award, the number of shares, other securities, cash, or property to which that number of Shares would have been entitled in connection with such Restructuring.
Notwithstanding anything in this Section 11(c) to the contrary, if a payment under an Award Agreement is subject to Section 409A of the Code and if the change in control definition contained in the Award Agreement or other agreement related to the Award does not comply with the definition of “change in control” for purposes of a distribution under Code Section 409A, then any payment of an amount that is otherwise accelerated under this Section will be delayed until the earliest time that such payment would be permissible under Code Section 409A without triggering any penalties applicable under Code Section 409A.
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(d) Restructuring Without a Change in Control. In the event a Restructuring shall occur at any time while there is any outstanding Award hereunder and that Restructuring does not occur in connection with a Change in Control or a series of related transactions involving a Change in Control, then:
(i) the restriction period of any Award of Restricted Stock or Restricted Stock Units shall not immediately be accelerated, and the restrictions shall not expire, merely because of the occurrence of the Restructuring; and
(ii) at the option of the Administrator, the Administrator may (but shall not be required to) cause the Company to take any one or more of the following actions:
(1) accelerate in whole or in part the expiration of some or all of the restrictions on any Restricted Stock Award;
(2) if the Restructuring is in the form of a Non-Surviving Event, cause the surviving entity to assume in whole or in part any one or more of the outstanding Awards upon such terms and provisions as the Administrator deems desirable; or
(3) redeem in whole or in part any one or more of the outstanding Awards (whether or not then exercisable) in consideration of a cash payment, as such payment may be reduced for tax withholding obligations in an amount equal to the Fair Market Value, determined as of the date immediately preceding the consummation of the Restructuring, of the aggregate number of Shares subject to the Award and as to which the Award is being redeemed.
The Company shall promptly notify each Participant of any election or action taken by the Company under this Section 11(d). In the event of any election or action taken by the Company pursuant to this Section 11(d) that requires the amendment or cancellation of any Award Agreement as may be specified in any notice to the Participant thereof, that Participant shall promptly deliver that Award Agreement to the Company in order for that amendment or cancellation to be implemented by the Company and the Administrator. The failure of the Participant to deliver any such Award Agreement to the Company as provided in the preceding sentence shall not in any manner affect the validity or enforceability of any action taken by the Company and the Administrator under this Section 11(d), including without limitation any redemption of an Award as of the consummation of a Restructuring. Any cash payment to be made by the Company pursuant to this Section 11(d) in connection with the redemption of any outstanding Awards shall be paid to the Participant thereof currently with the delivery to the Company of the Award Agreement evidencing that Award; provided, however, that any such redemption shall be effective upon the consummation of the Restructuring notwithstanding that the payment of the redemption price may occur subsequent to the consummation. If all or any portion of an outstanding Award is to be accelerated upon or after the consummation of a Restructuring that does not occur in connection with a Change in Control and is in the form of a Non-Surviving Event, and as a part of that Restructuring shares of stock, other securities, cash, or property shall be issuable or deliverable in exchange for Shares, then the Participant shall thereafter be entitled to purchase or receive (in lieu of the number of Shares that the Participant would otherwise be entitled to purchase or receive) the number of shares of stock, other securities, cash, or property to which such number of Shares would have been entitled in connection with the Restructuring and such Award shall be subject to adjustments that shall be as nearly equivalent as may be practical to the adjustments provided for in this Section 11.
(e) Notice of Restructuring. The Company shall attempt to keep all Participants informed with respect to any Restructuring or of any potential Restructuring to the same extent that the Company’s stockholders are informed by the Company of any such event or potential event.
12. Tax
(a) Withholding Requirements. Prior to the delivery of any Shares or cash pursuant to an Award (or exercise thereof), the Company will have the power and the right to deduct or withhold, or require a Participant to remit to the Company, an amount sufficient to satisfy federal, state, local, foreign or other taxes (including the Participant’s FICA obligation) required to be withheld with respect to such Award (or exercise thereof).
(b) Withholding Arrangements. The Administrator, in its sole discretion and pursuant to such procedures as it may specify from time to time, may permit a Participant to satisfy such tax withholding obligation, in whole or in part by (without limitation) (a) paying cash, (b) electing to have the Company withhold otherwise deliverable cash or Shares having a Fair Market Value equal to the amount required to be
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withheld, (c) delivering to the Company already-owned Shares having a Fair Market Value equal to the amount required to be withheld, provided the delivery of such Shares will not result in any adverse accounting consequences as the Administrator determines in its sole discretion, or (d) selling a sufficient number of Shares otherwise deliverable to the Participant through such means as the Administrator may determine in its sole discretion (whether through a broker or otherwise) equal to the amount required to be withheld. The amount of the withholding requirement will be deemed to include any amount which the Administrator agrees may be withheld at the time the election is made, not to exceed the amount determined by using the maximum federal, state or local marginal income tax rates applicable to the Participant with respect to the Award on the date that the amount of tax to be withheld is to be determined. The Fair Market Value of the Shares to be withheld or delivered will be determined as of the date that the taxes are required to be withheld.
(c) Compliance With Section 409A. Awards will be designed and operated in such a manner that they are either exempt from the application of, or comply with, the requirements of Section 409A such that the grant, payment, settlement or deferral will not be subject to the additional tax or interest applicable under Section 409A, except as otherwise determined in the sole discretion of the Administrator. The Plan and each Award Agreement under the Plan is intended to meet the requirements of Section 409A and will be construed and interpreted in accordance with such intent, except as otherwise determined in the sole discretion of the Administrator. To the extent that an Award or payment, or the settlement or deferral thereof, is subject to Section 409A the Award will be granted, paid, settled or deferred in a manner that will meet the requirements of Section 409A, such that the grant, payment, settlement or deferral will not be subject to the additional tax or interest applicable under Section 409A.
13. No Effect on Employment or Service. Neither the Plan nor any Award will confer upon a Participant any right with respect to continuing the Participant’s relationship as a Service Provider with the Company, nor will they interfere in any way with the Participant’s right or the Company’s right to terminate such relationship at any time, with or without cause, to the extent permitted by Applicable Laws.
14. Date of Grant. The date of grant of an Award will be, for all purposes, the date on which the Administrator makes the determination granting such Award, or such other later date as is determined by the Administrator. Notice of the determination will be provided to each Participant within a reasonable time after the date of such grant.
15. Term of Plan. Subject to Section 19 of the Plan, the Plan will become effective upon approval of the Plan by the stockholders of the Company at the ~~2020~~2022 annual stockholder meeting. It will continue in effect until the Company’s annual stockholder meeting in ~~2025~~2027, but in no event beyond December 31, ~~2025~~2027, unless terminated earlier under Section 16 of the Plan.
16. Amendment and Termination of the Plan.
(a) Amendment and Termination. The Administrator may at any time amend, alter, suspend or terminate the Plan.
(b) Stockholder Approval. The Company will obtain stockholder approval of any Plan amendment to the extent necessary and desirable to comply with Applicable Laws.
(c) Effect of Amendment or Termination. No amendment, alteration, suspension or termination of the Plan will impair the rights of any Participant, unless mutually agreed otherwise between the Participant and the Administrator, which agreement must be in writing and signed by the Participant and the Company. Termination of the Plan will not affect the Administrator’s ability to exercise the powers granted to it hereunder with respect to Awards granted under the Plan prior to the date of such termination.
17. Conditions Upon Issuance of Shares.
(a) Legal Compliance. Shares will not be issued pursuant to the exercise of an Award unless the exercise of such Award and the issuance and delivery of such Shares will comply with Applicable Laws and will be further subject to the approval of counsel for the Company with respect to such compliance.
(b) Investment Representations. As a condition to the exercise of an Award, the Company may require the person exercising such Award to represent and warrant at the time of any such exercise that the Shares are being purchased only for investment and without any present intention to sell or distribute such Shares if, in the opinion of counsel for the Company, such a representation is required.
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18. Inability to Obtain Authority. The inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company’s counsel to be necessary to the lawful issuance and sale of any Shares hereunder, will relieve the Company of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority will not have been obtained.
19. Stockholder Approval. The Plan will be subject to approval by the stockholders of the Company after the date the Plan is adopted by the Board. Such stockholder approval will be obtained in the manner and to the degree required under Applicable Laws.
20. Forfeiture Events. The Administrator may specify in an Award Agreement that the Participant’s rights, payments, and benefits with respect to an Award will be subject to the reduction, cancellation, forfeiture, or recoupment upon the occurrence of certain specified events, in addition to any otherwise applicable vesting or performance conditions of an Award. Notwithstanding any provisions to the contrary under this Plan, an Award will be subject to the Company’s clawback policy as may be established and/or amended from time to time (the “Clawback Policy”). The Administrator may require a Participant to forfeit, return or reimburse the Company all or a portion of the Award and any amounts paid thereunder pursuant to the terms of the Clawback Policy or as necessary or appropriate to comply with Applicable Laws.
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NATIONAL INSTRUMENTS CORPORATION
11500 NORTH MOPAC EXPRESSWAY
AUSTIN, TX 78759

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D74462-P69806

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NATIONAL INSTRUMENTS CORPORATION

The Board of Directors recommends you vote FOR the following:

	For All	Withhold All	For All Except
1. Election of Directors	☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____

Nominees:

01) James E. Cashman, III
02) Liam K. Griffin
03) Eric H. Starkloff

The Board of Directors recommends you vote FOR proposals 2, 3, 4 and 5.

NOTE: If any other matters properly come before the meeting or any adjournment of the meeting, the person(s) named as proxie(s) will vote in their discretion.

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D74463-P69806

PROXY
NATIONAL INSTRUMENTS CORPORATION
2022 Annual Meeting of Stockholders
May 10, 2022
This proxy is solicited on behalf of the Board of Directors

The undersigned stockholder of NATIONAL INSTRUMENTS CORPORATION, a Delaware corporation, hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders and Proxy Statement, each dated March 28, 2022, and the 2021 Annual Report to Stockholders and hereby appoints Michael E. McGrath and Eric H. Starkloff, and each of them, proxies and attorneys-in-fact, with full power of substitution, on behalf and in the name of the undersigned, to represent the undersigned at the 2022 Annual Meeting of Stockholders of NATIONAL INSTRUMENTS CORPORATION to be held on May 10, 2022 at 9:00 AM CDT, at www.virtualshareholdermeeting.com/NATI2022, and at any adjournments thereof, and to vote all shares of Common Stock which the undersigned would be entitled to vote if then and there personally present, on the matters set forth on the reverse side.

THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO CONTRARY DIRECTION IS INDICATED, WILL BE VOTED "FOR" THE ELECTION OF EACH OF JAMES E. CASHMAN, III, LIAM K. GRIFFIN, AND ERIC H. STARKLOFF TO THE BOARD OF DIRECTORS; "FOR" AN INCREASE IN THE NUMBER OF SHARES RESERVED UNDER THE NATIONAL INSTRUMENTS CORPORATION 1994 EMPLOYEE STOCK PURCHASE PLAN BY 3,000,000 SHARES; "FOR" THE APPROVAL OF THE NATIONAL INSTRUMENTS CORPORATION 2022 EQUITY INCENTIVE PLAN; "FOR" THE ADVISORY (NON-BINDING) APPROVAL OF NATIONAL INSTRUMENTS CORPORATION'S EXECUTIVE COMPENSATION PROGRAM; "FOR" THE RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP AS NATIONAL INSTRUMENTS CORPORATION'S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2022; AND AS SAID PROXIES DEEM ADVISABLE, ON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENT THEREOF.

Continued and to be signed on reverse side